Filed Pursuant to Rule 424(b)(3)

Registration No. 333-284005

PROSPECTUS

UP TO 18,845,000 ORDINARY SHARES ISSUABLE UPON THE EXERCISE OF WARRANTS

AND

UP TO 974,097 ORDINARY SHARES OFFERED BY SELLING SHAREHOLDERS

OF

Helport AI Limited

This prospectus relates to, among other things, the issuance from time to time of up to 18,845,000 ordinary shares (the “Ordinary Shares”) of Helport AI Limited, a British Virgin Islands business company, (the “Company,” or “we”), which consist of up to 18,845,000 Ordinary Shares issuable upon the exercise of 18,845,000 warrants of the Company (the “Warrants”), each exercisable for one Ordinary Share at $11.50 per one whole share.

This prospectus also relates to the resale from time to time by the selling shareholders named in this prospectus or their permitted transferees (together, the “Selling Shareholders”) of up to 974,097 Ordinary Shares, which consist of (i) 509,259 Ordinary Shares purchased by certain PIPE Investors (as defined below) concurrently with the closing of the Business Combination (as defined below) pursuant to the PIPE Subscription Agreements (as defined below); and (ii) 464,838 Ordinary Shares issued to certain Convertible Noteholders (as defined below), upon the conversion of the Convertible Notes into Ordinary Shares concurrently with the closing of the Business Combination. See “Selling Shareholders” for the details of these securities.

The Selling Shareholders can sell, under this prospectus, up to 974,097 Ordinary Shares, constituting approximately 2.62% of the issued and outstanding Ordinary Shares as of the date of this prospectus, and approximately 1.74% of the issued and outstanding Ordinary Shares, assuming all Warrants are exercised in full. The sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Ordinary Shares. See “Shares Eligible for Future Sales” for more details.

Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may experience a positive rate of return on the securities that they sell pursuant to this prospectus and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. In such event, such Selling Shareholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. The trading price of the Ordinary Shares have fluctuated since the closing of the Business Combination on August 2, 2024, and may continue to fluctuate. As a result, our public shareholders may not be able to achieve any positive return at all on the Ordinary Shares if they sell the Ordinary Shares in the market at the then-prevailing market prices. See “Risk Factors — Risks Related to Our Securities — Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of the Ordinary Shares and Warrants to fall, and certain Selling Shareholders may earn a positive rate of return on their investment, even if certain other shareholders experience a negative rate of return.”

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Shareholders will issue, offer or sell, as applicable, any of the securities. The Selling Shareholders may offer, sell or distribute all or part of the securities registered hereby for resale from time to time through public or private transactions at either prevailing market prices or at privately negotiated prices. The securities are being registered to permit the Selling Shareholders to sell the securities from time to time, in amounts, at prices and on terms determined at the time the Selling Shareholders offer and sell the securities covered by this prospectus. The Selling Shareholders may offer and sell the securities covered by this prospectus through ordinary brokerage transactions, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution”

herein. In connection with any sales of the securities offered hereunder, the Selling Shareholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay certain fees in connection with the registration of the securities and will not receive proceeds from the sale of the securities by the Selling Shareholders. As described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus, and except with respect to amounts received by the Company upon exercise of the Warrants to the extent such Warrants are exercised for cash, we will not receive proceeds from the registration of any other securities registered hereunder. The exercise price of our Warrants is $11.50 for one Ordinary Share. The likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we may receive, is dependent upon the trading price of the Ordinary Shares. If the trading price for the Ordinary Shares is less than $11.50 per share, we believe holders of our Warrants will be unlikely to exercise their Warrants.

On August 5, 2024, the Ordinary Shares and Warrants commenced trading on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “HPAI” and “HPAIW”, respectively. As of December 19, 2024, the closing price of the Ordinary Shares was $6.12. Accordingly, we believe that holders of the Warrants are currently unlikely to exercise their Warrants.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and have elected to comply with certain reduced public company reporting requirements.

We are also a “foreign private issuer,” as defined in the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders will be exempt from the reporting and “short swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, we will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INVESTING IN OUR SECURITIES IS SPECULATIVE AND INVOLVES HIGH RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 26, 2024.

You should rely only on the information contained in this prospectus or any amendment or supplement. Neither we nor the Selling Shareholders have authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any amendment or supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

Except as otherwise set forth in this prospectus, neither we nor the Selling Shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 filed with the SEC by Helport AI Limited. The Selling Shareholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Shareholders and other information you should know before investing. We may provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement or post-effective amendment, you should rely on the information contained in that particular prospectus supplement or post-effective amendment. You should read this prospectus together with the additional information about us described in the section below entitled “Where You Can Find More Information.” You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Shareholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Shareholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Shareholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See “Plan of Distribution.”

For investors outside the United States: Neither we nor the Selling Shareholders have taken any action to permit the possession or distribution of this prospectus in any jurisdiction other than the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the Ordinary Shares and Warrants and the distribution of this prospectus outside the United States.

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding. In particular and without limitation, amounts expressed in millions contained in this prospectus have been rounded to a single decimal place for the convenience of readers.

INDUSTRY AND MARKET DATA

This prospectus contains estimates and other information concerning our industry, including market size and growth of the market in which we participate, that are derived from various public sources. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. In some cases, we do not expressly refer to the sources from which these estimates and information are derived. While we have compiled, extracted, and reproduced industry data from these sources, we have not independently verified the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus. These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

FREQUENTLY USED TERMS

Except as otherwise indicated or required by context, references in this prospectus to “we,” “us,” “our,” “our company,” “Helport AI” and “the Company” are to Helport AI Limited and its subsidiaries.

•        References to “AI” are to artificial intelligence;

•        References to “Amended and Restated Memorandum and Articles of Association” are to our Amended and Restated Memorandum and Articles of Association, as currently in effect;

•        References to “Amended and Restated Registration Rights Agreements” are the amended and restated registration rights agreement, dated August 2, 2024, by and among the Company, Helport Limited, a subsidiary of the Company, the Sponsor, Tristar, and Tristar Holdings I, LLC, providing for certain registration rights to those parties;

•        References to “Business Combination” are to the transaction contemplated under the Business Combination Agreement, dated as of November 12, 2023, as amended, including but not limited to (i) the merger of Helport Limited with and into Merger I Limited (“First Merger Sub”), a wholly owned subsidiary of the Company (the “First Merger”), with Helport Limited surviving the with the Company surviving the First Merger as a wholly owned subsidiary of the Company and the outstanding securities of Helport being converted into the right to receive securities of the Company, and (ii) one business day following the First Merger, the merger of Merger II Limited (“Second Merger Sub”), a Cayman Islands company and a subsidiary of the Company, with an into Tristar (the “Second Merger”), with Tristar surviving the Second Merger as a wholly owned subsidiary of the Company and the outstanding securities of Tristar being converted into the right to receive securities of the Company, which Business Combination was consummated on August 2, 2024;

•        References to “Business Combination Agreement” are to the Business Combination Agreement, dated as of November 12, 2023, as amended, by and among Tristar, the Company, First Merger Sub, Second Merger Sub, Helport Limited, the Sponsor as the Purchaser Representative and Extra Technology Limited, as the Seller Representative;

•        References to “BVI” are to British Virgin Islands;

•        References to “BVI Companies Act” are to BVI Business Companies Act (as amended);

•        References to “China” or “PRC” are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan;

•        References to “Closing” are to the closing of the Business Combination, which occurred on August 2, 2024 (the “Closing Date”);

•        References to “Contact center seats” or “Seats” are to the number of workstations or positions available within a contact center where customer service representatives or agents interact with customers through various communication channels like phone calls, emails, live chat, or social media platforms, a metric which indicates the capacity or scale of a contact center in terms of the simultaneous interactions it can handle or the number of customer service representatives it can accommodate at any given time to address customer inquiries, provide support, or handle incoming communication channels;

•        References to “Convertible Noteholders” are, collectively, to the holders of the Helport Convertible Promissory Notes (as defined below);

•        References to “Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•        References to “Helport” are to Helport Limited, a British Virgin Islands business company;

•        References to “Helport AI” are to Helport AI Limited, a British Virgin Islands business company;

•        References to “Helport Singapore” are to Helport Pte. Ltd., an exempt private company limited by shares incorporated in Singapore;

•        References to “Helport U.S.” are to Helport AI Inc., a limited liability company incorporated in the state of Delaware, on September 15, 2023, and an indirectly wholly-owned subsidiary of our Company;

•        References to “Helport Convertible Promissory Notes” are, collectively, to Helport’s convertible unsecured notes, each bearing interest at a rate of 8.00%, and each due on December 31, 2024, issued to the Convertible Noteholders on March 6, 2024, March 8, 2024, March 12, 2024, May 15, 2024, May 17, 2024, May 31, 2024, and June 20, 2024, respectively;

•        References to “Incentive Plan” or “2024 Equity Incentive Plan” are to the 2024 Equity Incentive Plan of Helport AI adopted by the board of directors of Helport AI with effectiveness on August 2, 2024;

•        References to “Ordinary Shares” are to the Ordinary Shares of Helport AI;

•        Reference to “PIPE Subscription Agreements” are to, collectively, the PIPE subscription agreements, each dated May 18, 2024, by and among certain interested accredited investors (each, a “PIPE Investor”), Tristar and the Company to purchase Ordinary Shares upon the consummation of the Business Combination at a purchase price of the lower of $10.80 per share or the redemption price, in a private placement (the “PIPE,” and the shares issued under the PIPE Subscription Agreements, the “PIPE Shares”);

•        Reference to “Prior Sponsor” are to Tristar Holdings I LLC, a Delaware limited liability company, the former sponsor of Tristar;

•        References to “SEC” are to the U.S. Securities and Exchange Commission;

•        References to “Securities Act” are to the Securities Act of 1933, as amended;

•        References to “Singapore dollars,” “SGD,” and “S$” are to the legal currency of Singapore;

•        References to “Sponsor” are to Navy Sail International Limited, a British Virgin Islands company, the sponsor of Tristar;

•        References to “Tristar” or “Purchaser” are to Tristar Acquisition I Corp., a Cayman Islands exempted company;

•        References to “Tristar Class A Ordinary Shares” are to Class A ordinary shares of Tristar prior to the Closing;

•        References to “Tristar Private Warrants” are to the 7,345,000 private placement warrants that Tristar sold privately to the Prior Sponsor and/or its designees in a private placement offering simultaneously with the closing of its initial public offering, 4,961,250 of which were subsequently transferred to the Sponsor’s affiliates;

•        References to “Tristar Public Units” are to the units issued in the initial public offering of Tristar, each consisting of one Tristar Class A Ordinary Share and one-half (1/2) of one Tristar Public Warrant;

•        References to “Tristar Public Warrants” are to the warrants included in the Tristar Public Units sold in the initial public offering of Tristar, each whole warrant being exercisable for one Tristar Class A Ordinary Share, in accordance with its terms;

•        References to “Tristar Warrants” are to Tristar Public Warrants and Tristar Private Warrants collectively;

•        References to “U.S. Dollars,” “$,” or “US$” are to the legal currency of the United States;

•        References to “U.S. GAAP” are to accounting principles generally accepted in the United States; and

•        References to “Warrants” are to the warrants of the Company, each entitling its holder to purchase one Ordinary Share at an exercise price of $11.50 per whole share, subject to adjustment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning our possible or assumed future results of operations as set forth in this prospectus. Forward-looking statements also include statements regarding the expected benefits of the Business Combination.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

•        expectations regarding our strategies and future financial performance, including our future business plans or objectives, prospective performance and opportunities and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends and acceptance, liquidity, cash flows and uses of cash, capital expenditures, and our ability to invest in growth initiatives and pursue acquisition opportunities;

•        anticipated trends, growth rates, and challenges in the artificial intelligence industry in general and the markets in which we operate;

•        our ability to stay in compliance with laws and regulations that currently apply or become applicable to our business in Singapore, the United States and other international markets;

•        the outcome of any legal proceedings that may be instituted against us and others as a consequence of the Business Combination;

•        disruptions to our plans and operations as a result of the Business Combination;

•        the ability to recognize the anticipated benefits of the Business Combination;

•        our management and board composition;

•        our ability to maintain listing status on Nasdaq;

•        the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

•        litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on our resources; and

•        the other matters described in the section titled “Risk Factors.”

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available to us as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We do not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, in our public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult.

Market, ranking and industry data used throughout this prospectus, including statements regarding market size, is based on independent industry surveys and publications. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, such estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

SUMMARY OF THE PROSPECTUS

This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in this prospectus, any related prospectus supplement and any related free writing prospectus, including the information set forth in the section titled “Risk Factors” in this prospectus, any related prospectus supplement and any related free writing prospectus in their entirety before making an investment decision.

Overview

We are an AI technology company headquartered in Singapore committed to assisting enterprises in accelerating sales growth through cutting-edge AI-powered customer engagement. Our proprietary offering, Helport AI Assist software (“AI Assist”), offers real-time intelligent guidance for customer engagement professionals in business settings. In addition, we provide AI+BPO (Business Process Outsourcing) services to facilitate customer engagement, assisting our clients to achieve optimal sales performance and cost reduction.

“AI Assist” is software that targets customer engagement staff as its users, which include enterprises’ customer contact center representatives as well as other sales professionals such as real estate sales brokers, insurance sales brokers, and family wealth investment advisors. AI Assist is featured with four primary functions, including “Agent Assistant”, “QA Assistant”, “Supervisor Assistant”, and “Knowledge Base Assistant”. “Agent Assistant” is a feature that provides real-time speech guidance to customer engagement agents and professionals. It also has features such as flexible learning, training, testing, and certification, designed to shorten the training time of newly hired customer engagement agents and reduce enterprises’ costs of training and hiring customer engagement staff. The “QA Assistant” feature ensures that the agents’ conversations with customers are legally compliant and conform to internal company standards, while also provides real-time alerts for non-compliant situations and suggests remedial scripts to the agents. The “Supervisor Assistant” function offers supervisors with real-time, quantitative visibility of all team members. The “Knowledge Base Assistant” function enables rapid construction of knowledge bases (utilizing large language models) and the continuous upgrading of such knowledge bases. With these functions, we believe that AI Assist is an all-in-one tool that facilitates companies in enhancing customer engagement efficiency and sales performance.

Our AI+BPO service offering is an AI-powered online BPO service for customer contact, which service offering was launched in July 2024. For clients in need of customer engagement professionals, we offer our AI Assist product, coupled with BPO service. Through our BPO partners, we provide our enterprise clients with the customer engagement professionals required, who then utilize the AI Assist software in performing their tasks. In this way, we help our clients access outsourced professional services 24/7 worldwide, in multiple languages, with flexible time frames and seating arrangements. In such outsourced business processes, our AI technology and digital platform enable real-time remote monitoring of the customer engagement professionals, compliance and quality checks of their work, and knowledge base construction to facilitate customer engagement. Leveraging our AI software and a global network of BPO partners, we help clients enhance sales performance while minimizing costs.

We also operate our Helphub Crowdsourcing Platform (“Helphub”), which is an AI integrated contact center business process outsourcing (BPO) platform that serves both companies providing and seeking BPO services. “Helphub” is a crowdsourcing digital platform for contact center operations, serving companies seeking and providing BPOs services. Helphub provides enterprise clients with the flexibility to post tasks on Helphub and monitor the execution process anytime and anywhere. BPO providers, on the other hand, can view, select, take on projects that fit their skill sets and specialties, and deliver AI-assisted and standardized customer service. Helphub aims to address the challenges faced by companies as they scale, such as longer training cycles, lack of agent proficiency, and talent shortages.

For the fiscal year ended June 30, 2024, we had revenue of $29.58 million, and net income of $7.37 million. Among our revenue sources, the revenue generated from AI services provided under AI Assist contributed 100% for the fiscal year ended June 30, 2024. For the fiscal years ended June 30, 2023 and 2022, we had revenue of $12.73 million and $2.67 million, respectively, and net income of $4.81 million and $0.82 million, respectively. Among our revenue sources, the revenue generated from AI services provided under AI Assist contributed 99.70% and 96.20% for the fiscal years ended June 30, 2023 and 2022, respectively; revenue generated from the medical consulting service contributed 0.30% and 3.80%, respectively. The medical consulting business was discontinued after January 2023.

We started providing AI service when we launched our key Software as a Service (“SaaS”) product, AI Assist, in April 2022, which has become our business focus ever since. For the fiscal years ended June 30, 2024, 2023 and 2022, we did not generate any revenue from AI+BPO.

Resale by Selling Shareholders pursuant to this prospectus

This prospectus relates to the resale from time to time by the Selling Shareholders of up to 974,097 Ordinary Shares, which consists of (i) 509,259 Ordinary Shares purchased by certain PIPE Investors concurrently with the closing of the Business Combination pursuant to the PIPE Subscription Agreements at a price of $10.80 per share; and (ii) 464,838 Ordinary Shares issued to certain Convertible Noteholders, upon the conversion of the Convertible Notes into Ordinary Shares concurrently with the closing of the Business Combination.

The Selling Shareholders can sell, under this prospectus, up to 974,097 Ordinary Shares, constituting approximately 2.62% of our issued and outstanding Ordinary Shares as of the date of this prospectus and approximately 1.74% of our issued and outstanding Ordinary Shares, assuming all Warrants are exercised in full. The sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of the Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Ordinary Shares. See “Shares Eligible for Future Sales” for more details.

Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may experience a positive rate of return on the securities that they sell pursuant to this prospectus and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. In such event, such Selling Shareholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. The trading price of the Ordinary Shares have fluctuated since the closing of the Business Combination, and may continue to fluctuate. As a result, our public shareholders may not be able to achieve any positive return at all on the Ordinary Shares if they sell the Ordinary Shares in the market at the then-prevailing market prices. See “Risk Factors — Risks Related to Our Securities — Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of the Ordinary Shares and Warrants to fall, and certain Selling Shareholders may earn a positive rate of return on their investment, even if certain other shareholders experience a negative rate of return.”

Recent Developments

Completion of Business Combination

On November 12, 2023, Helport AI entered into the Business Combination Agreement with Tristar, Merger I Limited, Merger II Limited, Helport, the Sponsor, in the capacity as the representative from and after the Effective Time for the shareholders of Purchaser (other than Helport shareholders as of immediately prior to the Effective Time and their successors and assignees) in accordance with the terms and conditions of the Business Combination Agreement (“Purchaser Representative”) and Extra Technology Limited, a British Virgin Islands business company, in the capacity as the representative from and after the Effective Time for the holders of Helport ordinary shares as of immediately prior to the Effective Time in accordance with the terms and conditions of the Business Combination Agreement (“Seller Representative”).

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, one (1) business day before the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), (a) Merger I Limited merged with and into Helport, with Helport surviving the First Merger as a wholly-owned subsidiary of Helport AI and the outstanding securities of Helport being converted into the right to receive securities of Helport AI; and (b) one (1) business day following the First Merger, Merger II Limited merged with and into Tristar, with Tristar surviving the Second Merger as a wholly-owned subsidiary of Helport AI and the outstanding securities of Tristar being converted into the right to receive securities of Helport AI.

On August 2, 2024, the parties consummated the Business Combination. On August 5, 2024, the Ordinary Shares and Warrants commenced trading on the Nasdaq, under the symbols “HPAI” and “HPAIW,” respectively.

Our Corporate Information

We are a business company incorporated in the British Virgin Islands. Our principal executive office is located at 9 Temasek Boulevard #07-00, Suntec Tower Two, Singapore 038989. Our telephone number is +65 82336584.

The SEC maintains a website at www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.

Our agent for service of process in the United States is Helport AI, Inc., 9171 Towne Centre Dr., Suite 335, San Diego, CA 92122.

Our Organizational Structure

The following chart illustrates the corporate structure of the Company as of the date of this prospectus.

Summary of Risk Factors

An investment in the Ordinary Shares and Warrants involves significant risks. Below is a summary of certain material risks we face, organized under relevant headings. These risks are discussed more fully under “Risk Factors.” You should carefully consider such risks before making an investment decision. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, results of operations or prospects could be materially and adversely affected by any of these risks.

Risks Related to Doing Business in the PRC

Risks and uncertainties relating to doing business in the PRC include, but are not limited to, the following:

•        You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against Helport AI or its management that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China;

•        Recent greater oversight by the CAC over data security could adversely impact our business;

•        Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations;

•        Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us;

•        Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment;

•        Each of our customers and suppliers has entered into an Authorization for Payment Agreement with our Singapore operating entity and a third-party agent. Our financial condition and liquidity position may be subject to credit risks of the third-party agent; and

•        If the PRC government imposes further restrictions and limitations on our PRC customers’ ability to transfer or distribute cash overseas., our business, financial condition, and results of operations could be materially adversely affected.

Risks Related to Our Business

Risks and uncertainties relating to our business include, but are not limited to, the following:

•        Our failure to anticipate or successfully implement new technologies could render our contact-center solution services less competitive and reduce our revenue and market share;

•        Our reliance on developer partners for AI product and system development is significant. If these third parties, or their critical staff members, are unable or unwilling to continue their cooperation with us, it could have a detrimental effect on our business;

•        The use of open-source software in our products may compromise our ability to protect the confidentiality of our proprietary information, potentially harming our business and competitive position;

•        Our inability to use software licensed from third parties, or our use of open-source software under license terms that interfere with our proprietary rights, could disrupt our business;

•        We are in the highly competitive AI Contact Integrated Solutions Industry, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position and financial performance;

•        Our business may rely on a primary supplier or a few customers that account for more than 10% of our total purchases. Interruptions in operations in such major clients or supplier may have an adverse effect on our business, financial condition, and results of operations; and

•        We rely on third-party cloud computing platforms to develop software and store data. If we fail to maintain our relationships with these platforms, or if the service fees charged by these platforms change to our detriment, our business may be adversely affected.

Risks Related to Doing Business in Singapore

Risks and uncertainties relating to us doing business in Singapore include, but are not limited to, the following:

•        We may rely on dividends and other distributions on equity paid by our subsidiary in Singapore to fund any cash and financing requirements we may have.

Risks Related to Our Securities

Risks and uncertainties relating to our securities include, but are not limited to, the following:

•        If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations, or prevent fraud, and investor confidence and the market price of the Ordinary Shares may be materially and adversely affected;

•        Helport AI may or may not pay cash dividends in the foreseeable future;

•        Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of the Ordinary Shares and Warrants to fall, and certain Selling Shareholders may earn a positive rate of return on their investment, even if certain other shareholders experience a negative rate of return;

•        Provisions in Helport AI’s Amended and Restated Memorandum and Articles of Association may inhibit a takeover of Helport AI, which could limit the price investors might be willing to pay in the future for Helport AI’s securities and could entrench management;

•        As a “foreign private issuer” under the rules and regulations of the SEC, Helport AI is permitted to file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules and is permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers;

•        The issuance of additional the Ordinary Shares in connection with future financings, acquisitions, investments, the Incentive Plan, or otherwise will dilute all other shareholders; and

•        Our U.S. shareholders may suffer adverse tax consequences if Helport AI is classified as a “passive foreign investment company.”

THE OFFERING

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the ordinary shares of the Company. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” of this prospectus.

Issuer	Helport AI Limited
Issuance of Ordinary Shares
Ordinary Shares to be issued by us	Up to 18,845,000 Ordinary Shares issuable upon the exercise of 18,845,000 Warrants.
Ordinary Shares outstanding prior to exercise of all Warrants	37,132,968 Ordinary Shares (as of the date hereof)
Ordinary Shares outstanding assuming exercise of all Warrants	55,977,968 Ordinary Shares, based on total shares outstanding as of the date hereof
Exercise Price of Warrants

Each Warrant entitles the holder to purchase one Ordinary Share at a price of $11.50 per one share, subject to adjustment, terms and limitations as described in the Warrant Agreement, dated October 13, 2021, as amended by the Assignment, Assumption and Amendment to Warrant Agreement, dated August 2, 2024 (the “Amended Warrant Agreement”), by and among Tristar, the Company and Continental Stock Transfer and Trust Company (“Continental”).

Use of Proceeds

We may receive up to an aggregate of $216,717,500 from the exercise of Warrants, assuming the exercise in full of all of Warrants for cash. The amount of cash we may receive from the exercise of the Warrants will decrease to the extent that Warrants are exercised on a cashless basis. We expect to use the net proceeds received from the exercise of the Warrants for cash for general corporate purposes. See “Use of Proceeds.” However, we do not expect to rely on the cash exercise of the Warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this prospectus to continue to support our operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for additional information. The exercise price of the Warrants is $11.50 per share. The likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we may receive, are dependent upon the trading price of the Ordinary Shares. If the trading price for the Ordinary Shares is less than $11.50 per share, we believe holders of our Warrants will be unlikely to exercise their Warrants. As of December 19, 2024, the closing price of the Ordinary Shares was $6.12. Accordingly, we believe that holders of the Warrants would be currently unlikely to exercise their Warrants.

Resale of Ordinary Shares
The Ordinary Shares that may be offered and sold from time to time by the Selling Shareholders

Up to 974,097 Ordinary Shares, which consists of (i) 509,259 Ordinary Shares purchased by certain PIPE Investors concurrently with the closing of the Business Combination pursuant to the PIPE Subscription Agreements at a price of $10.80 per share; and (ii) 464,838 Ordinary Shares issued to certain Convertible Noteholders, upon the conversion of the Convertible Notes into Ordinary Shares concurrently with the closing of the Business Combination.

Terms of the Offering

The Selling Shareholders will determine when and how they will dispose of the Ordinary Shares being registered for resale by such Selling Shareholders under this prospectus. Such Ordinary Shares offered by this prospectus may be offered and sold at prevailing market prices, at privately negotiated prices or at such other prices as the Selling Shareholders may determine. See the section titled “Plan of Distribution”.

Use of proceeds	We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders.
Market for Ordinary Shares and Warrants	Ordinary Shares and Warrants commenced trading on the Nasdaq under the symbol “HPAI” and “HPAIW”, respectively.
Risk factors

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

Except where otherwise stated, the number of Ordinary Shares that will be outstanding immediately before this offering excludes 18,845,000 Ordinary Shares underlying the Warrants that are outstanding.

RISK FACTORS

Our business and our industry are subject to significant risks. You should carefully consider all of the information set forth in this prospectus, including the following risk factors, in evaluating our business. If any of the following risks actually occur, our business, financial condition, results of operations, and growth prospects would likely be materially and adversely affected. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The trading price and value of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to Doing Business in the PRC

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against Helport AI or its management that reside outside the United States based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

As a company incorporated under the laws of the British Virgin Islands, we conduct our operations primarily through our subsidiary in Singapore, but are reliant upon customers who are based in China. In addition, four out of Helport AI’s six directors and officers, namely Guanghai Li, Amy Hsiao Ming Fong, Jun Ge, and Xinyue (Jasmine) Geffner, reside in the PRC. All or a substantial portion of the assets of Helport AI’s directors and officers are located outside the United States. As a result, it may be difficult for you to effect service of process upon those persons inside mainland China. It may be difficult for you to enforce judgments obtained in U.S. courts based on civil liability provisions of the U.S. federal securities laws against Helport AI and its officers and directors who do not currently reside in the U.S. or have substantial assets in the U.S. In addition, there is uncertainty as to whether the courts of the British Virgin Islands or the PRC would recognize or enforce judgments of U.S. courts against Helport AI or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against Helport AI or its directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with counterparts of another country or region to monitor and oversee cross border securities activities, such regulatory cooperation with the securities regulatory authorities in the United States may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law (“Article 177”), which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the State Council and the competent departments of the State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

Recent greater oversight by the CAC over data security could adversely impact our business.

On December 28, 2021, 13 governmental departments of the PRC, including the Cybersecurity Administration of China, or the CAC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. On November 14, 2021, the CAC published the Draft Regulations on the Network Data Security Administration (Draft for Comments), which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the relevant Cyberspace Administration of the PRC.

As part of our global expansion strategy, we have engaged customers located in countries other than the PRC, which began generating revenue in the fiscal year ended June 30, 2024. However, for the fiscal year ended June 30, 2024, substantially all of our revenue was generated from customers located in the PRC, even though we have no operating entity in the PRC. Our products do not collect personal data from contact center activities, nor do we store any data from such activities. Therefore, as of the date of this prospectus, neither Helport AI nor any subsidiaries thereof have received any notice from any authorities requiring Helport AI or any of its subsidiaries to undergo cybersecurity review or network data security review. However, since the use of our AI Assist software involves the collection of data and information contained in the contact center operations of our customers in the PRC, we may be subject to certain laws and regulations in China in the future. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on it. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future. During any such review, Helport may be required to suspend its operations or experience other disruptions to its operations. Cybersecurity review and network data security review could also result in negative publicity with respect to Helport AI, and diversion of its managerial and financial resources, which could materially and adversely affect its business, financial conditions, and results of operations.

Changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on our business and operations.

Although we have no operating entity in the PRC, so far substantially all of our customers are located in the PRC. Accordingly, our business, financial condition, results of operations, and prospects may be influenced to a significant degree by political, economic, and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources.

Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, including the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government, or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, reduce demand for their products, and weaken their competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustments, to control the pace of economic growth. These measures may cause decreased economic activities in China, which may adversely affect our business and operating results. These negative events and circumstances include, but may not be limited to, the following:

•        an economic downturn in China

•        political instability that could adversely affect our ability to deliver our products to consumers in a timely fashion

•        changes in laws and regulations, in particular those with little advance notice

•        tariffs and other trade barriers which could make it more expensive for us to deliver our products to consumers; and

•        new administrative and compliance requirements resulting in an increase in transactional costs with our suppliers and customers.

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The legislation over the past five decades has significantly increased the protection afforded to various forms of foreign or private-sector investment in China. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, however, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involves uncertainties.

Although we have no operating entity in the PRC, currently substantially all of the Company’s customers are located in China. Therefore, from time to time, we and our subsidiaries may have to resort to administrative and court proceedings in China to enforce their legal rights. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we and our subsidiaries enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies, internal rules, and regulations (some of which are not published in a timely manner or at all) that may have retroactive effect and may change quickly with little advance notice. As a result, we and our subsidiaries may not be aware of their violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of their contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue operations.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

During the fiscal years ended June 30, 2024, 2023, and 2022, our sales to the China market accounted for substantially all of our revenue. Our sales to customers located in the PRC are denominated in U.S. dollar, with the actual settlement amount converted to an amount denominated in Renminbi (“RMB”) at the time of payment. Our Singapore operating entity’s functional currency is Singapore dollar. As a result, fluctuations in the exchange rate among the U.S. dollar, Singapore dollar and RMB will affect the relative purchasing power, in Singapore dollar or RMB terms, of our U.S. dollar assets. Gains and losses from the re-measurement of assets and liabilities receivable or payable in Singapore dollar or RMB are included in our combined statements of operations. The re-measurement has caused the U.S. dollar value of our results of operations to vary with exchange rate fluctuations, and the U.S. dollar value of our results of operations will continue to vary with exchange rate fluctuations.

A fluctuation in the value of Singapore dollar or RMB relative to the U.S. dollar could reduce our profits from operations and the translated value of our net assets when reported in U.S. dollars in our financial statements. This change in value could negatively impact our business, financial condition, or results of operations as reported in U.S. dollars. In the event that we decide to convert our Singapore dollar or RMB into U.S. dollars to make payments for dividends on the Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the Singapore dollar or RMB will harm the U.S. dollar amount available to us. In addition, fluctuations in currencies relative to the periods in which the earnings are generated may make it more difficult to perform period-to-period comparisons of our reported results of operations.

It is difficult to predict how market forces or the Singapore, PRC or U.S. government policy may impact the exchange rate among the U.S. dollar, Singapore dollar and RMB in the future. Any significant appreciation or depreciation of the Singapore dollar or RMB may materially and adversely affect our revenues, earnings and financial position, and the value of, and any dividends payable on, the Ordinary Shares in U.S. dollars. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. If the exchange rate between the U.S. dollar, Singapore dollar and RMB fluctuates in an unanticipated manner, our business, financial condition, and results of operations could be materially adversely affected.

Each of our customers and suppliers has entered into an Authorization for Payment Agreement with our Singapore operating entity and a third-party agent. Our financial condition and liquidity position may be subject to credit risks of the third-party agent.

Since we have not yet established relevant entities or subsidiaries in the PRC, and so far substantially all our customers and suppliers are located in the PRC, each of our customers and suppliers has entered into an Authorization for Payment Agreement (collectively, the “Agreements”) with our Singapore operating entity, Helport Singapore, and a third party agent, Xinsheng Technology (Tianjin) Co., Ltd. (“Xinsheng”), through whom we make payments to our suppliers and receive payments from our customers. The payment amount in each of the Agreements is denoted in U.S. dollars. For details, see “Business — Major Supplier” and “Business — Customers, Sales, and Marketing.” As of the date of this prospectus, Xinsheng has fulfilled its obligations to transfer the payments guaranteed in each of the Agreements. However, there is no assurance that, in the future, we will be able to successfully enforce Xinsheng’s guarantee, or any other such payment agents’ guarantee. Third-party agents are subject to their own unique operational and financial risks, which are beyond our control. In the event that such agents fail to function properly or breach or terminate their cooperation with us, we may be unable to recover payment from our customers or transfer payment to our suppliers in a timely manner, or at all. This could disrupt our cash flow and lead to a breakdown of our contractual relationships with customers and suppliers. If we are unable to address these issues in a timely and cost-effective manner, our business, financial condition, and results of operations may be adversely affected.

If the PRC government imposes further restrictions and limitations on our PRC customers’ ability to transfer or distribute cash overseas., our business, financial condition, and results of operations could be materially adversely affected.

The PRC government has imposed controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. For instance, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, or “SAFE Circular 3,” issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principle of genuine transaction. There is no guarantee that the PRC government will not further intervene or impose other restrictions on our PRC customers’ ability to transfer or distribute cash outside the PRC. In the event that the foreign exchange control system prevents our PRC customers from remitting their payments to Singapore, we may not be able to receive a substantial portion of our revenue. As a result, our business, financial condition, and results of operations may be adversely affected.

Risks Related to Our Business

Our failure to anticipate or successfully implement new technologies could render our contact-center solution services less competitive and reduce our revenue and market share.

We provide data-driven AI technologies to our customers endeavoring to maximize the revenue-generation and customer-retention potential capacities of their contact centers. See “Business — Competitive Strengths.” As of the date of this prospectus, we have filed seven patent applications in Singapore. These applications are currently awaiting approval from the authorities and focus on technologies enhancing the utility of contact centers. We have also designed and developed effective systems of Gateways to integrate our AI Assist software into contact centers. Nonetheless, the AI Contact Integrated Solutions Industry is characterized by rapid technological advancement, constant improvement of AI products’ learning capabilities and resultant heightening of customers’ expectations, disruption by innovative entrants, and evolving business models and industry standards. This requires us to anticipate well in advance, which technologies we must implement and take advantage of to make our AI products and services competitive in the market. As such, we need to continue to invest significant financial resources in research and development to keep pace with technological advances in order to make our technologies competitive in the market, especially those relating to the intelligence and analytic capability of our core AI product. However, development activities are inherently uncertain, and our expenditures on research and development may not generate commensurate benefits. Given the fast pace with which AI technology has been and will continue to be developed, we may not be able to timely upgrade our data analytics and AI-based technologies, or the algorithm or engines required thereby in an efficient and cost-effective manner, or at all. New technologies in our industry could render the technologies and services that we are developing or expect to develop in the future obsolete or uncompetitive, thereby potentially resulting in a decline in our revenues and market share.

Our reliance on developer partners for AI product and system development is significant. If these third parties, or their critical staff members, are unable or unwilling to continue their cooperation with us, it could have a detrimental effect on our business.

The business model we have implemented depends upon our collaboration with our developer partners. We currently rely on one key developer partner, Tianjin Youfei Shuke Technology Group (“Youfei Shuke”), to develop AI-driven products applied to our contact center solutions and our BPO platform. Our partnership typically involves co-modeling and co-developing efforts based on our designs of the AI product and its expected application, and Youfei Shuke’s provision of basic AI infrastructure. For details, see “Business — Major Supplier”. While we retain a significant level of control over the core technology involved and the development process, the heavy involvement of our developer partner and the technical staff Youfei Shuke provides means that our engagement with them may expose us to risks beyond our control. For instance, miscommunication between our technical team and that of Youfei Shuke could result in the developed software deviating from our original design, leading to functional discrepancies or unforeseen issues arising only in the later stages of a development process, or only during real-world application scenarios. In such circumstances, the resolution of these potential issues could cost us in extra expenses, resources and time. This could also jeopardize our research and development efforts, or could potentially harm the reputation of our brand, which may negatively impact our revenue and results of operations.

We own the end product resulting from collaborative development efforts with Youfei Shuke, and all service agreements between Helport Singapore and Youfei Shuke include mutual confidentiality obligations. However, we cannot guarantee that Youfei Shuke will not breach these confidentiality obligations during the term of the agreements or after their expiration. If Youfei Shuke, in violation of their confidentiality obligations, appropriates our technology or the end product of co-development efforts for its own use or for the benefit of our competitors, we may lose our competitive edge in the industry and market share, which may lead to a reduction in our revenue and materially impact our business operations.

We engaged Youfei Shuke in three three-year service agreements in 2022. In 2024, we entered into seven new one-year agreements with Youfei Shuke relating to general system developments and, additionally, 13 individual one-year agreements were entered into for AI model training services, each tailored to a particular industry scenario for which a model will be applied. However, there is no assurance that we will continue to maintain our cooperation with Youfei Shuke after the term of the current agreements expire. Similar uncertainties may apply to our potential engagement with other developer partners in the future. However, as of the date of this prospectus, we can provide no assurance that we will successfully enter into such engagements. Any such third-party developer partners will be subject to their own unique operational and financial risks, which may be beyond our control. If any such third-party developer partners fail to function properly or breach or terminate their cooperation with us, we must secure substitute developer partners to maintain our business. If we are unable to address these issues in a timely and cost-effective manner, our business, financial condition, and results of operations may be adversely affected.

We are in the highly competitive AI Contact Integrated Solutions Industry, and we may not be able to compete successfully against existing or new competitors, which could reduce our market share and adversely affect our competitive position and financial performance.

The industry of contact-center AI technology worldwide is competitive and rapidly evolving, with new companies increasingly joining the competition in recent years. AI products and service models in the industry are constantly evolving to adapt new technologies, increase cost efficiency, and meet customers’ rising expectation for more intelligent products. We compete for bringing about profitability increase, managerial efficiency enhancement, and agent mistake reduction to customers’ contact centers, which is often determined by factors such as AI efficiency, system integration abilities and industry experience. As of the date of this prospectus, we believe that we are well-positioned to effectively compete in the AI contact-center solutions industry primarily due to (i) our AI technology; (ii) our professional knowledge base; (iii) our industry experience and client base; and (iv) our business model and product offerings.

See “Business — Competition.” Nonetheless, as advancement in AI technology is often accompanied by revolutionary effects on its application, sudden and intensive competition can take place unexpectedly in the future. The increased competition may lead to increased costs for customer acquisition and retention, which may result in reduced margins and a loss of market share for us. We compete with other competitors on the following bases:

•        the effectiveness and quality of our AI solutions;

•        vertical industry knowledge and domain expertise;

•        operational capabilities;

•        business model;

•        brand recognition;

•        quality of services both in the initial system installment phase and the subsequent operation maintenance phase;

•        effectiveness of sales and marketing efforts; and

•        hiring and retention of talented staff.

Our competitors may operate with different business models, have different service structures, and may be more successful or more adaptable to new regulatory, technological, and other developments. They may in the future achieve greater market acceptance and recognition and gain a greater market share. It is also possible that potential new competitors may emerge and acquire a significant market share. If existing or potential new competitors develop or offer services that provide significant performance, price, creative optimization, or other advantages over those offered by us, our business, results of operations, and financial condition could be negatively affected. Our existing and potential competitors may enjoy competitive advantages over us, such as greater brand recognition, larger customer base, and better value-added services. We may lose customers if we fail to compete successfully, which could adversely affect our financial performance and business prospects. We cannot guarantee that our strategies will remain competitive or successful in the future. Increasing competition may result in pricing pressure and loss of our market share, either of which could have a material adverse effect on our financial condition and results of operations.

The use of open-source software in our products may compromise our ability to protect the confidentiality of our proprietary information, potentially harming our business and competitive position.

The software we developed for our technology includes the use of open-source software that is subject to the terms and conditions of the applicable open-source software licenses that grant us permission to use such software. The owner of any such proprietary information or technology also might not enforce or otherwise protect its rights in the proprietary information or technology with the same vigilance that we would, which would allow competitors to use such proprietary information and technology without having to adhere to a license agreement with the owner.

In addition, some open-source licenses require that source code subject to the license be made available to the public and that any modifications to or derivative works of open-source software continue to be licensed under open-source licenses. These open-source licenses typically mandate that proprietary software, when combined in specific ways with open-source software, become subject to the open-source license. If we combine our proprietary solutions in such ways with certain open-source software, we could be required to release the source code of our proprietary solutions.

We take steps to ensure that our proprietary solutions are not combined with, and do not incorporate, open-source software in ways that would require our proprietary solutions to be subject to many of the restrictions in an open-source license. However, the manner in which these licenses may be interpreted and enforced is subject to some uncertainty. Additionally, we rely on software programmers, including the technical staffs of Youfei Shuke, to design our proprietary technologies, and although we take steps to prevent our programmers from including objectionable open-source software in the technologies and software code that they design, write and modify, we do not exercise complete control over the development efforts of our programmers and we cannot be certain that our programmers have not incorporated such open-source software into our proprietary solutions and technologies or that they will not do so in the future. In the event that portions of our proprietary technology are determined to be subject to an open-source license, we could be required to publicly release the affected portions of our source code, re-engineer all or a portion of our technologies, or otherwise be limited in the licensing of our technologies, each of which could reduce or eliminate the value of our services and technologies and materially and adversely affect our business, results of operations and prospects.

Our inability to use software licensed from third parties, or our use of open-source software under license terms that interfere with our proprietary rights, could disrupt our business.

Our products, including our technology and methods used, include the use of open-source software that is subject to the terms and conditions of the applicable open-source software licenses that grant us permission to use such software. Although we monitor our use of open-source software, the terms of many open-source licenses to which we are subject have not been interpreted by U.S. or foreign courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on our ability to provide our technology to our customers. Moreover, we cannot ensure that we have not incorporated additional open-source software in our products in a manner that is inconsistent with the terms of the applicable license or our current policies and procedures. In the future, we could be required to seek licenses from third parties in order to continue offering our solutions, which licenses may not be available on terms that are acceptable to us, or at all. Claims related to our use of open-source software could also result in litigation, require us to purchase costly licenses or require us to devote additional research and development resources to change the software underlying our technology, any of which would have a negative effect on our business, financial condition and operating results and may not be possible in a timely manner. We and our customers may also be subject to suits by parties claiming infringement due to the reliance by our products on certain open-source software, and such litigation could be costly for us to defend or subject us to injunctions enjoining us from the sale of our products that contain open-source software.

Alternatively, we may need to re-engineer our products or discontinue using portions of the functionality provided by our products. In addition, the terms of open-source software licenses may require us to provide software that we develop using such software to others on unfavorable terms, such as by precluding us from charging license fees, requiring us to disclose our source code, requiring us to license certain of our own source code under the terms of the applicable open-source license or requiring us to provide notice on our products using such code. Any such restriction on the use of our own software, or our inability to use open-source or third-party software, could result in disruptions to our business or operations, or delays in our development of future products or enhancements of our existing products, including the AI Assist software and the Helphub Crowdsourcing Platform, which could impair our business.

Our business may rely on a primary supplier or a few customers that each account for more than 10% of our total purchases. Interruptions in operations in such major clients or supplier may have an adverse effect on our business, financial condition, and results of operations.

We rely on a few customers that each account for more than 10% of our total sales, who are all contact-center BPO companies for whom we provide our AI Assist product. For the fiscal year ended June 30, 2024, we had two significant customers, namely Beijing Baojiang Science and Technology Co., Ltd. (“Baojiang”) and Shenyang Pengbosheng Network Technology Co., Ltd. (“Pengbosheng”), which accounted for 26.9% and 37.5% of our total sales, respectively. For the fiscal year ended June 30, 2023, we had two significant customers, Baojiang and Pengbosheng, which accounted for 28.4% and 46.3% of our total sales, respectively. For the fiscal year ended June 30, 2022, Pengbosheng accounted for 51.4% of our total sales, and Baojiang accounted for 34% of our total sales. No other customers accounted for more than 10% of our total sales during the fiscal years ended June 30, 2024, 2023 and 2022.

As an example of a typical transaction, in accordance with a System Information Technology Service Agreement dated February 1, 2022 between Baojiang and Helport Singapore, our Singapore operating entity, Helport Singapore is required to provide to Baojiang system functional modules for contact centers, as well as custom development and efficiency management services that accompany the modules. For details, see “Business — The Business Model.” The final and billable service fee will be invoiced to Baojiang every month, and the invoice amount shall be confirmed by Baojiang within three business days. The agreement includes a six-month trial period. If Baojiang decides to continue engaging Helport Singapore’s service after the trial period ends, the fees generated during the trial will become payable.

We also rely on Youfei Shuke as our provider of AI infrastructure and as our developer partner, who has been our primary technology supplier for the fiscal years ended June 30, 2024, 2023, and 2022. Our partnership typically involves co-modeling and co-developing efforts based on our designs of the AI product and its expected application, and Youfei Shuke’s provision of AI infrastructure. In the fiscal years ended June 30, 2024, there were 23 service agreements between Youfei Shuke and Helport Singapore, all of which relate to the development of AI-driven products designed to enhance our existing products and systems. Of these, three agreements were established in the fiscal years 2023 and 2022, seven new agreements relating to general system developments were made in the fiscal year ended June 30, 2024, and, additionally, 13 individual agreements were made in the fiscal year ended June 30, 2024 for AI model training services, each tailored to a particular industry scenario for which a model will be applied.

Since Youfei Shuke is our primary supplier, our engagement with it may expose us to risks beyond our control. There is the risk that Youfei Shuke may breach or terminate its contracts with us or experience significant disruptions to its operations, causing our contractual relationship to end with little or no prior notice. Since we retain significant control over the development process and the core technology involved, disruptions to our business operations and development efforts in such circumstances would be limited to some extent. However, the heavy involvement of Youfei Shuke in our R&D projects as our developer partner, including the technical staff it provides, means that in the event Youfei Shuke disengages from us, we would need to find other technology suppliers as a substitute. If we cannot immediately engage alternative suppliers capable of providing and substituting all of Youfei Shuke’s functions after its potential disengagement, the process of our product development efforts could be delayed, disrupted, or even discontinued. This could render us less competitive and potentially reduce our market share and revenue. As a result, we are actively communicating with other capable suppliers with a view to diversifying our supply source.

In view of the above, there is no guarantee that we will not have a concentration of customers or suppliers in the future. Such customers and third-party suppliers are independent entities with their own operational and financial risks that are beyond our control. If any of these customers or suppliers breach or terminate their contracts with us, or experience significant disruptions to their operations, we will be required to find one or more replacement customers or suppliers and enter into new contracts with them. It could be costly and time-consuming to find alternative customers and suppliers, and these customers or suppliers may not be available to us at reasonable terms or at all. As a result, this could harm our business and financial results and result in lost or deferred revenue.

We rely on third-party cloud computing platforms to develop software and store data. If we fail to maintain our relationships with these platforms, or if the service fees charged by these platforms change to our detriment, our business may be adversely affected.

We develop software and store data on third-party cloud computing platforms, such as AWS, Google Could Platform and Microsoft Azure. We use the infrastructure-as-a-service (“IaaS”) and platform-as-a-service (“PaaS”) they provide, including cloud server and cloud cybersecurity measures. IaaS offers on-demand access to cloud-hosted physical and virtual servers, storage and networking, which is the backend IT infrastructure for running applications and workloads in the cloud. PaaS offers on-demand access to a complete, ready-to-use, cloud-hosted platform for developing, running, maintaining and managing applications.

We are subject to these third-party platforms’ standard terms and conditions for application developers. Our business would be harmed if:

•        the platform providers discontinue or limit our access to their platforms;

•        governments or private parties, such as internet providers, impose bandwidth restrictions or increase charges or restrict or prohibit access to those platforms;

•        the platforms increase the fees they charge us, or may bill us more frequently for fees accrued if they reasonably suspect that our account registered with the platform is fraudulent or at risk of non-payment;

•        the platforms modify their algorithms, communication channels available to developers, respective terms of service, or other policies;

•        the platforms adopt changes or updates to their technology that impede integration with other software systems or otherwise require us to modify our technology for the continuing use of the platforms;

•        the platforms impose restrictions or data storage;

•        the platforms change how the personal information of end-users of the developed content is made available to developers; or

•        we are unable to comply with the platform providers’ terms of service.

If any of the above happen, we could be adversely impacted. Furthermore, any changes in the fee-charging terms stipulated by these platforms may materially impact our revenue and profitability, and cash flow. These platforms may also experience security breaches or other issues with their functionalities. In addition, disputes with the platforms, such as disputes relating to intellectual property rights, distribution fee arrangements, and billing issues, may also arise from time to time and we cannot assure you that we will be able to resolve such disputes in a timely manner or at all. If our collaboration with a third-party platform terminates for any reason, we may not be able to find a replacement in a timely manner or at all, and the progress of our developing projects may be adversely affected. This may disrupt our arrangements with developer partners, and may delay the launching of new products, which will have a material adverse effect on our business, financial condition, and results of operations.

Our business generates and processes a large amount of data, and it is required to comply with laws and regulations in multiple jurisdictions relating to data privacy and security. The improper use or disclosure of data could have a material and adverse effect on our business and prospects.

As a product for assisting contact-center agents, AI Assist only collects data from the contact center operating agents but does not collect any data from consumers who engage with the agents. Typically, the product collects data on agents’ operational activities, such as the actions they take and the length and frequency of call, and agents’ basic information, such as their name and contacts. These are common data collected for the type of business we are engaged in. Because AI Assist is installed on our customers’ own cloud database, the data collected by our product is stored on our customers’ cloud database. Our access to customers’ systems is limited, and we have no access to any of their operational data and confidential information. As a result, we do not store any customer or agent data. Data of contact center conversations is transmitted directly to providers of Automatic Speech Recognition technology such as AWS. Our technical staff in charge of assisting customers to build our AI technology into their system only operate on the premises of the customers and on their computer systems. For details, see “Business — Data Privacy and Security.”

On December 28, 2021, 13 governmental departments of the PRC, including the Cybersecurity Administration of China, or the CAC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provide that net platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. On November 14, 2021, the CAC published the Draft Regulations on the Network Data Security Administration (Draft for Comments), which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the relevant Cyberspace Administration of the PRC.

Although we have no operating entity in the PRC, currently substantially all of our revenue is generated from customers located in the PRC. Our products do not collect personal data from contact center activities, nor do we store any data from such activities. As of the date of this prospectus, neither Helport AI nor any of its subsidiaries has received any notice from any authorities requiring Helport AI or any of its subsidiaries to undergo any cybersecurity review or network data security review. However, since the use of our AI Assist software involves the collection of data and information contained in contact center operations of our customers in the PRC, we may be subject to certain laws and regulations in China in the future. If any such new laws, regulations, rules, or implementation and interpretations come into effect that may impact Helport AI or any of its subsidiaries, we expect to take all reasonable measures and actions to comply and to minimize the adverse effect of such laws. We cannot guarantee, however, that such entities will not be subject to cybersecurity review and network data security review in the future. During such reviews, Helport AI and its subsidiaries may be required to suspend their operations or experience other disruptions to their operations. Cybersecurity review and network data security review could also result in negative publicity with respect to Helport AI and diversion of its managerial and financial resources, which could materially and adversely affect its business, financial conditions, and results of operations.

As a result of our plans for global expansion of our operations, we may be subject to a variety of laws and regulations in various jurisdictions where we operate, as well as contractual obligations, regarding data privacy, protection, and security. Some of these laws and regulations require obtaining data subjects’ consent to the collection and use of their data, honoring data subjects’ requests to delete their data or limit the processing of their data, providing notifications in the event of a data breach, and setting up the proper legal mechanisms for cross-border data transfers. Some downstream customers may refuse to provide consent to have the data of their contact-center agents collected or may restrict the use of such data. In many cases, these laws and regulations apply not only to the collection and processing of agent data from third-party downstream customers with whom we may not have any contractual relationship, but also to the sharing or transfer of information between or among us, our subsidiaries, and other third parties with which we have commercial relationships, such as our business partners and contact-center BPO customers. The regulatory framework for data privacy, protection, and security worldwide is continuously evolving and developing and, as a result, interpretation and implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future.

The legislative and regulatory landscapes for data privacy and security continue to evolve in jurisdictions worldwide, with an increasing focus on privacy and data protection issues with the potential to affect our business. In the United States, such privacy and data security laws and regulations include federal laws and regulations such as the federal Controlling the Assault of Non-Solicited Pornography and Marketing Act (“CANPAM Act”), the Telephone Consumer Protection Act, the Do-Not-Call Implementation Act, and rules and regulations promulgated under the authority of the Federal Trade Commission and state laws like the California Consumer Privacy Act (“CCPA”) and the varying data breach notification laws that have been enacted in all 50 U.S. states and the District of Columbia. Further, there currently are a number of additional proposals related to data privacy or security pending before federal, state, and foreign legislative and regulatory bodies, including in a number of U.S. states considering consumer protection laws similar to the CCPA. For example, in March 2021, Virginia enacted the Virginia Consumer Data Protection Act, and in June 2021, Colorado passed the Colorado Privacy Act, both of which are comprehensive privacy statutes that share similarities with the CCPA and CPRA and became effective on January 1, 2023 and July 1, 2023, respectively. Such legislation may add complexity, variation in requirements, restrictions, and potential legal risk, require additional investment in resources to compliance programs, may also impact strategies and availability of previously useful data, and could result in increased compliance costs and/or changes in business practices and policies.

Efforts to comply with these and other data privacy and security restrictions that may be enacted could require us to modify our data processing practices and policies and increase the cost of our operations. Failure to comply with such restrictions could subject us to criminal and civil sanctions and other penalties. In part due to the uncertainty of the legal climate, complying with regulations, and any applicable rules or guidance from regulatory authorities or self-regulatory organizations relating to privacy, data protection, information security, and consumer protection, may result in substantial costs and may necessitate changes to our business practices, which may compromise our growth strategy, adversely affect our ability to attract or retain customers, and otherwise adversely affect our business, reputation, legal exposure, financial condition and results of operations.

Any failure or perceived failure by us to comply with our standard privacy policies, our privacy-related obligations to customers or other third parties, or any other legal obligations or regulatory requirements relating to privacy, data protection, or information security may result in governmental investigations or enforcement actions, litigation, claims (including class actions), or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our customers to lose trust in us, and otherwise materially and adversely affect our reputation and business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to us may limit the adoption and use of, and reduce the overall demand for, our products. Additionally, if third parties we work with, such as our service providers or product developer partners, violate applicable laws, regulations, or agreements, such violations may put our users’ and/or employees’ data at risk, could result in governmental investigations or enforcement actions, fines, litigation, claims (including class action claims) or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our customers to lose trust in us and otherwise materially and adversely affect our reputation and business. Further, public scrutiny of, or complaints about, technology companies or their data handling or data protection practices, even if unrelated to our business, industry, or operations, may lead to increased scrutiny of technology companies, including us, and may cause government agencies to enact additional regulatory requirements, or to modify their enforcement or investigation activities, which may increase our costs and risks.

In addition, in some cases, we are dependent upon our cloud computing platform providers, such as AWS, Google Could Platform and Microsoft Azure to solicit, collect, and provide us with information regarding our products that is necessary for compliance with these various types of regulations. Our business, including our ability to operate and expand internationally, could be adversely affected if laws or regulations are adopted, interpreted, or implemented in a manner that is inconsistent with our current business practices and that requires changes to these practices, the design of our products, features or our privacy policy. These platform providers may dictate rules, conduct, or technical features that do not properly comply with federal, state, local, and foreign laws, regulations, and regulatory codes and guidelines governing data privacy, data protection, and security, including with respect to the collection, storage, use, processing, transmission, sharing, and protection of personal information and other consumer data. In addition, these platforms may dictate rules, conduct, or technical features relating to the collection, storage, use, transmission, sharing, and protection of personal information and other customer data, which may result in substantial costs and may necessitate changes to our business practices, which in turn may compromise our growth strategy, adversely affect our ability to attract, monetize or retain customers, and otherwise adversely affect our business, reputation, legal exposures, financial condition and results of operations. Any failure or perceived failure by us to comply with these platform-dictated rules, conduct, or technical features may result in platform-led investigations or enforcement actions, litigation, or public statements against us, which in turn could result in significant liability or temporary or permanent suspension of our business activities with these platforms, cause our customers to lose trust in us, and otherwise compromise our growth strategy, adversely affect our ability to attract, monetize or retain customers, and otherwise adversely affect our business, reputation, legal exposures, financial condition and results of operations.

The proper functioning of our technology systems and platforms is essential to our business. Any disruption to our information technology systems could materially affect our ability to maintain the satisfactory performance of our AI data analytic systems.

The proper functioning of our technology and analytics systems and platforms, such as the AI Assist software, the Helphub Crowdsourcing Platform, and the Gateways that allow our data to seamlessly flow to our customers’ systems, is essential to improve the efficiency of our administrative processes and product publishing services. See “Business — The Business Model.” The satisfactory performance, reliability, and availability of our information technology systems are critical to our ability to maintain efficient and well-functioning contact centers for our customers and our own BPO platform, as these factors affect the ability of our software and platform to analyze user data in order to better understand both contact center interactions and platform user needs. Our technology or infrastructure, however, may not function properly at all times. Any system interruptions caused by computer viruses, hacking, or other attempts to harm the systems could result in the unavailability or a slowdown of our system or platforms and compromise the quality of the AI assistance services provided thereon. Our servers may also be vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, which could lead to system interruptions, software slowdown or unavailability, or loss of data. Any of such occurrences could cause severe disruption to the operational functioning of our software products. As such, our reputation may be materially and adversely affected, our market share could decline, and we could be subject to liability claims.

If we sustain cyber-attacks or other privacy or data security incidents that result in security breaches, we could be subject to increased costs, liabilities, reputational harm, or other negative consequences.

Our information technology systems and platforms may be subject to cyber-attacks, viruses, malicious software, break-ins, theft, computer hacking, phishing, employee error or malfeasance, or other security breaches. Hackers and data thieves are increasingly sophisticated and operate large-scale and complex automatic hacks. Experienced computer programmers and hackers may be able to penetrate our security controls and misappropriate or compromise sensitive proprietary or confidential information, create system disruptions, or cause shutdowns. They also may be able to develop and deploy malicious software programs that attack our systems or otherwise exploit any security vulnerabilities. Our systems and the data stored on those systems also may be vulnerable to security incidents or security attacks, acts of vandalism or theft, coordinated attacks by activist entities, misplaced or lost data, human errors, or other similar events that could negatively affect our systems and the data stored on or transmitted by those systems, including the user data of our products.

Although we have taken measures to protect sensitive data from unauthorized access, use, or disclosure, our protective measures may not be effective and our information technology may still be vulnerable to attacks. In the event of such attacks, the costs to eliminate or address the foregoing security threats and vulnerability before or after a cyber-incident could potentially be significant. our remediation efforts may not be successful and could result in interruptions or delays of services. As threats related to cyber-attacks develop and grow, we may also find it necessary to take further steps to protect our data and infrastructure, which could be costly and therefore impact our results of operations. In the event that we are unable to prevent, detect, and remediate the foregoing security threats and vulnerabilities in a timely manner, our operations could be interrupted or we could incur financial, legal, or reputational losses arising from misappropriation, misuse, leakage, falsification, or intentional or accidental release or loss of information maintained in our systems. The number and complexity of these threats continue to increase over time. Although we have not experienced any cyber-attacks or other privacy or data security incidents as of the date of this prospectus, and we inspect our systems on a regular basis to prevent these events from occurring, the possibility of these events occurring cannot be eliminated entirely.

If we fail to manage our growth or execute our strategies and future plans effectively, we may not be able to take advantage of market opportunities or meet the demand of our customers.

Our business has grown substantially since our inception, and we expect it to continue to grow in terms of scale and diversity of operations. We started with only one product, AI Assist, and saw the opportunity to utilize existing technology and customer and supplier resources to launch another product, the Helphub Crowdsourcing Platform (“Helphub”), thereby diversifying our revenue stream. While our customers are currently mostly located in the PRC, we have preliminarily engaged prospective customers in the U.S. and Singapore. This expansion increases the complexity of our operations and may cause strain on our managerial, operational, and financial resources. We must continue to hire, train, and effectively manage new employees. In the event that our new hires fail to perform as expected, or if we fail to hire, train, manage, and integrate new employees, our business, financial condition, and results of operations may be materially adversely affected. The expansion of our services will also require us to maintain consistency in the quality of our services so that our market reputation is not damaged by any deviations in quality, whether actual or perceived.

Our future results of operations also depend largely on our ability to execute our future plans successfully. In particular, our continued growth may subject us to the following additional challenges and constraints:

•        we face challenges in ensuring the recruiting, training, and retaining highly skilled personnel, including areas of procurement, sales and marketing, and information technology for our growing operations;

•        we face challenges in responding to evolving industry standards and government regulation that impact our business and the AI Contact Integrated Solutions Industry in general;

•        the expansion of our customer base is subject to potential customers’ stickiness to their existing contact-center systems and assistance products implemented therein, as well as the cost associated with subscribing to a new service;

•        the execution of our future plans will be subject to the availability of funds to support the relevant capital investment and expenditures; and

•        the successful execution of our strategies is subject to factors beyond our control, such as general market conditions and global economic and political developments.

All of these endeavors involve risks and will require significant management, financial, and human resources. We cannot assure you that we will be able to effectively manage our growth or to implement our strategies successfully. There is no assurance that the investment to be made by us as contemplated under our future plans will be successful and generate the expected return. If we are not able to manage our growth or execute our strategies effectively, or at all, our business, results of operations, and prospects may be materially and adversely affected.

Unauthorized use of our intellectual property by third parties and expenses incurred in protecting our intellectual property rights may adversely affect our business, reputation, and competitive edge.

As of the date of this prospectus, we own one domain name, Helport.ai. We have also applied for seven patents in Singapore relating to methods and systems for empowering contact center assistance, the approval of which is expected to take place in six months. We regard our intellectual property as important to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-disclosure agreements, to protect our proprietary rights. For details, please see “Business O — Intellectual Property.”

Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented, or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. Since our customers are currently mainly located in the PRC, we are also in the process of applying for patents in the PRC to protect our technological achievements. However, maintaining and enforcing intellectual property rights may be difficult in the PRC. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently. Confidentiality, invention assignment, and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. In addition, we may face challenges when defending our intellectual property rights outside Singapore and the PRC. We plan to expand our businesses to other markets across the globe, including, but not limited to, North America and South East Asia, and the process for applying for and registering intellectual property rights varies within each jurisdiction. We may not be able to timely protect our intellectual property rights in these jurisdictions if the expansion of our operations and ensuing intellectual property right infringements take place before we have managed to register our intellectual property rights. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in all jurisdictions.

Policing unauthorized use of our proprietary technology and other intellectual property is difficult and expensive, and litigation may be necessary in the future to enforce such intellectual property rights. Future litigation could result in substantial costs and diversion of our resources and could disrupt our business, as well as materially adversely affect our financial condition and results of operations. Further, despite the potentially substantial costs, we cannot assure you that we will prevail in such litigation.

Third parties may claim that we have infringed their proprietary intellectual property rights, which could cause us to incur significant legal expenses and prevent us from promoting our services.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how, or other intellectual property rights held by third parties. We may from time to time in the future be subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how, or other intellectual property rights that are infringed by our technology and analytics tools or infrastructure utilized in our data-driven AI products. There could also be existing intellectual property of which we are not aware that our products and services may inadvertently infringe.

If any third-party infringement claims are brought against us, we may be forced to divert management’s time and other resources from our business and operations to defend against these claims, regardless of their merits. Additionally, the application and interpretation of intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how, or other intellectual property rights are evolving and may be uncertain, and we cannot be sure that courts or regulatory authorities would agree with our analysis. Such claims, even if they do not result in liability, may harm our reputation. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringements or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and financial performance may be materially and adversely affected.

Non-compliance with laws and regulations on the part of any third parties with which we conduct business could expose us to legal expenses, require that we compensate third parties, pay penalties, and/or otherwise disrupt our business, which may adversely affect our results of operations and financial performance.

Third parties with which we conduct business, including third-party cloud computing infrastructure and AI technology providers, may be subject to regulatory penalties or punishments because of their regulatory compliance failures or infringement upon other parties’ legal rights, which may, directly or indirectly, disrupt our business. We cannot be certain whether such third party has violated any regulatory requirements or infringed or will infringe on any other parties’ legal rights, which could expose us to legal expenses or require that we compensate third parties, or both.

We, therefore, cannot rule out the possibility of incurring liabilities or suffering losses due to any non-compliance by third parties. There is no assurance that we will be able to identify irregularities or non-compliance in the business practices of third parties with which we conduct business, or that such irregularities or non-compliance will be corrected in a prompt and proper manner. Any legal liabilities and regulatory actions affecting third parties involved in our business may affect our business activities and reputation, and may in turn affect our business, results of operations and financial performance.

Moreover, regulatory penalties or punishments against our business stakeholders, such as our software developer partners, whether or not resulting in any legal or regulatory implications upon us, may nonetheless cause business interruptions or even suspension of these business stakeholders, and may result in the abrupt forced suspension of our co-developed projects in progress, which could disrupt our usual course of business with them and result in material negative impact on our business operations, results of operation, and financial condition.

Future acquisitions may have an adverse effect on our ability to manage our business.

We may acquire businesses, technologies, services, or products that are complementary to our AI Contact Integrated Solutions business. Acquisitions may expose us to potential risks, including those associated with the integration of new operations, services, and personnel, the diversion of resources from our existing businesses, failure to achieve expected growth by the acquired businesses, and the inability to generate sufficient revenue to offset the costs and expenses of acquisitions, or the potential loss of or harm to relationships with both employees and customers resulting from their integration of new businesses.

In addition, we may be unable to identify appropriate acquisition or strategic investment targets when it is necessary or desirable to make such acquisition or investment to remain competitive or to expand our business. Even if we identify an appropriate acquisition or investment target, we may face challenges in successfully negotiating favorable terms of the acquisition or investment and financing the proposed transaction. We may need to raise additional debt funding or sell additional equity securities to make such acquisitions. The raising of additional debt funding by us, if required, would result in increased debt service obligations and could result in additional operating and financing covenants, or liens on our assets, that would restrict our operations. The sale of additional equity securities could result in additional dilution to Helport AI’s shareholders. If any one or more of the aforementioned risks associated with acquisitions or investments materialize, the acquisitions or investments may not be beneficial to us, which in turn may materially and adversely affect our business, financial condition, and results of operations.

A decline in general economic conditions or a disruption of financial markets may affect our target market or industry which in turn could adversely affect our profitability.

Our operations and profitability are directly or indirectly affected by general economic conditions. Both our AI Assist and Helphub products are developed to help contact centers enhance their operational quality and efficiency. At times of poor general economic conditions, businesses may make the decision of cutting back costs on growth-enhancing services and settling for more economic modes of operation. In addition, a decline in general economic conditions could reduce the level of demand for our prospective customers’ products and services, which would in turn lead to a reduction in our prospective customers’ need for outsourcing business processes and establishing extensive contact centers. As a result, the level of demand for our products could decline, which could negatively impact our revenue. Adverse economic conditions, including volatility and disruptions in financial markets, may also affect other stakeholders or investors in this arena, thereby potentially affecting their ability to cooperate with us.

We may be adversely affected by the effects of inflation and a potential recession.

Global inflation leads to a decline in the spending power of consumers, which results in a reduction in the business volume of downstream clients and a corresponding reduction in the number of contact center seats using our AI Assist product. As a result, global inflation has adversely affected our revenue and may continue to do so. In addition, global inflation may affect our liquidity, business, financial condition, and results of operations by increasing our overall cost structure, particularly if we are unable to increase the prices we charge our customers commensurately. The existence of inflation in the economy has resulted in, and may continue to result in, higher interest rates and capital costs, increased costs of labor, weakening exchange rates and other similar effects. As a result of inflation, we have experienced and may continue to experience cost increases. In addition, poor economic and market conditions, including a potential recession, may negatively impact the research and development investments and consumer spending levels and willingness, which would adversely affect our operating income and results of operations. If we are unable to take effective measures in a timely manner to mitigate the impact of the inflation as well as a potential recession, our business, financial condition, and results of operations could be adversely affected.

We face risks related to natural disasters, health epidemics, and other outbreaks, which could significantly disrupt our operations.

Our business may be negatively impacted by the fear of, exposure to, or actual effects of a disease outbreak, epidemic, pandemic, or similar widespread public health concern, including travel restrictions or recommendations or mandates from governmental authorities as a result of COVID-19, the threat of the virus, or the emergence of any variants. During the fiscal year ended June 30, 2022, our business was moderately impacted by the COVID-19 pandemic. Our revenue is mainly generated in the PRC, and in March 2022, a new COVID-19 subvariant (Omicron) outbreak hit China in March 2022, spreading more quickly and easily than previous strains. As a result, a new round of lockdowns, quarantines, or travel restrictions has been imposed to date upon different provinces or cities in China by the relevant local government authorities. Due to these restrictions, the billable number of contact center seats employed by our customers using our AI Assist product was reduced, causing a reduction in our revenue. Since the end of 2022, the Chinese government has lifted the COVID-19 restrictions, and we gradually recovered from the negative impact of the COVID-19 pandemic on our results of operations. During the fiscal year ended June 30, 2023, our business was moderately impacted by the COVID-19 pandemic. During the fiscal year ended June 30, 2024, our business was no longer impacted by the COVID-19 pandemic. However, there is no assurance that a disease outbreak, such as COVID-19 or any similar natural disasters will not occur in the future. The extent to which natural diseases may impact us in the future will depend on future developments, which are highly uncertain and cannot be predicted, including the duration, severity, and the recurrence of any such disease outbreaks, the effectiveness of mitigation strategies, and third-party actions taken to contain their spread and mitigate their public health effects. Any of these factors may materially and adversely affect our business, financial condition, and results of operations.

Any negative publicity about us, our services, and our management may materially and adversely affect our reputation and business.

We may from time to time receive negative publicity about us, our management, or our business. Certain of such negative publicity may be the result of malicious harassment or unfair competition acts by third parties. We may even be subject to government or regulatory investigation (including those relating to contact center data privacy protection) as a result of such third-party conduct and may be required to spend significant time and incur substantial costs to defend ourselves against such third-party conduct, and we may not be able to conclusively refute each of the allegations within a reasonable period of time, or at all. Harm to our reputation and confidence in our products and services can also arise for other reasons, including misconduct of our employees or any third-party business partners with whom we conduct business. Our reputation may be materially and adversely affected as a result of any negative publicity, which in turn may cause us to lose market share, software and platform users, technology providers, and other business partnerships.

If we fail to attract, recruit, or retain our key personnel, including our executive officers, senior management, and key employees, our ongoing operations and growth could be affected.

Our success also depends, to a large extent, on the efforts of our key personnel, including Shuangchi He, a Doctor of Telecommunications Engineering and Operations Research and a key member of Helport Singapore’s Research and Development team, our other executive officers, senior management, and other key employees who have valuable experience, knowledge, and connection in the AI Contact Integrated Solutions Industry. There is no assurance that these key personnel will not voluntarily terminate their employment with us. We do not carry, and do not intend to procure, key person insurance on any of our senior management team. The loss of any of our key personnel could be detrimental to our ongoing operations. Our success will also depend on our ability to attract and retain qualified personnel to manage our existing operations as well as our future growth. We may not be able to successfully attract, recruit, or retain key personnel, and this could adversely impact our financial condition, operating results, and business prospects.

We may from time to time be subject to claims, controversies, lawsuits, and legal proceedings, which could adversely affect our business, prospects, results of operations, and financial condition.

We may from time to time become subject to or involved in various claims, controversies, lawsuits, and legal proceedings. However, claims and threats of lawsuits are subject to inherent uncertainties, and we are uncertain whether any of these claims would develop into a lawsuit. Lawsuits, or any type of legal proceeding, may cause us to incur defense costs, utilize a significant portion of our resources, and divert management’s attention from our day-to-day operations, any of which could harm our business. Any settlements or judgments against us could have a material adverse impact on our financial condition, results of operations, and cash flows. In addition, negative publicity regarding claims or judgments made against our Company may damage our reputation and may result in a material adverse impact on us.

Risks Related to Doing Business in Singapore

We may rely on dividends and other distributions on equity paid by our subsidiary in Singapore to fund any cash and financing requirements we may have.

We may rely principally on dividends and other distributions on equity from our subsidiary in Singapore for our cash requirements, including for services of any debt we may incur.

Helport Singapore’s ability to distribute dividends is based upon its distributable earnings. Singapore law, Section 403 of the Companies Act 1967 prohibits the payment of dividends other than out of profits, and dividends shall be paid in accordance with the company’s constitution and generally acceptable accounting principles in Singapore. Singapore does not have any foreign exchange control regulations which restrict the ability of Helport Singapore to distribute dividends to us. If our subsidiary in Singapore incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us. Any limitation on the ability of our subsidiary in Singapore to distribute dividends or other payments to its shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

Risks Related to Our Securities

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations, or prevent fraud, and investor confidence and the market price of the Ordinary Shares may be materially and adversely affected.

Prior to the Business Combination, we were a private company with limited accounting personnel and other resources with which to address our internal controls and procedures. Our independent registered public accounting firm has not conducted an audit of its internal control over financial reporting. In preparing our combined financial statements as of and for the year ended June 30, 2024, we have not identified any material weaknesses in our internal control over financial reporting, as defined in the standards established by the PCAOB, and other control deficiencies. In reaching this conclusion, our management has taken into account various factors, including that we have recruited financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements, that we have hired independent directors with financial expertise, and that we have established a competent audit committee.

Helport AI is subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act (“Section 404”) requires that Helport AI include a report from management on the effectiveness of Helport AI’s internal control over financial reporting in Helport AI’s annual report on Form 20-F beginning with Helport AI’s second annual report on Form 20-F after becoming a public company. In addition, once Helport AI ceases to be an “emerging growth company,” as defined in the JOBS Act, Helport AI’s independent registered public accounting firm must attest to and report on the effectiveness of Helport AI’s internal control over financial reporting. Moreover, even if Helport AI’s management concludes that Helport AI’s internal control over financial reporting is effective, Helport AI’s independent registered public accounting firm, after conducting its own independent testing, may issue an adverse opinion on the effectiveness of internal control over financial reporting if it is not satisfied with Helport AI’s internal controls or the level at which Helport AI’s controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from Helport AI. In addition, Helport AI’s reporting obligations may place a significant strain on Helport AI’s management, operational and financial resources and systems for the foreseeable future. Helport AI may be unable to timely complete its evaluation testing and any required remediation.

During the course of documenting and testing Helport AI’s internal control procedures, in order to satisfy the requirements of Section 404, Helport AI may later identify weaknesses and deficiencies in Helport AI’s internal control over financial reporting. If Helport AI fails to maintain the adequacy of its internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, Helport AI may not be able to conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404. Generally speaking, if Helport AI fails to achieve and maintain an effective internal control environment, it could result in material misstatements in Helport AI’s financial statements and could also impair Helport AI’s ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, Helport AI’s businesses, financial condition, results of operations and prospects, as well as the trading price of its securities may be materially and adversely affected. Additionally, ineffective internal control over financial reporting could expose Helport AI to an increased risk of fraud or misuse of corporate assets and subject Helport AI to potential delisting from the stock exchange on which Helport AI lists its Ordinary Shares, regulatory investigations, and civil or criminal sanctions. Helport AI may also be required to restate its financial statements from prior periods.

Helport AI may or may not pay cash dividends in the foreseeable future.

Any decision to declare and pay dividends in the future will be made at the discretion of the board of directors of Helport AI and will depend on, among other things, applicable law, regulations, restrictions, Helport AI’s results of operations, financial condition, cash requirements, contractual restrictions, the future projects, and plans of Helport AI and other factors that the board of directors may deem relevant. In addition, Helport AI’s ability to pay dividends depends significantly on the extent to which it receives dividends from Helport and there can be no assurance that Helport will pay dividends. As a result, capital appreciation, if any, of the Ordinary Shares may be an investor’s sole source of gain for the foreseeable future.

Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of the Ordinary Shares and Warrants to fall, and certain Selling Shareholders may earn a positive rate of return on their investment, even if certain other shareholders experience a negative rate of return.

Sales of substantial amounts of the Ordinary Shares and/or Warrants in the public market or the perception that these sales could occur, could adversely affect the market price of the Ordinary Shares and Warrants and could materially impair our ability to raise capital through equity offerings in the future.

This prospectus relates to, among other things, the issuance from time to time by us of up to 18,845,000 Ordinary Shares upon the exercise of 18,845,000 Warrants.

This prospectus also relates to the resale from time to time by the Selling Shareholders of up to 974,097 Ordinary Shares, which consists of (i) 509,259 Ordinary Shares purchased by certain PIPE Investors concurrently with the closing of the Business Combination pursuant to the PIPE Subscription Agreements at a price of $10.80 per share; and (ii) 464,838 Ordinary Shares issued to certain Convertible Noteholders, upon the conversion of the Convertible Notes into Ordinary Shares concurrently with the closing of the Business Combination.

As of the date of this prospectus, our issued share capital consists of (1) 37,132,968 Ordinary Shares and (2) 11,500,000 Warrants.

The Selling Shareholders can sell, under this prospectus, up to 974,097 Ordinary Shares, constituting approximately 2.62% of the issued and outstanding Ordinary Shares as of the date of this prospectus and approximately 1.74% of the issued and outstanding Ordinary Shares, assuming all Warrants are exercised in full. See “Shares Eligible for Future Sales” for more details.

Sales of a substantial number of Ordinary Shares in the public market by the Selling Shareholders and/or by our other existing shareholders, or the perception that those sales might occur, could result in a significant decline in the public trading price of the Ordinary Shares and could impair our ability to raise capital through the sale of additional equity securities. Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may still experience a positive rate of return on the securities that they sell pursuant to this prospectus, and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. In such event, such Selling Shareholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. The trading price of the Ordinary Shares have fluctuated since the closing of the Business Combination on August 2, 2024, and may continue to fluctuate. As a result, our public shareholders may not be able to achieve any positive return at all on the Ordinary Shares if they sell the Ordinary Shares in the market at the then-prevailing market prices.

Provisions in Helport AI’s Amended and Restated Memorandum and Articles of Association may inhibit a takeover of Helport AI, which could limit the price investors might be willing to pay in the future for Helport AI’s securities and could entrench management.

Helport AI’s Amended and Restated Memorandum and Articles of Association contains provisions that may discourage unsolicited takeover proposals that shareholders of Helport AI may consider to be in their best interests. Among other provisions, subject to the right of the shareholders of Helport AI as specified in the Amended and Restated Memorandum and Articles of Association, the ability of Helport AI’s board of directors (the “Helport AI Board”) to issue additional shares, with or without preferred, deferred or other rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as the board of directors may determine, to the extent authorized but unissued, and without shareholder approval, may make it more difficult for Helport AI’s shareholders to remove incumbent management and accordingly discourage transactions that otherwise could involve payment of a premium over prevailing market prices for Helport AI’s securities.

Helport AI is an “emerging growth company,” and it cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make the Ordinary Shares less attractive to investors, which could have a material and adverse effect on Helport AI, including its growth prospects.

Helport AI is an “emerging growth company” as defined in the JOBS Act. Helport AI will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which Helport AI has total annual gross revenue of at least $1.235 billion, or (c) in which Helport AI is deemed to be a large accelerated filer, which means the market value of the Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of Helport AI’s prior second fiscal quarter, and (ii) the date on which Helport AI issued more than $1.0 billion in non-convertible debt during the prior three-year period. Helport AI intends to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that Helport AI’s independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Helport AI has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, Helport AI, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Helport AI’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

Furthermore, even after Helport AI no longer qualifies as an “emerging growth company,” as long as Helport AI continues to qualify as a foreign private issuer under the Exchange Act, Helport AI will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, Helport AI will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a result, Helport AI shareholders may not have access to certain information they deem important. Helport AI cannot predict if investors will find the Ordinary Shares less attractive because it relies on these exemptions. If some investors find the Ordinary Shares less attractive as a result, there may be a less active trading market and share price for the Ordinary Shares may be more volatile.

As a “foreign private issuer” under the rules and regulations of the SEC, Helport AI is permitted to file less or different information with the SEC than a company incorporated in the United States or otherwise subject to these rules and is permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements applicable to U.S. issuers.

Helport AI is considered a “foreign private issuer” under the Exchange Act and is therefore exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Moreover, Helport AI is not required to file periodic reports and financial statements with the SEC as frequently or within the same time frames as U.S. companies with securities registered under the Exchange Act, although it may elect to file certain periodic reports and financial statements with the SEC on a voluntary basis on the forms used by U.S. domestic issuers. Helport AI is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. In addition, Helport AI’s officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Helport AI’s securities.

In addition, as a “foreign private issuer,” Helport AI is permitted to follow certain home-country corporate governance practices in lieu of certain Nasdaq requirements. A foreign private issuer must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply followed by a description of its applicable home country practice. Helport AI currently intends to follow some, but not all, of the corporate governance requirements of Nasdaq. With respect to the corporate governance requirements of Helport AI that it does follow, Helport AI cannot give any assurances that it will continue to follow such corporate governance requirements in the future, and may therefore in the future, rely on available Nasdaq exemptions that would allow Helport AI to follow its home country practice. Unlike the requirements of Nasdaq, Helport AI is not required, under the corporate governance practice and requirements in the British Virgin Islands, to have its board consist of a majority of independent directors, nor is Helport AI required to have a compensation committee or a nominating or corporate governance committee consisting entirely of independent directors or have regularly scheduled executive sessions with only independent directors each year. Such British Virgin Islands home country practices may afford less protection to holders of the Ordinary Shares.

Helport AI would lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of Helport AI’s outstanding voting securities becomes directly or indirectly held of record by U.S. holders and one of the following is true: (i) the majority of Helport AI’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of Helport AI’s assets are located in the United States; or (iii) Helport AI’s business is administered principally in the United States. If Helport AI loses its status as a foreign private issuer in the future, it will no longer be exempt from the rules described above and, among other things, will be required to file periodic reports and annual and quarterly financial statements as if it were a company incorporated in the United States. If this were to happen, Helport AI would likely incur substantial costs in fulfilling these additional regulatory requirements and members of Helport AI’s management would likely have to divert time and resources from other responsibilities to ensure these additional regulatory requirements are fulfilled.

A market for our securities may not be sustained, which would adversely affect the liquidity and price of the Ordinary Shares.

The price of the Ordinary Shares may fluctuate significantly due to the general market and economic conditions. An active trading market for our securities may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, Helport AI’s general business condition and the release of its financial reports. Additionally, if the Ordinary Shares become delisted from Nasdaq, the liquidity and price of our securities may be more limited than if we were listed on Nasdaq or another national securities exchange. The lack of an active market may impair your ability to sell the Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling securities and may impair our ability to acquire other businesses or technologies using our shares as consideration, which, in turn, could materially adversely affect our business.

If securities or industry analysts publish reports that are interpreted negatively by the investment community or publish negative research reports about our business, our share price and trading volume could decline.

The trading market for the Ordinary Shares depends, to some extent, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts or the information contained in their reports. If one or more analysts publish research reports that are interpreted negatively by the investment community, or have a negative tone regarding our business, financial condition or results of operations, industry or end-markets, the share price of the Ordinary Shares could decline. In addition, if a majority of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

The issuance of additional Ordinary Shares in connection with future financings, acquisitions, investments, the Incentive Plan, or otherwise will dilute all other shareholders.

Helport AI expects to issue additional shares in the future that will result in dilution to all other shareholders. Helport AI expects to grant equity awards to employees, directors, and consultants under its 2024 Equity Incentive Plan. It may also raise capital through equity financings in the future. As part of its business strategy, Helport AI may acquire or make investments in complementary companies, products or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional shares may cause shareholders to experience significant dilution of their ownership interests and the per share value of the Ordinary Shares to decline.

If Helport AI’s estimates or judgments relating to its critical accounting policies prove to be incorrect, its results of operations could be adversely affected.

The preparation of financial statements in conformity with Helport AI’s key metrics require management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes and amounts reported in its key metrics. Estimates are based on historical experience, industry data, current contracts and customer relationships and on various other assumptions that we believe to be reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets, liabilities and equity and the amount of revenue and expenses that are not readily apparent from other sources. Significant assumptions and estimates used in preparing its combined financial statements include estimates for provisions, receivables and inventory. Helport AI’s results of operations may be adversely affected if its assumptions change or if actual circumstances differ from those in its assumptions, which could cause its results of operations to fall below the expectations of securities analysts and investors, resulting in a decline in the trading price of the Ordinary Shares.

U.S. holders that directly or indirectly own 10% or more of Helport AI’s equity interests may be subject to adverse U.S. federal income tax consequences under rules applicable to U.S. shareholders of controlled foreign corporations.

A non-U.S. corporation generally will be classified as a controlled foreign corporation for U.S. federal income tax purposes (a “CFC”), if “10% U.S. equityholders” (as defined below) own, directly, indirectly or constructively, more than 50% of either (i) the total combined voting power of all classes of shares of such corporation entitled to vote or (ii) the total value of the shares of such corporation. We do not believe that Helport would be classified as a CFC at the time of Closing, although CFC status is determined after taking into account complex constructive ownership rules and, accordingly, there can be no assurance in this regard. The U.S. federal income tax consequences for U.S. holders who at all times are not 10% U.S. equityholders would not be affected by the CFC rules. However, a U.S. holder that owns (or is treated as owning, directly, indirectly or constructively, including by applying certain attribution rules) 10% or more of the combined voting power of all classes of Helport AI’s shares entitled to vote or the total value of our equity interests (including equity interests attributable to a deemed exercise of options and convertible debt instruments), or a “10% U.S. equityholder”, if it were classified as a CFC, would generally be subject to current U.S. federal income taxation on a portion of Helport AI’s applicable subsidiaries’ earnings and profits (as determined for U.S. federal income tax purposes) and its earnings and profits, regardless of whether such 10% U.S. equityholder receives any actual distributions. In addition, if we were classified as a CFC, a portion of any gains realized on the sale of its Helport AI shares by a 10% U.S. equityholder may be treated as ordinary income. Helport AI cannot provide any assurances that Helport will assist U.S. Holders in determining whether Helport or any of its subsidiaries are treated as a controlled foreign corporation for U.S. federal income tax purposes or whether any U.S. Holder is treated as a 10% U.S. equityholder with respect to any of such controlled foreign corporations or furnish to any holder information that may be necessary to comply with reporting and tax paying obligations if Helport, or any of its subsidiaries, is treated as a controlled foreign corporation for U.S. federal income tax purposes. Each U.S. holder should consult its own tax advisor regarding the CFC rules and whether such U.S. holder may be a 10% U.S. equityholder for purposes of these rules.

Our U.S. shareholders may suffer adverse tax consequences if Helport AI is classified as a “passive foreign investment company.”

A non-U.S. corporation generally will be treated as a “passive foreign investment company” (“PFIC”), for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the current and anticipated composition of the income, assets and operations of Helport and its subsidiaries and certain factual assumptions, Helport does not expect to be treated as a PFIC for the taxable year ending December 31, 2024. Because the value of its gross assets is likely to be determined in part by reference to its market capitalization, a decline in the value of the Ordinary Shares may result in Helport becoming a PFIC. Accordingly, there can be no assurance that we will not be considered a PFIC for any taxable year. If we are a PFIC for any taxable year during which a U.S. Holder (as defined in “Certain Material U.S. Federal Income Tax Considerations”) holds its Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. Prospective U.S. Holders should consult their tax advisors regarding the potential application of the PFIC rules to them. See “Certain Material U.S. Federal Income Tax Considerations.”

USE OF PROCEEDS

All of the securities offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsels and our independent registered public accounting firm.

We will receive up to an aggregate of $216,717,500 from the exercise of Warrants, assuming the exercise in full of all of Warrants for cash. The amount of cash we may receive from the exercise of the Warrants will decrease to the extent that Warrants are exercised on a cashless basis. We expect to use the net proceeds from the exercise of these securities for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of these securities. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that any of these Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. See “Description of Securities — Warrants” for more details.

There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. The exercise price of the Warrants is $11.50 per share. The likelihood that warrant holders will exercise the Warrants, and therefore the amount of cash proceeds that we may receive, is dependent upon the trading price of the Ordinary Shares. If the trading price for the Ordinary Shares is less than $11.50 per share, we believe holders of the Warrants will be unlikely to exercise their Warrants. As the closing price of the Ordinary Shares was $6.12 as of December 19, 2024, we believe that holders of the Warrants are currently unlikely to exercise their Warrants. There is no guarantee that the Warrants will be in the money prior to their expiration, and, as such, the Warrants may expire worthless and we may receive no proceeds from the exercise of these Warrants. The amount of cash we may receive from the exercise of the Warrants will decrease to the extent that any of the Warrants are exercised on a “cashless basis”. We do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this prospectus to continue to support our operations. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for additional information.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2024 on:

•        a historical basis for the Company as of June 30, 2024;

•        a pro forma basis for the Company, giving effect to the Business Combination and related transactions. See “Unaudited Pro Forma Condensed Combined Financial Information” for more details; and

•        an adjusted basis, after giving effect to (i) the Business Combination and related transactions, and (ii) the assumed cash exercise in full of Warrants, resulting in the issuance of 18,845,000 Ordinary Shares for $216,717,500. In the event that any of the Warrants are not exercised or exercised on a cashless basis, the Company will not receive cash proceeds.

The information in this table should be read in conjunction with the financial statements and notes thereto and other financial information included in this prospectus and any prospectus supplement and the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the section titled “Unaudited Pro Forma Condensed Combined Financial Information.”

	As of June 30, 2024
	Actual (Audited) US$	Pro Forma Combined (Unaudited) US$	As Adjusted (Unaudited) US$
Cash and cash equivalents	2,581,086	1,849,372	218,566,872

Shareholders’ Equity:
Ordinary Shares	156	3,713	5,598
Subscription receivables	(156)	(156)	(156)
Additional paid-in capital	7,556	2,042,335	220,077,100
Retained earnings	13,045,642	12,795,498	12,795,498
Total Shareholders’ Equity	13,053,198	14,841,390	232,878,040
Debt:
Derivative warrant liabilities	—	1,319,150	—
Total Capitalization	13,053,198	16,160,540	232,878,040

____________

*        Assuming Warrants are exercised in full for cash at a price of $11.50 per Ordinary Share. See “Description of Securities — Warrants” for more details.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Helport and Tristar, adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes.

The unaudited pro forma combined balance sheet as of June 30, 2024 gives pro forma effect to the transactions contemplated by the Business Combination Agreement (the “Transactions”) as if they had been consummated as of that date. The unaudited pro forma combined statements of operations for the year ended June 30, 2024 give pro forma effect to the Transactions as if they had occurred as of the beginning of the earliest period presented. The pro forma financial information is presented based on Tristar’s financial statements as of and for the year ended June 30, 2024. As the Business Combination is treated as a reverse merger, Helport has been determined to be the “acquiror” with its financial statements for the fiscal year ended June 30, 2024. See “Accounting for the Transactions.”

This information should be read together with Helport’s and Tristar’s historical financial statements and related notes, “Helport’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Tristar’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information in the proxy statement and prospectus on Form F-4 (Registration No. 333-276940), as amended, initially filed with the SEC on February 8, 2024 (the “Proxy Statement/Prospectus”).

The unaudited pro forma combined balance sheet as of June 30, 2024 has been prepared using the following:

•        Helport’s historical combined balance sheet as of June 30, 2024, as included elsewhere in this prospectus, and

•        Tristar’s historical balance sheet as of March 31, 2024.

The unaudited pro forma combined statements of operations for the year ended June 30, 2024 have been prepared using the following:

•        Helport’s historical combined statements of operations for the year ended June 30, 2024, as included elsewhere in this prospectus; and

•        Tristar’s historical statements of operations for the year ended December 31, 2023, for the six months ended June 30, 2023, and for the three months ended March 31, 2024.

Description of the Business Combination

On November 12, 2023, Tristar entered into the Business Combination Agreement with Helport, Helport AI, First Merger Sub, and Second Merger Sub. Pursuant to the Business Combination Agreement, (a) on August 1, 2024, First Merger Sub merged with and into the Company, with the Company surviving the First Merger as a wholly-owned subsidiary of the Company and the outstanding securities of Helport being converted into the right to receive securities of the Company; (b) on August 2, 2024, the Closing Date and immediately following the First Merger, and as part of the same overall transaction as the First Merger, Second Merger Sub merged with and into Tristar, with the Purchaser surviving the Second Merger as a wholly-owned subsidiary of the Company and the outstanding securities of Tristar being converted into the right to receive securities of the Company.

Under the Business Combination Agreement, as amended, the Aggregate Merger Consideration Amount (as defined in the Business Combination Agreement) paid to the shareholders of Helport was (a) Three Hundred and Thirty-Five Million U.S. Dollars ($335,000,000) minus (b) the amount, if any, by which the Target Net Working Capital Amount (as defined in the Business Combination Agreement) exceeds the Net Working Capital (as defined in the Business Combination Agreement) (but not less than zero) minus (c) if Closing Net Debt (as defined in the Business Combination Agreement) was a positive number, the amount of Closing Net Debt (as defined in the Business Combination Agreement), plus (c) if Closing Net Debt (as defined in the Business Combination Agreement) was a negative number, the absolute value of the amount of Closing Net Debt (as defined in the Business Combination

Agreement), minus (d) the amount of any unpaid Transaction Expenses (as defined in the Business Combination Agreement). The Aggregate Merger Consideration (as defined in the Business Combination Agreement) was calculated to be $336.42 million and was paid entirely in shares, comprised of newly issued Ordinary Shares of the Company.

As a result of the First Merger and the Second Merger (the “Mergers”), (a) each ordinary share of Helport that was issued and outstanding immediately prior to the First Merger Effective Time (as defined in the Business Combination Agreement) and after the Conversion (as defined in the Business Combination Agreement) was, as of the First Merger Effective Time, canceled by virtue of the First Merger and converted into the right to receive 100% of such number of ordinary shares of the Company equal to the Exchange Ratio (as defined in the Business Combination Agreement); (b) On the Closing Date and immediately prior to the First Merger Effective Time, each preferred share of Helport that was issued and outstanding immediately prior to the First Merger Effective Time was canceled in exchange for the right to receive a number of validly issued, fully paid and non-assessable ordinary shares of Helport at the then effective conversion rate as calculated pursuant to the then effective amended and restated articles of associations of Helport; (c) Any convertible security of Helport, to the extent then outstanding and unexercised immediately prior to the First Merger Effective Time, was automatically, without any action on the part of the holder thereof, assumed by the Company and converted into a convertible security of the Company, subject to the same terms and conditions as were applicable to the corresponding former convertible securities of Helport immediately prior to the First Merger Effective Time, taking into account any changes thereto by reason of the Agreement or the Transactions (the “Helport AI Convertible Security”); (d) each ordinary share of Tristar that was issued and outstanding immediately prior to the Effective Time was cancelled and converted automatically into the right to receive one ordinary share of the Company. Each of outstanding Tristar Public Warrant and Tristar Private Warrant was converted into one public warrant and one private warrant of the Company, respectively.

The following summarizes the unaudited pro forma the Ordinary Shares outstanding upon the Closing:

	Shares outstanding
	Ownership in shares	Ownership %
Tristar ordinary shareholders held by public shareholders(1)	128,103	0.34%
Tristar ordinary shareholders held by its founders	5,750,000	15.48%
Shares issued to PIPE Investors(2)	509,259	1.37%
Shares issued to Convertible Noteholders(3)	464,838	1.25%
Shares issued to Helport shareholders in Business Combination	30,280,768	81.56%
Total Helport AI Ordinary Shares Outstanding	37,132,968	100.00%

____________

1        128,103 Tristar shares held by public shareholders were left after actual redemption of 10,480,699 shares in July 2024 in connection with the Business Combination.

2        On August 2, 2024, in connection with the consummation of the Business Combination, Helport AI received aggregate gross proceeds of $5.5 million from the PIPE Investors and issued an aggregate of 509,259 Ordinary Shares to the PIPE Investors for such subscriptions.

3        On August 2, 2024, in connection with the consummation of the Business Combination, all the received funds of $4,889,074 from the issuance of Convertible Promissory Notes plus all accrued interest thereon from issuance date to closing date of the Business Combination (“Conversion Amount”) was automatically converted into 464,838 Ordinary Shares to the respective Convertible Noteholders.

Accounting for the Business Combination

The Transactions are accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, Tristar is treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Helport shareholders having a majority of the voting power of Helport AI, the combined company, Helport comprising the ongoing operations of the combined entity, Helport comprising a majority of the governing body of the combined company, and Helport’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Transactions were treated as the equivalent of Helport issuing shares for the net assets of Tristar, accompanied by a recapitalization. The net assets of Tristar are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions are those of Helport.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present other Transaction effects that have occurred (“Management’s Adjustments”). The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, SEC Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Business.” Management elected not to present any Management’s Adjustments.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Tristar and Helport have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

There is no historical activity with respect to Helport AI, First Merger Sub and Second Merger Sub accordingly, no adjustments were required with respect to these entities in the pro forma combined financial statements.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 30,280,768 Ordinary Shares issued to the Helport shareholders, such amount calculated using the Merger Consideration Shares (as defined below), times the Exchange Ratio (as defined below). Merger Consideration Shares means a number of Ordinary Shares equal to the quotient determined by dividing (i) the Aggregate Merger Consideration Amount (as defined in the Business Combination Agreement) by (ii) Per Share Price (as defined below). Per Share Price means the redemption price of Tristar’s public shares, which shall be no less than the par value of Tristar’s ordinary shares. Exchange Ratio represents the quotient obtained by dividing (i) the Merger Consideration Shares as of the effective time of the First Merger divided by (ii) the aggregate number of, without duplication, ordinary shares of Helport that are (i) issued and outstanding, and (ii) issuable directly or indirectly upon, or subject to, the conversion, exercise or settlement of any preferred shares of Helport and convertible securities of Helport.

Upon the completion of the Business Combination, after considering the actual redemption of 10,480,699 shares in July 2024 (prior to giving effect to any warrant exercises and assuming automatic conversion of rights into ordinary shares), public shareholders of Tristar, the Sponsor and other initial shareholders of Tristar, PIPE Investors, Convertible Noteholders and the Helport shareholders own approximately 0.34%, 15.48%, 1.37%, 1.25% and 81.56% of the outstanding Ordinary Shares, respectively, such percentages were calculated assuming that the Helport shareholders and their affiliates received approximately 30,280,768 Ordinary Shares, derived from the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements (after rounding adjustment).

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2024

	(A) Tristar	(B) Helport	Actual Redemption
			Pro Forma Adjustments			Pro Forma Balance Sheet
ASSETS
Current assets:
Cash and cash equivalents	$223,969	$2,581,086		$116,806,805	(1)	$1,849,372
				975,000	(2)
				(3,475,000	)(2)
				5,500,000	(4)
				(4,547,700	)(5)
				1,259,175	(6)
				(117,473,963	)(8)
Accounts receivables	—	21,313,735				21,313,735
Deferred offering cost	—	817,871		(817,871	)(5)	—
Prepaid expenses and other current assets	221,547	41,966				263,513
Total Current Assets	445,516	24,754,658		(1,773,554)		23,426,620

Non-current assets:
Investment held in Trust Account	116,806,805	—		(116,806,805	)(1)	—
Intangible asset, net	—	2,425,694				2,425,694
Total Non-current Assets	116,806,805	2,425,694		(116,806,805)		2,425,694
Total Assets	$117,252,321	$27,180,352		$(118,580,359)		$25,852,314

LIABILITIES
Current liabilities:
Accounts payable	$728,006	$284,067	$			$1,012,073
Convertible promissory notes	—	4,889,074		131,179	(3)	—
				(5,020,253	)(3)
Income tax payable	—	2,724,998				2,724,998
Amounts due to related parties	—	965,776				965,776
Accrued expenses and other current liabilities	32,520	5,263,239		(306,832	)(5)	4,988,927
Total Current Liabilities	760,526	14,127,154		(5,195,906)		9,691,774

Non-current liabilities:
Promissory notes – related parties	2,500,000	—		375,000	(2)	—
				600,000	(2)
				(3,475,000	)(2)
Derivative warrant liabilities	1,319,150	—		—		1,319,150
Total Non-current Liabilities	3,819,150	—		(2,500,000)		1,319,150
Total Liabilities	4,579,676	14,127,154		(7,695,906)		11,010,924

Commitments and Contingencies

Class A ordinary shares subject to possible redemption, 10,608,802 at $11.01 redemption value as of March 31, 2024	116,804,313	—		(116,804,313	)(8)	—

UNAUDITED PRO FORMA COMBINED BALANCE SHEET — (Continued)
AS OF JUNE 30, 2024

	(A) Tristar	(B) Helport	Actual Redemption
			Pro Forma Adjustments		Pro Forma Balance Sheet
SHAREHOLDERS’ EQUITY
Ordinary Shares	—	156	46	(3)	3,713
			51	(4)
			3,460	(9)
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—
Class A ordinary shares, $0.0001 par value; 90,000,000 shares authorized; no shares issued and outstanding	—	—	—		—
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 5,750,000 shares issued and outstanding	575	—	(575	)(9)	—
Subscription receivables	—	(156)			(156)
Additional paid in capital	1,855,733	7,556	5,020,207	(3)	2,042,335
			5,500,000	(4)
			(5,500,000	)(4)
			5,499,949	(4)
			(3,500,000	)(5)
			(817,871	)(5)
			118,965	(7)
			(669,650	)(8)
			(5,472,554	)(9)
Accumulated deficit/Retained earnings	(5,987,976)	13,045,642	(131,179	)(3)	12,795,498
			(740,868	)(5)
			1,259,175	(6)
			(118,965	)(7)
			5,469,669	(9)
Total Shareholders’ (Deficit)/Equity	(4,131,668)	13,053,198	5,919,860		14,841,390
Total Liabilities, Class A Ordinary Shares subject to possible redemption and Shareholders’ (Deficit)/Equity	$117,252,321	$27,180,352	$(118,580,359)		$25,852,314

Unaudited Pro Forma Combined Balance Sheet Adjustments

The pro forma adjustment to the unaudited combined pro forma balance sheet consists of the following:

(A)    Derived from the balance sheet of Tristar as of March 31, 2024.

(B)    Derived from the combined balance sheet of Helport as of June 30, 2024.

(1)    Reflects the release of cash from cash and investment held in the trust account held for the public shareholders of Tristar (the “Trust Account”).

(2)    Reflects $975,000 subsequently received from promissory notes-related parties, among which, $375,000 were subsequent extension payments (monthly payment of $125,000 from April 2024 to June 2024), and $600,000 were unsecured promissory notes issued on May 3, 2024. The entire balance of $3,475,000 in promissory notes-related parties was due and repaid upon consummation of the Business Combination.

(3)    Reflects the $131,179 of interests accrued for Convertible Promissory Notes at the interest rate of 8% per annum from issuance date to the Closing Date. Helport has received all the funds of $4,889,074 from the issuance of convertible promissory notes subject to the Notes (as defined below) and the Amended and Restated Note (as defined below) before the consummation of Business Combination. $1,550,000, $550,000, $1,000,000, $2,000,000, $500,000 and $439,074 (a total of $6,039,074) convertible promissory notes were issued by Helport subsequently on March 6, 2024, March 8, 2024, March 12, 2024, May 15, 2024, May 17, 2024 and May 31, 2024, respectively, the total outstanding balance of which was automatically converted into Ordinary Shares at a price of $10.80 per share upon the Closing (collectively, the “Notes”). On June 20, 2024, Helport amended one convertible promissory note (the “Original Note”) of $2,000,000 issued on May 15, 2024, to one lender named Shanling Ge (“Lender”), pursuant to which, by mutual consent, Helport and the Lender agree to amend and restate the Original Note and to replace the Original Note with a note with a total amount of $850,000, with all the other terms previously stipulated in the Original Note remaining the same (“Amended and Restated Note”). Correspondingly, the receipt of such funds plus interest accrued is reflected in the adjustment of automatically conversion into Ordinary Shares at a price of $10.80 per share upon the Closing.

(4)    Reflects the 509,259 Ordinary Shares issued to the PIPE Investors for the aggregate gross proceeds of $5.5 million actually received from the PIPE Investors as follow:

On May 18, 2024, the Company entered into a subscription agreement with Qingdahonghe No.8 (Xiamen) Investment Partnership, in which the investor offered $10 million to subscribe for Ordinary Shares at a purchase price of $10.80 per share, or if lower, at the redemption price per share. On May 18, 2024, the Company entered into a subscription agreement with Ocean Holdings Management Pte. Ltd., in which the investor offered $2.5 million to subscribe for Ordinary Shares at a purchase price of $10.80 per share, or if lower, at the redemption price per share. On May 18, 2024, the Company entered into a subscription agreement with Ken Cheng, in which the investor offered $2.5 million to subscribe for Ordinary Shares at a purchase price of $10.80 per share, or if lower, at the redemption price per share.

On August 2, 2024, in connection with the Closing, the Company received aggregate gross proceeds of $5.5 million from the PIPE Investors and issued an aggregate of 509,259 Ordinary Shares to the PIPE Investors for such subscriptions.

(5)    Reflects (i) the cash payment for the unpaid transaction fees of $3,806,831 due upon consummation of Business Combination, which was related to the expenses incurred in connection with the Business Combination; (ii) $817,871 in deferred offering costs recognized on Helport’s historical balance sheet being charged against the combined additional paid in capital upon Closing; and (iii) the cash payment for accrued transaction fees of $740,868 for Tristar, which was expensed upon completion of the Business Combination.

(i)     $3,806,831 unpaid transaction fees of Helport contains: (a) $50,000 audit fees which was expensed and reflected in the combined accumulated earnings; and (b) $3,756,831 capitalized transaction fees including $3,500,000 financing cost, $191,862 legal fees and $64,969 advisory fees, which were all directly related to the Business Combination.

(ii)    $817,871 deferred offering costs recognized on Helport’s historical balance sheet include $623,037 legal fees and $194,834 advisory fees, which were all directly related to the Business Combination.

(iii)   $740,868 accrued transaction fees of Tristar including (a) $600,000 legal fees, (b) $42,745 audit fees, and (c) $98,123 printing and miscellaneous expenses, was expensed and reflected in the combined accumulated earnings.

(6)    Reflects the cash received from interest income of $1,259,175 in Trust Account from April 2024 to June 2024, which was reflected in the combined accumulated earnings.

(7)    Reflects $118,965 of share-based compensation related to the 115,500 founder shares of Tristar (the “Founder Shares”) transferred by the Prior Sponsor to Mr. Chunyi Hao, and vesting of such shares occurred upon consummation of the Business Combination. The fair value of the Founder Shares was estimated to be $1.03 per share at the time of such transfer.

(8)    Reflects the actual shares redeemed. Upon closing of the Business Combination, 10,480,699 of Tristar shares were redeemed at $11.21 for cash by Tristar shareholders, and $117.47 million out of $118.44 million in the Trust Account balance as of July 31, 2024, were paid out in cash for a 99% redemption.

(9)    Reflects (i) recapitalization of Helport through issuance of Tristar shares and eliminate Tristar historical accumulated deficits; (ii) the contribution of all the share capital in Helport to Tristar. The total number of Ordinary Shares issued and outstanding upon completion of the Business Combination was 37,132,968, at the par value of $0.0001 per share, with total par value of all outstanding shares amounting to $3,713, after the redemption of 10,480,699 shares.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2024

			Actual Redemption
	(A) Tristar	(B) Helport	Pro Forma Adjustments		Pro Forma Income Statement

Revenues	$—	$29,575,625	$—		$29,575,625
Cost of revenues	—	(10,998,011)	—		(10,998,011)
Selling expenses	—	(97,984)	—		(97,984)
General and administrative expenses	(2,026,353)	(4,979,382)	(740,868	)(3)	(7,865,568)
			(118,965	)(4)
Research and development expenses	—	(4,303,490)	—		(4,303,490)
Total operating (loss)/income	(2,026,353)	9,196,758	(859,833)		6,310,572

Other income (expense):
Financial expenses, net	12,935	(226,713)	—		(213,778)
Interest income – investment held in trust	4,538,886	—	(4,538,886	)(1)	—
Change in fair value of warrant liability	(753,800)	—	—		(753,800)
Other income, net	—	1,007	—		1,007
Forgiveness of service administrative fee	(204,516)	—	—		(204,516)
Total other income/(expense), net	3,593,505	(225,706)	(4,538,886)		(1,171,087)

Income before provision for income taxes	1,567,152	8,971,052	(5,398,719)		5,139,485
Income tax expense	—	(1,601,933)	—		(1,601,933)
Net income	$1,567,152	$7,369,119	$(5,398,719)		$3,537,552

Net change in foreign currency translation adjustment	—	—	—		—
Total comprehensive income	1,567,152	7,369,119	(5,398,719)		3,537,552

Weighted average shares outstanding of ordinary shares	—	156	37,132,812	(2)	37,132,968
Weighted average shares outstanding of redeemable ordinary shares	11,419,862	—	—		—
Basic and diluted net income per ordinary share	$0.09	47,237.94	—		$0.10
Weighted average shares outstanding of non-redeemable ordinary shares	5,750,000	—	—		—
Basic and diluted net income per ordinary share	$0.09	—	—		—

Notes and adjustment to Unaudited Pro Forma Condensed combined Statement of Operations

The notes and pro forma adjustments to the unaudited condensed combined pro forma statements of operations consist of the following:

(A)    Derived from Tristar’s historical statements of operations for the year ended December 31, 2023, for the six months ended June 30, 2023, and for the three months ended March 31, 2024.

(B)    Derived from Helport’s combined statement of operations and comprehensive income for the year ended June 30, 2024.

(1)    Represents an adjustment to eliminate interest income related to cash and investment held in Trust Account.

(2)    The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the Business Combination occurred as of the earliest period presented. In addition, as the Business Combination is reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combinations for the entire period.

(3)    Reflects $740,868 expensed transaction fees as if it incurred from the beginning of the year ended June 30, 2024, for the purpose of Business Combination. This is a non-recurring item.

(4)    Reflects $118,965 shared-based compensation expenses related to the 115,500 Founder Shares transferred by Prior Sponsor to Mr. Chunyi Hao, which vested upon consummation of the Business Combination. This is a non-recurring item.

Net Income Per Share

The weighted average shares outstanding and net income per share information give pro forma effect to Business Combination and the other transactions contemplated by the Business Combination Agreement as if they had occurred on July 1, 2023.

The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the sum of the Tristar post-combination weighted average number of redeemable shares outstanding of 10,608,802 and non-redeemable shares outstanding of 5,750,000 under both scenarios for the year ended June 30, 2024 adjusted by (a) 30,280,768 merger consideration shares, derived from the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements (after rounding adjustment), issued in connection with the Business Combination; (b) 509,259 shares issued to the PIPE Investors; (c) 464,838 shares issued to the Convertible Noteholders issued by Helport; and (d) actual redemption of 10,480,699 shares.

No adjustment was made to the pro forma basic earnings per share amounts presented for the year ended June 30, 2024, the effects of outstanding warrants were not considered in the calculation of diluted earnings per share, since the inclusion of such warrants and options would be anti-dilutive.

For the Year Ended June 30, 2024
Pro forma net income	3,537,552
Weighted average shares outstanding – basic and diluted	37,132,968
Net income per share – basic and diluted	0.10
Weighted average shares outstanding – basic and diluted:
Tristar ordinary shareholders held by public shareholders	128,103
Tristar ordinary shareholders held by Founders	5,750,000
Shares issued to PIPE Investors	509,259
Shares issued to Convertible Promissory Notes Holders	464,838
Shares issued to Helport shareholders in Business Combination	30,280,768
Total weighted average shares outstanding	37,132,968

COMPARATIVE HISTORICAL AND UNAUDITED
PRO FORMA COMBINED PER SHARE FINANCIAL INFORMATION

The following table sets forth summary historical comparative share information for Tristar and Helport, respectively, and unaudited pro forma condensed combined per share information after giving effect to the Business Combination and other events contemplated by the Business Combination Agreement presented under ordinary shares outstanding at the Closing Date:

The net income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares and any redemption of shares in connection with the Business Combination, assuming the shares were outstanding since June 30, 2024.

This information is only a summary and be read in conjunction with the historical financial statements of Helport and related notes that are included elsewhere in this prospectus and the historical financial statements of Tristar and related notes that are included in the Proxy Statement/Prospectus. The unaudited pro forma combined per share information of Tristar and Helport is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this prospectus.

The unaudited pro forma combined income per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the period presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Tristar and Helport would have been had the companies been combined during the period presented.

For the year ended June 30, 2024	Helport	Tristar	Pro Forma Combined
Net income and total comprehensive income	$7,369,119	$1,567,152	$3,537,552
Shareholder’s equity/(deficit)	13,053,198	(4,131,668)	14,841,390
Book value per share – basic and diluted(1)	83,674.35	(0.24)	0.40
Weighted average shares outstanding of redeemable ordinary shares	—	11,419,862	—
Weighted average shares outstanding of non-redeemable ordinary shares	156	5,750,000	—
Total weighted average ordinary shares outstanding	—	—	37,132,968
Net income per ordinary share
Basic and diluted	$47,237.94	$0.09	$0.10

____________

(1)      Book value per share = total equity/ordinary shares outstanding

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a brief summary discussion of certain material U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares for a U.S. Holder (as defined below). This brief discussion address only U.S. Holders that acquire Ordinary Shares in this offering. This brief discussion is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a U.S. holder as a result of the ownership and disposition of Ordinary Shares. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice.

This brief discussion is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (whether final, temporary, or proposed) (the “Treasury Regulations”), published administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This brief discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws. U.S. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This brief summary is limited to considerations relevant to U.S. Holders that hold Ordinary Shares as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This brief discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•        banks or other financial institutions, underwriters, or insurance companies;

•        brokers or dealers in securities or currencies or holders that are traders in securities who elect to apply a mark-to-market method of accounting;

•        real estate investment trusts and regulated investment companies;

•        tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•        expatriates or former citizens or long-term residents of the United States;

•        subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

•        any holder that is not a U.S. Holder;

•        dealers or traders in securities, commodities or currencies;

•        grantor trusts;

•        persons subject to the alternative minimum tax;

•        U.S. persons whose “functional currency” is not the U.S. dollar;

•        persons who received shares of Ordinary Shares through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•        persons who own (directly or through attribution) 10% or more (by vote or value) of the issued shares of Helport (excluding treasury shares);

•        persons that hold Warrants or other rights to acquire Ordinary Shares; or

•        holders holding Ordinary Shares as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of Ordinary Shares for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election under the Code to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Ordinary Shares received in the Business Combination, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. This discussion does not address the tax consequences to any such partner or partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares received in the Business Combination.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF ORDINARY SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

Our Tax Residence for U.S. Federal Income Tax Purposes

Under current U.S. federal income tax law, a corporation generally is considered a resident for U.S. federal income tax purposes in its place of organization or incorporation. Accordingly, under the generally applicable U.S. federal income tax rules, we would generally be classified as a non-U.S. corporation (and, therefore, not a U.S. tax resident). Section 7874 of the Code and the Treasury Regulations promulgated thereunder, however, contain specific rules (more fully discussed below) that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that we should be taxed as a U.S. corporation for U.S. federal income tax purposes under section 7874 of the Code, we would be liable for U.S. federal income tax on our income like any other U.S. corporation, and certain distributions made by us to non-U.S. holders of Ordinary Shares would be subject to U.S. withholding tax at the rate of 30% or such lower rate as provided by an applicable treaty. As a result, taxation as a U.S. corporation could have a material adverse effect on our financial position and results from operations. The section 7874 rules are complex and require analysis of all relevant facts and circumstances, and there is limited guidance and significant uncertainties as to their application.

Under section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, be a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if (1) the non-U.S. corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a

U.S. corporation, (2) the non-U.S. corporation’s expanded affiliated group does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities (the “substantial business activities test”), and (3) the shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the stock of the non-U.S. acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation, as determined under complex share ownership rules described below, which are uncertain in their application in many circumstances and are intended to increase the percentage ownership for these purposes (the “Ownership Test”). For this purpose, “expanded affiliated group” generally means the foreign acquiring corporation and all subsidiary corporations in which such foreign corporation owns, directly or indirectly, more than 50% of the stock (by vote and value) after the foreign acquiring corporation’s acquisition of the assets of the U.S. corporation.

We do not expect to satisfy the substantial business activities test, and accordingly, we must determine whether the Ownership Test has been met.

Based on the complex rules for determining share ownership under section 7874 of the Code and Treasury Regulations promulgated thereunder and certain factual assumptions, our view is that immediately after completion of the Business Combination, former shareholders of Tristar owned, by reason of owning (or being treated as owning) stock of Tristar, less than 80% of the voting power and value of the Ordinary Shares. Therefore, we do not expect to satisfy the Ownership Test, and our view is that section 7874 applies in a manner such that we are not treated as a U.S. corporation for U.S. federal income tax purposes. However, our position depends in part on the position that the Ownership Test is determined after the Business Combination for purposes of section 7874 of the Code.

The application of the Ownership Test is extremely complex. The applicable Treasury Regulations relating to the Ownership Test are subject to significant uncertainty and there is limited guidance regarding their application. Moreover, the application of the Ownership Test to the facts and circumstances of the Business Combination are uncertain. Accordingly, our expectation that section 7874 of the Code does not apply to treat us as a U.S. corporation for U.S. federal income tax purposes is subject to challenge, and there can be no assurance that the IRS will not take a contrary position to those described above or that a court will not agree with a contrary position of the IRS in the event of litigation.

U.S. Federal Income Tax Consequences of Ownership and Disposition of Ordinary Shares

The following brief discussion is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of Ordinary Shares by U.S. Holders, assuming Helport AI is not treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.

Distribution on Ordinary Shares

Subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” a U.S. Holder generally will be required to include in gross income any distribution of cash or property paid on Ordinary Shares that is treated as a dividend for U.S. federal income tax purposes. A distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is an income tax treaty between the United States and the British Virgin Islands, clause (1) above can be satisfied and coupled with the Shares also being currently traded on Nasdaq would also qualify for clause (1) treatment, above. The Treasury guidance indicates that shares listed on the Nasdaq will be considered readily tradable on an established securities market in the United States. Although the Ordinary Shares are currently listed on the Nasdaq, there can be no assurance that the Ordinary Shares will be considered readily tradable on an established securities market in future years. Non-corporate U.S. Holders that do not meet a minimum holding period requirement or that elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the

Code (dealing with the deduction for investment interest expense) will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Finally, we will not constitute a qualified foreign corporation for purposes of these rules if we are a PFIC for the taxable year in which we pay a dividend or for the preceding taxable year. See the discussion below under “— Passive Foreign Investment Company Status.”

The amount of any dividend paid in foreign currency will be the U.S. dollar value of the foreign currency distributed by us, calculated by reference to the spot exchange rate in effect on the date the dividend is includible in the U.S. Holder’s income, regardless of whether the payment is in fact converted into U.S. dollars on the date of receipt. Generally, a U.S. Holder should not recognize any foreign currency gain or loss if the foreign currency is converted into U.S. dollars on the date the payment is received. However, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date such U.S. Holder actually converts the payment into U.S. dollars will be treated as ordinary income or loss.

To the extent that the amount of any distribution made by us on the Ordinary Shares exceeds our current and accumulated earnings and profits for a taxable year (as determined under U.S. federal income tax principles), the distribution will first be treated as a tax-free return of capital, causing a reduction in the adjusted basis of the U.S. Holder’s Ordinary Shares, and to the extent the amount of the distribution exceeds the U.S. Holder’s tax basis, the excess will be taxed as capital gain recognized on a sale or exchange as described below under “— Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares.” However, we may not calculate earnings and profits in accordance with U.S. federal income tax principles. In such event, a U.S. Holder should expect to generally treat distributions we make as dividends.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

Sale, Exchange, Redemption or Other Taxable Disposition of the Company’s securities

Subject to the discussion below under “— Passive Foreign Investment Company Status,” a U.S. Holder will generally recognize gain or loss on any sale, exchange, or other taxable disposition of Ordinary Shares in an amount equal to the difference between the amount realized on the disposition and such U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any gain or loss recognized by a U.S. Holder on a taxable disposition of Ordinary Shares will generally be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period in the Ordinary Shares exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. Holders. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder on the sale or exchange of Ordinary Shares will generally be treated as U.S. source gain or loss.

Exercise, lapse or redemption of Warrants

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of Ordinary Shares on the exercise of a Warrant for cash. A U.S. Holder’s initial tax basis in Ordinary Shares received upon exercise of the Warrant generally will equal the sum of the U.S. Holder’s initial investment in the Warrant and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Ordinary Shares will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to its tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Ordinary Shares received generally would equal the U.S. Holder’s tax basis in the Warrants surrendered. If the cashless exercise were not a realization event, it is unclear whether a U.S. Holder’s holding period for the Ordinary Shares will commence on the date of exercise of the Warrants or the day following the date of exercise of the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Ordinary Shares would include the holding period of the Warrants.

It is also possible that a cashless exercise may be treated as a taxable exchange of a portion of the Warrants surrendered in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered a number of Warrants having a value equal to the exercise price for the total number of Warrants to be exercised. Subject to the PFIC rules discussed below, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. Holder’s tax basis in such Warrants. In this case, a U.S. Holder’s tax basis in the Ordinary Shares received would equal the sum of the U.S. Holder’s initial investment in the Warrants exercised and the exercise price of such Warrants. It is unclear whether a U.S. Holder’s holding period for the Ordinary Shares would commence on the date of exercise of the Warrants or the day following the date of exercise of the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, a U.S. Holder should consult its tax advisor regarding the tax consequences of a cashless exercise.

While not free from doubt, a redemption of Warrants for Ordinary Shares should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, subject to the PFIC rules discussed, a U.S. Holder should not recognize any gain or loss on the redemption of Warrants for Ordinary Shares. In such event, a U.S. Holder’s aggregate tax basis in the Ordinary Shares received in the redemption generally should equal the U.S. Holder’s aggregate tax basis in the Warrants redeemed and the holding period for the Ordinary Shares should include the U.S. Holder’s holding period for the surrendered Warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of Warrants. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the tax consequences of a redemption of Warrants for Ordinary Shares.

Possible constructive distributions

The terms of each Warrant provide for an adjustment to the number of Ordinary Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the Warrants would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the U.S. Holder’s proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of Ordinary Shares that would be obtained upon exercise) as a result of a distribution of cash or other property to the holders of Ordinary Shares which is taxable to the U.S. Holders of such Ordinary Shares as described in “Taxation of distributions” above. Such constructive distribution would be subject to tax as described in that section in the same manner as if the U.S. Holders of the Warrants received a cash distribution from the Company equal to the fair market value of such increased interest.

Passive Foreign Investment Company (PFIC) Status

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if we, or any of our subsidiaries, is treated as a PFIC for any taxable year during which the U.S. Holder holds Ordinary Shares. A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any entity in which it is considered to own at least 25% of the interest by value, is passive income, or (b) if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any entity in which it is considered to own at least 25% of the interest by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Whether we or any of our subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of Ordinary Shares and how, and how quickly, we use liquid assets and cash obtained in the Business Combination may influence whether we or any of our subsidiaries is treated as PFIC. Accordingly, we are unable to determine whether we or any of our subsidiaries will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that we or any of our subsidiaries will not be treated as a PFIC for any taxable year. Moreover, we do not expect to provide a PFIC annual information statement for 2024 or going forward, which will preclude U.S. Holders from making or maintaining a “qualified electing fund” election under section 1295 of the Code.

If we were determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Ordinary Shares and, in the case of Ordinary Shares, the U.S. Holder did not make a valid “mark-to-market” election, such U.S. Holder generally will be subject to special rules with respect to: (i) any gain recognized by the U.S. Holder on the sale or other disposition of Ordinary Shares and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such ordinary shares).

Under these rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for Ordinary Shares;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. holder recognized gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

Although a determination as to our PFIC status will be made annually, an initial determination that we are a PFIC will generally apply for subsequent years to a U.S. Holder who held Ordinary Shares while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years.

If a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its Ordinary Shares as long as such shares continue to be treated as marketable stock. Instead, in general, the U.S. Holder will include as ordinary income each year that we are treated as a PFIC the excess, if any, of the fair market value of its Ordinary Shares at the end of its taxable year over the adjusted basis in its Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously recognized income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Ordinary Shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its Ordinary Shares and for which we are treated as a PFIC.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which the Ordinary Shares are listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter, but no assurances can be given in this regard with respect to the Ordinary Shares. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of Ordinary Shares under their particular circumstances.

If we are a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we were to receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC (even though such U.S. Holder would not receive the proceeds of those distributions or dispositions) or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder may have to file an IRS Form 8621 (whether or not a mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide any such other information as may be required by the Treasury. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Ordinary Shares should consult their own tax advisors concerning the application of the PFIC rules to Ordinary Shares under their particular circumstances.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends (including constructive dividends) received by U.S. Holders of Ordinary Shares, and the proceeds received on the disposition of Ordinary Shares effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number and certify that it is not subject to backup withholding (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, by filing the appropriate claim for refund and timely providing the required information to the IRS. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules in their particular circumstances and the availability of and procedures for obtaining an exemption from backup withholding.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold Ordinary Shares. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. U.S. Holders who are required to report specified foreign financial assets on IRS Form 8938 and/or foreign bank and financial accounts on FinCEN Report 114 and fail to do so may be subject to substantial penalties.

The discussion of reporting obligations set forth above is not intended to constitute an exhaustive description of all reporting obligations that may apply to a U.S. Holder. A failure to satisfy certain reporting obligations may result in an extension of the period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting obligation. Penalties for failure to comply with these reporting obligations are substantial. U.S. Holders should consult with their own tax advisors regarding their reporting obligations relating to their ownership of Ordinary Shares, including the requirement to file an IRS Form 8938.

BUSINESS

The following discussion reflects our business. Unless the context otherwise requires, all references in this section to “we,” “us,” and “our” refer collectively to Helport and its subsidiaries prior to the consummation of the Business Combination and Helport AI and its subsidiaries following the consummation of the Business Combination.

Overview

We are an AI technology company headquartered in Singapore, committed to assisting enterprises in accelerating sales growth through cutting-edge AI-powered customer engagement. Our proprietary offering, Helport AI Assist software (“AI Assist”), offers real-time intelligent guidance for customer engagement professionals in business settings. In addition, we provide AI+BPO (Business Process Outsourcing) services to facilitate customer engagement, assisting our clients to achieve optimal sales performance and cost reduction.

“AI Assist” is software that targets customer engagement staff as its users, which include enterprises’ customer contact center representatives as well as other sales professionals such as real estate sales brokers, insurance sales brokers, and family wealth investment advisors. AI Assist is featured with four primary functions, including “Agent Assistant”, “QA Assistant”, “Supervisor Assistant”, and “Knowledge Base Assistant”. “Agent Assistant” is a feature that provides real-time speech guidance to customer engagement agents and professionals. It also has features such as flexible learning, training, testing, and certification, designed to shorten the training time of newly hired customer engagement agents and reduce enterprises’ costs of training and hiring customer engagement staff. The “QA Assistant” feature ensures that the agents’ conversations with customers are legally compliant and conform to internal company standards, while also provides real-time alerts for non-compliant situations and suggests remedial scripts to the agents. The “Supervisor Assistant” function offers supervisors with real-time, quantitative visibility of all team members. The “Knowledge Base Assistant” function enables rapid construction of knowledge bases (utilizing large language models) and the continuous upgrading of such knowledge bases. With these functions, we believe that AI Assist is an all-in-one tool that facilitates companies in enhancing customer engagement efficiency and sales performance.

Our AI+BPO service offering is an AI-powered online BPO service for customer contact. For clients in need of customer engagement professionals, we offer our AI Assist product, coupled with BPO service. Through our BPO partners, we provide our enterprise clients with the customer engagement professionals required, who then utilize the AI Assist software in performing their tasks. In this way, we help our clients access outsourced professional services 24/7 worldwide, in multiple languages, with flexible time frames and seating arrangements. In such outsourced business processes, our AI technology and digital platform enable real-time remote monitoring of the customer engagement professionals, compliance and quality checks of their work, and knowledge base construction to facilitate customer engagement. Leveraging our AI software and a global network of BPO partners, we help clients enhance sales performance while minimizing costs.

We also operate our Helphub Crowdsourcing Platform (“Helphub”), which is an AI integrated contact center business process outsourcing (BPO) platform that serves both companies providing and seeking BPO services. “Helphub” is a crowdsourcing digital platform for contact center operations, serving companies seeking and providing BPOs services. Helphub provides enterprise clients with the flexibility to post tasks on Helphub and monitor the execution process anytime and anywhere. BPO providers, on the other hand, can view, select, take on projects that fit their skill sets and specialties, and deliver AI-assisted and standardized customer service. Helphub aims to address the challenges faced by companies as they scale, such as longer training cycles, lack of agent proficiency, and talent shortages.

For the fiscal year ended June 30, 2024, we had revenue of $29.58 million, and net income of $7.37 million. Among our revenue sources, the revenue generated from AI services provided under AI Assist contributed 100% for the fiscal year ended June 30, 2024. For the fiscal years ended June 30, 2023 and 2022, we had revenue of $12.73 million and $2.67 million, respectively, and net income of $4.81 million and $0.82 million, respectively. Among our revenue sources, the revenue generated from AI services provided under AI Assist contributed 99.70% and 96.20% for the fiscal years ended June 30, 2023 and 2022, respectively; revenue generated from the medical consulting service contributed 0.30% and 3.80%, respectively. The medical consulting business was discontinued after January 2023. We started providing AI service when we launched our key Software as a Service (“SaaS”) product, AI Assist, in April 2022, which has become our business focus ever since. For the fiscal years ended June 30, 2024, 2023 and 2022, we did not generate any revenue from AI+BPO.

Competitive Strengths

We believe that the following competitive strengths are essential for our success and differentiate us from our competitors:

Artificial Intelligence Technology

We apply operations research theory and AI technology to create intelligent algorithms and tools underlying the functions of AI Assist, including Agent Assistant, Supervisor Assistant, QA Assistant, and Knowledge Base Assistant, serving customer contact professionals and team leaders. These functions allow for real-time communication assistance, real-time sales guidance, intelligent visibility of agent performance, and fast knowledge-base configuration. For instance, AI Assist can steer agents through their customer interactions, furnish them with industry-specific insights, offer tailored script prompts, and oversee adherence to standard procedures and regulations. Our AI software is designed to enhance the efficiency of enterprise-customer communications and the overall customer experience by bolstering agent performance.

Our products have self-learning capabilities, allowing them to continuously adjust and upgrade based on user behaviors. The system automatically verifies and annotates the AI-generated responses according to the customer representatives’ adoption rate. Furthermore, the system assesses the efficacy of the generated responses by taking into account metrics such as call duration, customer sentiment, order success status, and additional relevant indicators. Consequently, it continually refines the quality of the responses it generates. Quality control involves monitoring accuracy through a combination of software analysis and human review, focusing on metrics such as quality assurance accuracy and knowledge base response accuracy. These metrics are usually kept at a level of more than 90% accuracy for the models. If these metrics fall below expected values, algorithm engineers and knowledge base operations personnel adjust rules, annotations, and other aspects to optimize the model. Our algorithm engineers possess expertise in data structures and foundational algorithms and are skilled in versatile high-level programming languages like C++ and Python. They are adept at coding and have a deep understanding of Natural Language Processing (“NLP”) and associated algorithms and technologies, including the training of large-scale models. NLP is a machine learning technology that gives computers the ability to interpret, manipulate, and comprehend human language. Our knowledge base operations team, equipped with an understanding of AI technology and relevant domain industry expertise, can tailor prompt strategies for our models to meet specific customer requirements, to satisfy the quality requirements of AI-generated outputs. Typically, the initial deployment of AI Assist spans from one week to one month, with one optimization session per week.

Powerful Professional Knowledge Base

Drawing on the industry experience and expertise of our founding team, we have developed more than 100 sets of dialog libraries, quality control knowledge bases, algorithm models, and training tools. These cover typical scenarios such as credit card installment billing services, debt collection, insurance product sales, education company class scheduling, new customer acquisition, and more.

We refine our AI models with industry-specific practices and knowledge derived from our professional team’s extensive client engagements across various sectors. Our AI models are designed to be versatile and applicable to a wide range of industry needs. By contrast, new AI companies may face challenges in effectively training their AI models due to limited industry exposure, a scarcity of scenario-specific expertise, and the absence of a comprehensive domain knowledge base. These limitations can act as significant barriers to entry for new market entrants and emerging AI firms, leading to increased costs associated with resource allocation, market exploration, and the protracted trial-and-error phase.

Strong Business Model and Products

Although we commenced operations in September 2020, we have achieved profitability. For the fiscal year ended June 30, 2024, we had revenue of $29.58 million, and net income of $7.37 million. For the fiscal years ended June 30, 2023 and 2022, we had revenue of $12.73 million and $2.67 million, respectively, and generated net income of $4.81 million and $0.82 million, respectively. We believe that our ability to achieve profitability and continuous growth demonstrates our strong business model.

We have developed SaaS products for customer interaction and have also created CTI gateways, AI gateways and CRM gateways through iterative refinement based on the customer service experience of Helport team members across various sectors.

A gateway is essential for facilitating data exchange between different devices, networks, or systems that may use different protocols or languages. Our proprietary gateways are designed to integrate seamlessly with a variety of software, hardware, and enterprise databases for swift deployment of AI Assist within our clients’ systems, enabling data exchange, reducing data transmission lags, minimizing device memory usage, and lowering computational power consumption. By doing so, we aim to enhance the customer experience while keeping the product deployment costs to a minimum.

Growth Strategies

We intend to develop our business and strengthen brand loyalty by implementing the following strategies:

In the Chinese market, we plan to capitalize on the strengths of our existing user base and market capabilities to solidify our position in AI customer engagement, with a particular focus on clients in the financial services sector

Banking, insurance, and consumer lending are the primary sectors where AI Assist users are concentrated in China. Currently, our products are in use across these industries. Leveraging our established client base, we aim to grow our business by:

•        expanding sales to existing clients as they scale up their customer engagement team;

•        acquiring new clients through referrals from satisfied clients;

•        engaging in enterprise bidding processes, industry forums, and seminars to increase market reach; and

•        pursuing strategic partnerships to capitalize on our business partners’ resources and brand influence.

Banking:    We aim to extend our products and services to large commercial banks in China within the next three years.

Insurance:    We aim to expand our products and services to leading insurance groups and insurance sales brokage firms.

Consumer lending:    We aim to expand products and services to major consumer lending companies in the next three years.

In summary, our Chinese market expansion strategy is underpinned by a holistic approach, combining internal expansion efforts, direct sales initiatives, participation in bidding processes, and strategic collaborations. We expect this strategy will position us to deepen our engagement with existing users while enabling us to enter new markets and foster enduring partnerships with industry leaders.

Prioritize the American market as a strategic focus for rapid growth

We anticipate that the North American market may be a means by which we can gain access to significant customer contacts globally, and we expect a high propensity among U.S. businesses to embrace SaaS solutions. Despite this, we believe that the saturation of AI-driven customer contact assistants may be low, which may provide a growth opportunity for Helport AI. As newcomers to this market, we concentrate on vertical markets with substantial user bases, including insurance sales, real estate brokerage, family wealth management, and mortgage lending intermediation. In addition to providing AI software, we also provide AI+BPO services to these clients. We aim to rapidly expand in these sectors by forming strategic alliances with major platform enterprises and key players within the selected industries.

Partner with BPO contact centers around the world to expand in scale

BPO customer contact centers are Helport’s target customer base, especially BPO companies with a significant volume of outbound tele-sales operations, who would have the need to increase sales revenue, improve work efficiency, and reduce costs. We are in the process of forging strategic partnerships with such BPO companies, aiming to both provide them with access to our software products and nurture them to become our sales affiliates.

We believe that collaborating with BPO companies is instrumental in bridging the U.S. and Southeast Asian markets through our “AI + BPO” model, thereby maximizing synergies and enhancing our competitive differentiation. We anticipate that such strategic alliances may leverage the strengths of both parties while paving the way for further innovative solutions that could improve operational efficiency and reduce costs.

Global Collaboration with Cloud Vendors

We aim to collaborate with major cloud vendors to provide AI services to enterprises worldwide. We utilize IaaS and PaaS platforms provided by cloud providers such as AWS, Google Cloud, and Microsoft Asure to support our SaaS products. By harnessing the extensive global network of these cloud providers, we intend to expand into new regional markets, offering AI software and services to enterprises globally within the next three years. We anticipate that this strategic move will allow us to extend our reach and deliver our AI solutions to a broader client base.

Direct Online Promotion/Search Engine Optimization (SEO)

We expect to initiate online promotional campaigns for our AI software and AI+BPO solutions by January 2025. By employing internet marketing strategies, such as search engine optimization for relevant keywords and strategic banner advertising, we aim to enhance the exposure of our products, generate a higher volume of leads, and thereby expedite our business growth.

As of the date of this prospectus, we have leased offices in Southeast Asia and North America, and have employees based in Singapore, the Philippines, China, and the U.S. to pursue the foregoing growth strategies, however, there is no assurance that these goals will be accomplished as anticipated on the anticipated timeframes.

Business Model

As an AI technology company, we specialize in delivering intelligent products and services designed to enhance customer engagement, boost work efficiency, and optimize sales performance. Our core offerings comprise AI software and AI+BPO services. During the fiscal years 2022 and 2023, we also offered medical consulting services, which accounted for 0.30% and 3.80% of our annual revenue, respectively. However, we discontinued these medical consulting services as of January 2023.

AI Assist

AI Assist is an intelligent product crafted for contact center management and customer service assistance. It serves as a multifaceted marketing tool, incorporating essential features for online personnel management, AI-driven quality inspection, process navigation, intelligent knowledge base, data monitoring, and outbound marketing calls. AI Assist harnesses the power of Real-Time Communication (RTC) to efficiently manage various dimensions of contact center operations. This includes online agent monitoring, marketing process control, AI-driven quality inspection, and real-time data visualization. This comprehensive approach is designed to enhance managerial efficiency and standardize operations. AI Assist also empowers agents with quick access to common process nodes and scripted dialogues. This streamlined approach allows agents to focus on their tasks, enabling efficient workflow. AI Assist’s real-time monitoring and listening capabilities provide insights into each agent’s work situation. By accessing the agent’s desktop and marketing processes, AI Assist permits comprehensive management and instant guidance. AI Assist is designed to enhance user experience by using an industry client portal adaptable to all operating environments. This ensures a seamless transition for clients while providing an unchanged, intuitive experience. Additionally, AI Assist offers a suite of intelligent services aimed at expediting business processes, lowering operational thresholds, boosting revenue, quality, and reducing overall workload.

The following are descriptions of the four primary functions of AI Assist, accompanied by snapshots of the respective functions:

Agent Assistant

Agent Assistant provides real-time guidance and real-time alerts to contact center agents. It also has features, such as AI speech repetition and speech navigation, which can help agents better understand customer needs. Agent Assistant directs and supervises the complete agent workflow, delivering real-time prompts derived from best practices, standardized processes, and compliance standards. Agents follow these prompts and scripts, ensuring customer communications are conducted in an efficient and effective manner.

Agent Assistant Snapshot 1: prompts and scripts for a customer representative

Agent Assistant Snapshot 2: performance statistics for a customer representative

QA Assistant

QA Assistant provides real-time alerts and feedback on compliance. It also provides intelligent monitoring of agent behaviors and QA reporting. When an agent deviates from the prescribed process or fails to meet compliance requirements, QA Assistant promptly issues reminders to the agent and notifies the supervisor accordingly, which may involve issuing warnings. Additionally, it offers recovery solutions for both agents and supervisors to mitigate potential losses.

QA Assistant Snapshot: prompts and scripts for a customer representative (left-hand box), and real time alerts (right-hand box)

Supervisor Assistant

The main functions of Supervisor Assistant include online monitoring of agent workstations, real-time control of communication or sales processes, AI-powered quality inspections, and real-time viewing of field data. Field data refers to various types of data generated in the daily operation of a call center, including, but not limited to, customer information, call records, and service types. The Supervisor Assistant function assists contact center supervisors in gaining real-time insights of each agent, enabling comprehensive management and instant guidance.

Supervisor Assistant Snapshot 1: a collective view of multiple customer representatives’ workstations

Supervisor Assistant Snapshot 2: a supervisor viewing a customer representative’s workstation

Supervisor Assistant Snapshot 3: Operational Management Dashboard — real-time monitoring of various operational metrics

Knowledge Base Assistant

Knowledge Base Assistant contains domain-specific knowledge repositories as well as a contact center operational toolbox. This tool permits contact center operators to create, customize, and enhance their own knowledge bases and AI tools with ease and efficiency. Consequently, AI Assist deployed in clients’ contact centers can continually evolve and become more intelligent.

Knowledge Base Assistant Snapshot

Services and Operational Flow

We provide tailored AI contact center service to our enterprise users through our core product AI Assist, which includes specific functions such as agent assistance, QA assistance, supervisor assistance, and knowledge base assistance. Below is our operational flow chart that describes our flow of AI Assist services and operations for clients, with the entire process typically spanning from one to eight weeks. The customary implementation time-frame for a cloud-based platform takes one week, while private deployment requires four to eight weeks.

Pre-sales technical communication

The pre-sales technical communication includes discussion on product functionality, business impact, operational demonstrations, implementation feasibility assessment, and quotation proposals.

Deployment kick-off — private deployment or cloud deployment

During this stage, we discuss implementation plans with customers. We design technical solutions for product implementation based on various customer requirements; this could involve public cloud, hybrid cloud, or private deployment. Private deployment means AI Assist will be deployed locally in a customer’s contact center environment without using cloud servers. Cloud deployment means AI Assist will be deployed using cloud servers.

Product Implementation

This stage follows project kick-off and before go-live commissioning/go-live use. If a customer requires private deployment of AI Assist, we will design a deployment solution and conduct evaluation procedures, followed by on-site deployment. This usually takes five to twenty-five workdays. If a customer does not require private deployment, we will conduct a user scale evaluation, followed by system configuration and user account opening. This usually takes one to five workdays. During the product implementation stage, we set up our products through “cold start”, a process consisting of initial import, configuration, and optimization of the knowledge base and the quality control library.

Go-live commissioning/go-live use

This stage involves online testing and validation of AI Assist’s deployment by users. It also involves online training and tuning of the knowledge base after the cold start.

AI+BPO

Launched in July 2024, our AI+BPO service offering is an AI-powered online BPO service for customer contact, and aims to maximize the effective utilization of our AI Assist product. For clients in need of customer engagement professionals, we offer our AI Assist product, coupled with the provision of BPO service. Through our BPO partners, we provide our enterprise clients with the customer engagement professionals required, who then utilize the AI Assist software in performing their tasks. In this way, we are able to provide our customers with 24/7 BPO services worldwide, in multiple languages, with flexible time frames and seating arrangements. In such ourtsourced business processes, our AI technology and digital platform enable real-time remote monitoring of the customer engagement professionals, compliance and quality checks of their work, and knowledge base construction to facilitate customer engagement, thereby ensuring and improving the quality of work of such outsourced professionals. Leveraging our AI software and a global network of BPO partners, we help clients enhance sales performance while minimizing costs.

Helphub

Helphub is designed to be a comprehensive solution for the customer contact center industry, leveraging SaaS cloud services to integrate the tasks of upstream enterprises and the productivity resources of downstream BPO entities. Helphub offers intelligent matching services, connecting upstream enterprises and downstream BPOs. This mitigates resource mismatches and idleness, optimizing operational efficiency and reducing costs for enterprises. Helphub offers enhanced the productivity of agents while standardizing industry practices across the operational platform, enterprise side, and BPO seat agent side.

Helphub comprises three major modules — service for enterprisers, service for BPOs, and platform operation. It supports both predictions and preview of outbound and inbound calls. With a modular and componentized design, Helphub is easily integrated with AI Assist, increasing user work efficiency and service quality. Additionally, Helphub provides an array of system functions, including organization management, business management, data management, outbound call management, statistical analysis, and a knowledge base. These functions are intended to collectively contribute to a streamlined and effective customer contact center operation.

Helphub Snapshot 1: the overall operational view of the platform

Helphub Snapshot 2: upstream client panel —publishing task requirements

Helphub Snapshot 3: downstream client panel — an overview of task delivery status and revenue statistics

Services and Operational Flow

The following flow chart and descriptions outline the service workflow of Helphub.

Upstream Clients (Enterprises)

Upstream clients have the flexibility to post tasks on Helphub and monitor the execution process anytime, anywhere. The clients come from various industries, including finance, insurance, telecom, medical and healthcare, catering, manufacturing, among others. The clients will set specific requirements for the BPO contractors for each task. Helphub addresses challenges faced by upstream enterprise clients as they scale — such as talent shortage and the overhead costs of recruitment.

Helport Supervisor

Helport Supervisor has three main features. First, it provides real-time agent status monitoring. This involves real-time agent status monitoring, enabling continuous oversight of online agents and their varied states. It provides real-time oversight of the overall situation of call center agents and agents groups. Second, it has a quality inspection management function, ensuring the execution of tasks meets predefined standards. This involves reviewing violation records, monitoring agent desktop operations, and recording monitoring.

Third, it encompasses task management, allowing the tracking of the progress and outcomes of task execution, thereby facilitating efficient workflow and task allocation.

Intelligent Task Allocation

The Intelligent Task Allocation Algorithm is designed to enhance task distribution within the platform. Harnessing the power of business data and contact center insights, Helphub employs big data processing and analysis technology alongside advanced modeling methods, including deep learning. The result is a precision-driven matching decision engine that connects multiple parties within the platform — from enterprise clients and BPO partners to individual agents. Dynamic customer profiles are constructed through innovative dynamic labeling technology for each participant, ensuring a nuanced understanding of their unique attributes and capabilities. These profiles are then dynamically rated using a blend of labels and detailed profiles, facilitating intelligent matching based on the nuanced demands and supplies within the ecosystem. Helphub’s Intelligent Task Allocation function aims to increase efficiency, aligning the right resources with the right tasks through a sophisticated and adaptive algorithmic approach.

Downstream Clients (BPO Contact Center Operators)

Downstream BPO partners can access the platform, undertake assigned tasks anytime anywhere, and deliver AI-assisted, standardized customer service. Helphub addresses challenges such as longer training cycles and lack of agent proficiency for downstream partners.

Medical Consulting Services (Discontinued)

In the fiscal years ended June 30, 2022 and 2023, we also provided medical consulting services. The target clients of medical consulting services were patients from China with critical illnesses such as cancer or rare diseases, or who had special needs to seek medical treatment outside mainland China. The service process was closely related to the treatment process. Our services included providing medical information to patients from China, connecting them with medical specialists and institutions overseas to receive treatment, and providing them with assistance in addressing their relocation, housing and related needs in foreign countries. The medical information we provided included information regarding certain diseases. To this end, we emailed or scheduled phone consultation sessions with patients and medical professionals, to help patients understand the available treatment options. We also collaborated with local partners in providing housing, transportation, housekeeping, nursing, and physiotherapy information to patients and their family members who relocate overseas. Overseas specialists and institutions we connected with patients were mainly located in Singapore, Spain, the United Kingdom, and Taiwan. We discontinued our medical consulting services in January 2023.

Revenue and Pricing Model

As of the date of this prospectus, our primary source of revenue is generated by AI services derived from AI Assist and certain other services. Helphub did not generate revenue in the fiscal years ended June 30, 2022, 2023, and 2024, as it remains under test operation as of the date of this prospectus.

AI Assist

AI Assist includes an array of software functions such as Agent Assistant, Supervisor Assistant, QA Assistant, and Knowledge Base Assistant. We primarily bill our clients using a subscription fee plus commission fee model. We bill our customers on a monthly basis for software packages chosen by customers, plus any commission fees based on task outcomes, typically negotiated to be at a rate of 7% to 15% of the Gross Service Fee (“GSF”), representing service income earned by agents who use AI Assist in delivering services. The base fee for calculating the average monthly GSF per seat is agreed upon in contracts. If the monthly GSF exceeds the agreed upon base fee, the actual service income will be used in the calculation. We usually grant our customers a credit term between 180 and 365 days. If customers demand customized development or have other special requests, we will enter into separate fee arrangements with customers, based on the type and volume of services required by such customers.

Helphub

For Helphub, we will bill each customer on a monthly basis, and charge customers a platform usage fee, which is based on the percentage of revenue earned by customers using the platform. Currently, we only plan to charge BPO contact center operators on the described basis and do not charge enterprise clients. We expect to start charging a platform usage fee in the third quarter of fiscal year 2025.

Medical Consulting Services

We received commission fees from medical institutions for patient referrals. The commission fees varied based on types of medical treatments and contracts with different medical institutions.

For the fiscal year ended June 30, 2024, we had revenue of $29.58 million, and net income of $7.37 million. Among our revenue sources, the revenue generated from AI services provided under AI Assist contributed 100% for the fiscal year ended June 30, 2024. For the fiscal years ended June 30, 2023 and 2022, we had revenue of $12.73 million and $2.67 million, respectively, and net income of $4.81 million and $0.82 million, respectively. Among our revenue sources, the revenue generated from AI services contributed 99.70% and 96.20% of our revenue for the fiscal year ended June 30, 2023 and 2022, respectively; revenue generated from the medical consulting service contributed 0.30% and 3.80%, respectively, for the same periods.

Data Privacy and Security

Helport’s AI products are deployed within the client’s exclusive IT environment and cloud infrastructure. User data, along with operational data from the contact center, is stored exclusively on the client’s servers and storage devices, and is accessible only by client’s staff. We do not access or store such sensitive data beyond the client’s private environments. Certain data, such as voice stream data, requires transmission to the public cloud for voice recognition and text conversion. This data is strictly confined to the exchange between the client’s IT system and its public cloud, and we are not involved in the process. When our customer support staff operates on the client’s premises, they may engage with sensitive client data under the close supervision of client staff and, under such circumstances, support staff are required to strictly adhere to our security and privacy agreements with such clients.

Meanwhile, in order to ensure the data security and compliance when clients use Helport AI products, we require all of our technology development and implementation service providers to possess high-level, client-recognized data security qualifications.

Major Supplier

To expedite the product development cycle and manage R&D costs, we rely heavily on third-party R&D providers. Among them, we recognize Youfei Shuke as our supplier, for accounting purposes. While we recognize other third-party providers as R&D expenses, since their services have not yet reached the requirements to be classified as assets or costs supportive to generate revenue, they are not shown as suppliers in this section. We engage in collaborative development for AI training models and our products AI Assist and Helphub with Youfei Shuke, which also provides AI operation services to us.

For the AI operation services, Youfei Shuke entered into an AI Operation Service Agreement with us. The AI operation services include AI environment setup, knowledge base setup, and product enhancement. Youfei Shuke will provide AI operation service, ensure normal and stable operation of the system, and provide technical support, but it will not intervene in any transactions with users or assume any transaction responsibilities. The operation service fee is reconciled on a quarterly basis. Youfei Shuke and we have confidentiality obligations to each other. If either party breaches the agreement, the breaching party shall be liable for compensation and any related expenses, and the non-breaching party can immediately terminate the contract. The contract is valid for one year and will be automatically renewed for an additional year if either party fails to send a written notice of termination within 60 days before the expiration of the term, and the extension can be repeated indefinitely. The contract term was from the original term of March 6, 2022 to March 5, 2023. It was extended for one year to March 5, 2024, and was extended again to March 5, 2025, by automatic renewal. As of the date of this prospectus, we have no reason to expect that the AI Operation Service Agreement will not be extended following the expiration of the current term.

For AI Assist, Youfei Shuke enters a Seat Assistant Purchase Agreement with us. We provide business scenario requirements, while Youfei Shuke provides models, related development personnel, and underlying AI capabilities. We own intellectual property rights of AI Assist. We pay Youfei Shuke a development fee of $2,500,000. Both parties have confidentiality obligations. If either party breaches the agreement, the breaching party is liable for compensation and any related expenses, and the non-breaching party can immediately terminate the contract. The contract term is from January 4, 2022 to January 3, 2025, subject to automatic renewal if neither party raises objections upon expiration.

For Helphub, Youfei Shuke enters a Hive System Purchase Agreement with us. We outsource some development tasks of Helphub to Youfei Shuke while we provide the core functions. We provide business requirements, and Youfei Shuke provides relevant foundational products and R&D personnel. We own intellectual property rights of Helphub. We pay Youfei Shuke a development fee of $4,500,000. Both parties have confidentiality obligations. If either party breaches the agreement, the breaching party is liable for compensation and any related expenses, and the non-breaching party can immediately terminate the contract. The contract term is from January 4, 2022 to January 3, 2025, subject to automatic renewal if neither party raises objections upon expiration.

In fiscal year ended June 30, 2024, for AI training service, Youfei Shuke entered into 13 AI training service agreements with us. We outsourced several development tasks to Youfei Shuke to train and develop small models applicable to different industries, improving the applicability and accuracy of AI technology. We provide business scenario requirements, while Youfei Shuke provides models, related development personnel, and underlying AI capabilities. We own intellectual property rights of the models developed. Both parties have confidentiality obligations. If either party breaches the agreement, the breaching party is liable for compensation and any related expenses, and the non-breaching party can immediately terminate the contract.

In fiscal year ended June 30, 2024, another research and development effort of the company focused on improving the fine-tuning capabilities of our large AI models, enabling them to adapt more rapidly to diverse application scenarios. Continuous feedback collection and iterative upgrades were integral parts of this development process. The development was outsourced to Youfei Shuke for ongoing updates and continuous development of products and systems. We provide business scenario requirements, while Youfei Shuke provides models, related development personnel, and underlying AI capabilities. We own intellectual property rights of the development. Both parties have confidentiality obligations. If either party breaches the agreement, the breaching party is liable for compensation and any related expenses, and the non-breaching party can immediately terminate the contract.

Because we do not have an operating entity or office in the PRC, and for ease and timely performance of rights and obligations, we have an Agreement of Authorization for Payment with Xinsheng Technology (Tianjin) Co., Ltd. (“Xinsheng”), who will make payments on behalf of us to Youfei Shuke. See “Risk Factors — Risks Related to Helport Doing Business in the PRC — Each of our customers and suppliers has entered into an Authorization for Payment Agreement with our Singapore operating entity and a third-party agent. Our financial condition and liquidity position may be subject to credit risks of the third-party agent.”

Below are the lists of our supplier for the fiscal years ended June 30, 2024, 2023 and 2022.

•        Fiscal year ended June 30, 2024

Supplier	Purchase Amount (USD); Percentage	Major Contract Terms
Youfei Shuke	$13,849,773; 100%

AI Operation Service Agreement:

Youfei Shuke provides AI operation service to us. The contract term was from March 5, 2023 to March 5, 2024, and was extended to March 5, 2025 by automatic renewal.

Seat Assistant Purchase Agreement:

Youfei Shuke and we collaborate on the development of AI Assist. The contract term is from January 4, 2022 to January 3, 2025, subject to automatic renewal if neither party raises objections upon expiration.

Hive System Purchase Agreement:

We outsource some development tasks of Helphub to Youfei Shuke. The contract term is from January 4, 2022 to January 3, 2025, subject to automatic renewal if neither party raises objections upon expiration.

Supplier	Purchase Amount (USD); Percentage	Major Contract Terms
Youfei Shuke

AI Training Service Agreements:

We entered into 13 of such agreements with Yourfei Shuke from January 2024 to June 2024. Youfei Shuke provided training, generation, updating, and data annotation services for our AI models applied to 13 various industries settings and scenarios. The contract terms are generally for one year from the effective date and require delivery within 6 months.

Youfei Shuke

Information System Development Agreements

We entered into seven of such agreements with Yourfei Shuke from January 2024 to June 2024. Youfei Shuke was responsible for requirements analysis, system design, development, testing, and ultimately delivering a system product that would meet the contractual requirements.

•        Fiscal year ended June 30, 2023

Supplier	Purchase Amount (USD); Percentage	Major Contract Terms
Youfei Shuke	$2,547,916; 100%

AI Operation Service Agreement:

Youfei Shuke provides AI operation service to us. The contract term was from March 6, 2022 to March 5, 2023, and is extended for one year to March 5, 2024, by automatic renewal.

Seat Assistant Purchase Agreement:

Youfei Shuke and we collaborate on the development of AI Assist. The contract term is from January 4, 2022 to January 3, 2025, subject to automatic renewal if neither party raises objections upon expiration.

Hive System Purchase Agreement:

We outsource some development tasks of Helphub to Youfei Shuke. The contract term is from January 4, 2022 to January 3, 2025, subject to automatic renewal if neither party raises objections upon expiration.

•        Fiscal year ended June 30, 2022

Supplier	Purchase Amount (USD); Percentage	Major Contract Terms
Youfei Shuke	$7,610,813; 100%

AI Operation Service Agreement:

Youfei Shuke provides AI operation service to us. The contract term was from March 6, 2022 to March 5, 2023, and is extended for one year to March 5, 2024, by automatic renewal.

Seat Assistant Purchase Agreement:

Youfei Shuke and we collaborate on the development of AI Assist. The contract term is from January 4, 2022 to January 3, 2025, subject to automatic renewal if neither party raises objections upon expiration.

Supplier	Purchase Amount (USD); Percentage	Major Contract Terms

Hive System Purchase Agreement:

We outsource some development tasks of Helphub to Youfei Shuke. The contract term is from January 4, 2022 to January 3, 2025, subject to automatic renewal if neither party raises objections upon expiration.

The major factors that we evaluate when selecting suppliers are their industry experience, fee quotes, ease of communication, and payment terms. We selected Youfei Shuke as our supplier by a comprehensive evaluation of products, services, and settlement. We maintain a long-term partnership with our supplier and rarely change it. See “Risk Factors — Risks Related to Our Business — Our business may rely on a primary supplier or a few customers that account for more than 10% of our total purchases. Any interruption in operations in such major clients or suppliers may have an adverse effect on our business, financial condition, and results of operations.”

Customers, Sales, and Marketing

As we develop our professional reputation, we believe our growth has been attributed to enterprise clients and their authorized BPO partners recommending that other enterprises and BPO companies collaborate with us because of our comprehensive tailored AI contact center services. We also maintain a sales and marketing team that actively seeks expansion of our AI contact center service client base.

Typically, we engage partnerships with enterprise clients and BPO clients via system information technology service agreements. These agreements are meant for enterprises and BPO companies aiming to enhance the automation capability and productivity of contact centers. The term of these agreements is 1 year, and if either party fails to give written notice of termination of these agreements to the other party within 60 days prior to the expiration of the term, the term of the agreements shall be automatically extended for 1 year, with no limit on the number of extensions. Because we do not have operating entity or office in PRC and for the ease and timely performance of rights and obligations, we have a Delegated Payment Agreement with Xinsheng, which entity will collect payments on behalf of us from our customers. Upon the completion of the delegated collection of payment by Xinsheng, we will pay Xinsheng a service fee of 2% of the total payment amount.

During the fiscal years ended June 30, 2024, 2023, and 2022, we had nine, five and four AI services customers, respectively. Our top five customers for the fiscal years ended June 30, 2024, 2023, and 2022 were all BPO companies.

For the fiscal year ended June 30, 2024, our top two customers, Shenyang Pengbosheng Network Technology Co., Ltd. (“Pengbosheng”) and Beijing Baojiang Science and Technology Co., Ltd. (“Baojiang”) represented approximately 37.5% and 26.9% of our total revenue, respectively.

For the fiscal year ended June 30, 2023, our top two customers, Pengbosheng and Baojiang, represented approximately 46.3% and 28.4% of our total revenue.

For the year ended June 30, 2022, our top two customers, Pengbosheng and Baojiang, represented approximately 51.4% and 34% of our total revenue.

Competition

The AI contact center service industry in China and globally is both highly fragmented and intensely competitive. Companies with a robust combination of AI technologies and industry domain experience are likely to succeed in the long run. Competing in this space demands several core competencies: strong AI capabilities, contact center expertise, industry domain experience, mature business model and products.

As we serve enterprise clients and BPO clients from different sectors, we contend not only with generalist competitors but also with niche specialists who cater exclusively to specific sectors or industries. This multifaceted competition underscores the complexities inherent in the AI contact center industry in China and globally.

Our competitive position is strengthened by our tailored service approach. We believe that can effectively compete with our competitors with our services, coupled with seasoned teams that bring expertise across various sectors, giving us a distinctive edge. Furthermore, our expansive and deep-rooted business network with our enterprise users and BPO clients amplify our competitive advantage. We believe that the abovementioned factors combined give us a competitive edge in this highly fragmented industry.

Employees

We had 52, 23, and 15 employees as of June 30, 2024, 2023, and 2022, respectively. Specifically, we had five founders, 10 full-time employees, two consultants, 10 interns and 25 outsourced technology staff members as of June 30, 2024; five founders, one full-time employee, three consultants, and 14 outsourced technology staff as of June 30, 2023; and four founders, one consultant, 10 outsourced technology staff and no full-time employees as of June 30, 2022. Helport manages and oversees the outsourced technology team, and is responsible for product planning, requirements, and the research and development of core algorithms. The following tables set forth the detailed number of our employees in the past three fiscal years, respectively:

Function	Number of Employees as of June 30, 2024	Number of Employees as of June 30, 2023	Number of Employees as of June 30, 2022
Operation	6	2	1
Management	4	1	1
Research and Development*	35	18	12
Sales and Marketing	7	2	1
Total	52	23	15

____________

*        This number includes our outsourced technology staff.

Our full-time employees typically enter into standard employment contracts with us. As of the date of this prospectus, we have one employee employed by Helport Singapore based in the Philippines, two employees employed by Helport Singapore based in Singapore, one employee employed by Helport AI Limited and four employees employed by Helport AI, Inc primarily based in the U.S., as well as one employee employed by Helport AI Limited and one employee employed by Helport Limited primarily based in China.

As provided under Singapore’s laws and regulations, employees working in Singapore and who are either Singapore citizens or Singapore permanent residents are, along with their employer, required to contribute to the Central Provident Fund (CPF). The CPF is a mandatory social security savings scheme funded by contributions from employers and employees in Singapore. As of the date of this prospectus, Helport Singapore has paid all due CPF contributions in respect of its employee who is based in Singapore, as required under Singaporean laws and regulations. Helport Singapore is not required to pay CPF contributions in respect of its employee who is based in the Philippines.

We believe that we maintain a good working relationship with our employees, and we have not experienced material labor disputes in the past. None of our employees are represented by labor unions.

Insurance

We have maintained director liability insurance since August 2, 2024. Helport Singapore has purchased employee health insurance for our full time employees in Singapore, and Helport U.S. has purchased a Business Owner Policy, which protects its business from risks such as property damage, liability claims, and business interruptions. Helport U.S. has also purchased workers’ compensation insurance, which covers work-related injuries or illnesses of employees.

We believe that we are covered by adequate insurance policies. As of the date of this prospectus, we have not made any material insurance claims in relation to our business. Our management evaluates the adequacy of our insurance coverage from time to time and may purchase additional insurance policies as needed. However, there is no assurance that our insurance coverage will be adequate to cover all losses that may occur.

Property

As of the date of this prospectus, we lease three (3) offices which are located in Singapore, the Philippines, and the U.S. with an aggregate gross floor area of approximately 18,397 square feet. The areas of the leased premises are based on the figures specified in the corresponding lease agreements or estimated based on the actual usage area of shared office spaces. The following table shows notable information for the properties we lease as of the date of this prospectus:

Location	Area (Square Feet)	Current Use	Term of Use	Annual Rent
9 Temasek Boulevard #07-00 Suntec Tower Two Singapore (038989)	753	Office	March 28, 2024 to March 27, 2025	SGD 68,670
23rd Floor Office A and Office B, IBM Plaza Building, Eastwood City Cyberpark, 188 E. Rodriguez Jr. Avenue, Bagumbayan, Quezon City, Philippines	14,318	Office	October 16, 2024 until October 31, 2030	PHP 3,454,080
9171 Towne Centre Dr., Ste 335, San Diego, CA 92122, United States	3,326	Office	October 1, 2024 to September 30, 2029	$129,714 for the first year

We believe that the facilities that we currently lease are generally adequate to meet our needs for the foreseeable future.

Research & Development (“R&D”)

Our R&D plan is to add and improve functionalities of our existing products, AI Assist and Helphub.

In the fiscal years ended June 30, 2022,2023, and 2024, we co-developed AI Assist and Helphub with Youfei Shuke. We developed the following technologies that bring us competitive advantages in the industry: Real-time QA technology, which solves the technical problem of large-scale concurrent real-time QA for more than 1000 seats, and realized the commercialization of real-time QA for large contact centers for the first time; list matching enhancement technology, which optimizes the list distribution mechanism and improves the conversion rate by 5% – 10%; and the technology knowhow that is not patented and kept secret from the public — the knowledge base and algorithmic model that improves agent performance.

In the fiscal year ended June 30, 2024, we developed and trained small models across various industry settings to enhance the applicability and accuracy of our AI technology. This involved collecting industry-specific data, performing preprocessing, and annotation tasks. We then tested and validated the small models through training, optimizing their performance and improving accuracy and efficiency. The development was co-performed with Youfei Shuke.

In the fiscal year ended June 30, 2024, another research and development effort focused on improving the fine-tuning capabilities of our large AI models, enabling them to adapt more rapidly to diverse application scenarios. Continuous feedback collection and iterative upgrades were integral parts of this development process. The development was outsourced to Youfei Shuke.

As of the date of this prospectus, our R&D team consists of 35 members, with three founders, one consultant, three employees, five interns and twenty-three outsourced contractors from Youfei Shuke. Those outsourced contractors currently work for us under purchase agreements with Youfei Shuke to develop new products and improve existing ones. Our R&D team is primarily responsible for developing new products and enhancing the functionalities of existing ones. Youfei Shuke provides technical research support on a project by project basis. We retain full intellectual property rights to any creations or inventions developed resulting from such agreements. Our R&D engineers possess extensive experience in operations research, AI, machine learning, and natural language processing, and their efforts have resulted in seven (7) patents currently under the application review process in Singapore related to various AI contact center technologies.

Our new technology development process usually begins with internal business planning, client requirements analysis, and initial research and design. Subsequently, we choose and collaborate with third-party R&D service providers on the development of specific technologies. Typically, Helport puts forward business and technical requirements, whereas the vendors are responsible for product development. Throughout the entire process, Helport actively participates in and leads the entire research and development efforts.

Our R&D department actively collaborates with our sales and marketing department, and the operation department to gather market intelligence for different segments, enhancing our understanding and response to market trends and changing consumer preferences.

Our recent research direction is the application of voice AI technology in contact center scenarios. This research project includes the following focuses:

1.      Speech recognition and conversion:    This technology can convert customers’ voice information into text for subsequent processing and analysis.

2.      Semantic understanding and analysis:    Through the understanding and analysis of voice information, this technology can identify customers’ needs and intentions, and the types of services to be provided.

3.      Speech synthesis and generation:    This technology can convert text information into speech for automatic broadcasting, voice reminders, and other functions.

4.      Emotional analysis and recognition:    This technology utilizes natural language processing and machine learning methods to analyze features such as vocabulary, grammar, and intonation in text and speech. This enables the identification of customer emotional states, including happiness, anger, and sadness, and provides a more accurate understanding of customer emotions for contact centers.

These are the Company’s core competitive field, and the Company has accumulated resources in relevant contact center technology and scenarios.

In the fiscal years 2022, 2023, and 2024, our research and development costs were nil, US$375,410, and US$4,303,490, respectively, accounting for nil, 18.3%, and 48.6% of our total operating costs.

Intellectual Property

Patent Information

As of the date of this prospectus, we have applied for seven (7) patents as follows:

Title	Patent Owner	Application Number	Application Date	Jurisdiction
Method and System for Processing Scripted Text with Audio File	Helport	10202302982U	10/23/2023	Singapore
Method and System for Implementing Quality Inspection for Customer Service Voice Data	Helport	10202302981W	10/23/2023	Singapore
Method and System for Evaluating the Gain from Agent and Customer Matching	Helport	10202302919U	10/16/2023	Singapore
Method And System For Real Time Recommendation	Helport	10202302918P	10/16/2023	Singapore
Method and System for Distributing Outbound Call Data	Helport	0202302877T	10/10/2023	Singapore

Title	Patent Owner	Application Number	Application Date	Jurisdiction
Method and System for Identifying Optimal Response in Multimodal Interaction	Helport	10202401018W	07/04/2024	Singapore
Question-and-Answer Generation System Based on Cross-Validation with Multiple Intelligent Processing	Helport	10202401878P	06/25/2024	Singapore

These applications are being processed and we expect them to be approved in twelve months.

Domain Name

As of the date of this prospectus, we have one registered domain name as follows:

Domain Name	Date of Registration	Date of Expiration	Domain Holder	Jurisdiction
Helport.ai	8/31/2023	August 31, 2025	Helport	USA

As of the date of this prospectus, we have 35 staff employees that are responsible for research and development and developing our intellectual property.

We have implemented a set of comprehensive measures to protect our intellectual properties, in addition to making trademark and patent registration applications. Key measures include: (i) timely registration, filings, and applications for ownership of our intellectual properties, (ii) actively tracking the registration and authorization status of intellectual properties and taking action in a timely manner if any potential conflicts with our intellectual properties are identified, and (iii) clearly stating all rights and obligations regarding the ownership and protection of intellectual properties in all employment contracts and commercial contracts we enter into.

As of the date of this prospectus, we have not been subject to any material disputes or claims for infringement upon third parties’ trademarks, licenses, and other intellectual property rights in Singapore.

Seasonality

Our business is not subject to obvious seasonal fluctuations.

Legal Proceedings

From time to time, we may become a party to various legal or administrative proceedings arising in the ordinary course of our business, including actions with respect to intellectual property infringement, violation of third-party licenses or other rights, breach of contract, and labor and employment claims. We are currently not a party to, and we are not aware of any threat of, any legal or administrative proceeding that, in the opinion of our management, is likely to have any material and adverse effect on our business, financial condition, cash flow, or results of operations.

Government Regulation

United States

Helport U.S. is required to comply with numerous, complex and sometimes conflicting legal regimes. These laws and regulations cover a wide range of areas including anti-corruption, internal and disclosure control obligations, data privacy and protection, wage-and-hour standards, employment and labor relations, trade protections and restrictions, import and export control, taxation, sanctions, data and transaction processing security, payment card industry data security standards, records management, privacy practices, data residency, corporate governance, anti-trust and competition, telemarketing regulations, telephone consumer regulations, government affairs and other regulatory requirements. The laws and regulations that may apply include, among others, U.S. federal laws and regulations such as the Fair Credit Reporting Act, Gramm-Leach-Bliley Act, Telephone Consumer Protection Act, Telemarketing Sales Rule, state laws on third-party administration services, data privacy and protection telemarketing services or state laws on debt collection in the U.S., collectively enforced by numerous federal and state government agencies and attorneys general.

Additionally, there are a series of proposed legislation and regulatory guidance on the topic of AI, including generative AI, large language models (“LLMs”), and automated decision-making systems, from various U.S. state and federal government agencies, such as National Institute of Standards and Technology, Consumer Financial Protection Bureau (“CFPB”), Department of Justice (“DOJ”) Civil Rights Division, Equal Employment Opportunity Commission (“EEOC”), and Federal Trade Commission (“FTC”), and National Artificial Intelligence Advisory Committee.

As Helport U.S. operates in a relatively new industry where clear guidance is not available for the interpretation and application of existing laws and regulations, these laws and regulations are constantly evolving and may be interpreted, applied, created, superseded, or amended in a manner that could harm our business. These changes may occur immediately or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as federal, state, and local administrative agencies. As Helport U.S. expands its business into new markets or introduces new features in the U.S., regulatory bodies or courts may determine that Helport U.S. or its customers are subject to additional requirements.

The terms of the service contracts utilized in Helport U.S.’s operations typically require that Helport U.S. comply with applicable laws and regulations in the jurisdictions in which it provides the services or in the jurisdictions where its customers are located. In certain cases, Helport U.S. is contractually required to comply with laws and regulations that apply to its customers, but would not otherwise apply to Helport U.S., and sometimes the customers of Helport U.S. require it to take specific steps intended to make it easier for them to comply with their applicable laws. In certain of Helport U.S.’s service contracts, its customers undertake to inform Helport U.S. about laws and regulations that may apply to Helport U.S. in jurisdictions in which they are located.

A few significant areas of law that require compliance by Helport U.S. are listed below:

Labor and Employment.    Helport U.S. is subject to laws and regulations governing its relationships with its team members in the states where its team members reside. These laws and regulations include wage and hour requirements, work and safety conditions, benefits regulations, citizenship requirements, work permits and travel restrictions.

Data Protection.    Helport U.S. is typically required to process, and sometimes collect and/or store sensitive data of its customers and their customers, including, but not limited to, the California Consumer Privacy Act and the California Invasion of Privacy Act in California, and similar laws and regulations in each of the state and countries in which Helport U.S. operates and where Helport U.S. provides services. This data may include personally identifiable information, such as names, addresses, social security numbers, personal health information, credit card account numbers, checking and savings account numbers and payment history records, such as account closures and returned checks. In addition, Helport U.S. collects and stores data regarding its team members. The laws and regulations applicable to Helport U.S. are subject to the imposition of various data protection requirements and other industry-specific regulations.

Consumer Protection.    As the services Helport U.S. provides involve direct interaction with its customers in a wide variety of scenarios, Helport U.S. is subject to consumer protection laws and regulations related to these interactions in the United States.

Singapore

Our business operations in Singapore are subject to the laws and regulations which are of general application in Singapore. The laws and regulations set out below are not exhaustive and are only intended to provide some general information to the investors and are neither designed nor intended to be a substitute for professional advice.

Companies Act

The Companies Act 1967 of Singapore generally governs, amongst others, matters relating to the status, power and capacity of a company, shares and share capital of a company (including issuances of new shares (including preference shares), treasury shares, share buybacks, redemption, share capital reduction, declaration of dividends, financial assistance, directors and officers and shareholders of a company (including meetings and proceedings of directors and shareholders, dealings between such persons and the company), protection of minority shareholders’ rights, accounts, arrangements, reconstructions and amalgamations, winding up and dissolution.

In addition, members of a company are subject to, and bound by the provisions of the constitution of the company. The constitution of a company contains, inter alia, provisions relating to some of the matters in the foregoing paragraph, transfers of shares, and sets out the rights and privileges attached to the different classes of shares of the company (if applicable).

Employment Act

The Employment Act 1968 of Singapore (the “Singapore EA”), sets out the basic terms and conditions of employment and the rights and responsibilities of employers as well as employees. With effect from April 1, 2019, the Singapore EA extends to all employees, including persons employed in managerial or executive positions, with certain exceptions.

The Singapore EA prescribes certain minimum conditions of service that employers are required to provide to their employees, including (i) minimum days of statutory annual and sick leave; (ii) paid public holidays; (iii) statutory protection against wrongful dismissal; (iv) provision of key employment terms in writing; and (v) statutory maternity leave and childcare leave benefits. In addition, certain statutory protections relating to overtime and hours of work are prescribed under the Singapore EA, but only apply to limited categories of employees, such as an employee (other than a workman) who receives a salary of up to S$2,600 a month (a “relevant employee”). Section 38(8) of the Singapore EA provides that a relevant employee is not allowed to work for more than 12 hours in any one day except in specified circumstances, such as where the work is essential to the life of the community, defense or security. In addition, section 38(5) of the Singapore EA limits the extent of overtime work that a relevant employee can perform to 72 hours a month.

Other employment-related benefits which are prescribed by law include (i) contributions to be made by an employer to the Central Provident Fund, under the Central Provident Fund Act 1953 of Singapore in respect of each employee who is a citizen or permanent resident of Singapore; (ii) the provision of statutory maternity, paternity, childcare, adoption, unpaid infant care and shared parental leave benefits (in each case subject to the fulfilment of certain eligibility criteria) under the Child Development Co-savings Act 2001 of Singapore; (iii) statutory protections against dismissal on the grounds of age, and statutory requirements to offer re-employment to an employee who attains the prescribed minimum retirement age, under the Retirement and Re-employment Act 1993 of Singapore; and (iv) statutory requirements relating to work injury compensation, and workplace safety and health, under the Work Injury Compensation Act 2019 of Singapore and the Workplace Safety and Health Act 2006 of Singapore, respectively.

Employment of Foreign Manpower Act

The employment of foreign employees in Singapore is governed by the Employment of Foreign Manpower Act 1990 of Singapore (the “EFMA”) and is regulated by the Ministry of Manpower of Singapore (“MOM”). The EFMA prescribes the responsibilities and obligations of employers of foreign employees in Singapore.

The EFMA provides that no person shall employ a foreign employee unless the foreign employee has obtained a valid work pass from the MOM in accordance with the Employment of Foreign Manpower (Work Passes) Regulations 2012, which allows the foreign employee to work for such employer. Any person who fails to comply with or contravenes this provision of the EFMA is guilty of an offense and will: (a) be liable on conviction for a fine not less than S$5,000 and not more than S$30,000 or imprisonment for a term not exceeding 12 months or both; and (b) on a second or subsequent conviction: (i) in the case of an individual, be liable for a fine of not less than S$10,000 and not more than S$30,000 and imprisonment for a term of not less than one month and not more than 12 months; or (ii) in any other case, be punished with a fine of not less than S$20,000 and not more than S$60,000.

In Singapore, the work pass to be issued to a foreigner is contingent on, among other things, the type of work and salary being received by the foreigner in question. Foreign professionals, managers and executives earning a fixed monthly salary of at least S$4,500 with acceptable qualifications (such as a good university degree, professional qualifications or specialist skills) may apply for an employment pass, whereas older and more experienced candidates will need higher salaries. Mid-level skilled staff earning a fixed monthly salary of at least S$2,500 who possess a degree, diploma or technical certificate and have the relevant work experience may apply for an S-pass; and semi-skilled foreign workers from approved source countries working in, among others, the manufacturing sector may apply for a work permit.

Further, under the Employment of Foreign Manpower (Work Passes) Regulations 2012, an employer is required to purchase and maintain medical insurance with coverage of at least S$15,000 per 12-month period of a foreign workers’ employment (or for such shorter period where the foreign workers’ period of employment is less than 12 months) for the foreign workers’ in-patient care and day surgery except as the Controller of Work Passes may otherwise provide by notification in writing.

In addition, the employment of foreign workers is also subject to sector-specific rules regulated by the MOM through the following policy instruments: (a) business activity; (b) approved source countries; (c) the imposition of security bonds and levies; and (d) quota (or dependency ratio ceilings) based on the ratio of local to foreign workers.

Work Injury Compensation Act

Work injury compensation is governed by the Work Injury Compensation Act 2019 (the “WICA”) and is regulated by the MOM. The WICA applies to any person who has entered into or works under a contract of service or apprenticeship with an employer, subject to certain prescribed exclusions in respect of injuries suffered by them arising out of and in the course of their employment and sets out, amongst others, the amount of compensation they are entitled to and the methods of calculating such compensation. The WICA provides, subject to certain prescribed exceptions, that if in any employment, personal injury by accident arising out of and in the course of the employment is caused to an employee, his employer shall be liable to pay compensation in accordance with the provisions of the WICA. The amount of compensation shall be computed in accordance with the First Schedule of the WICA, subject to a maximum and minimum limit, considering factors such as the severity and permanence of the personal injury suffered.

Further, the WICA provides that where any person (referred to as the principal) in the course of or for the purpose of his trade or business contracts with any other person (referred to as the employer) for the execution by the employer of the whole or any part of any work, or for the supply of labor to carry out any work, undertaken by the principal, the principal shall be liable to pay to any employee employed in the execution of the work any compensation which he would have been liable to pay if that employee had been immediately employed by the principal.

Every employer is required to maintain work injury compensation insurance for all employees doing manual work and all employees earning less than S$2,600 per month. Failure to do so is an offence carrying a fine of up to S$10,000 and/or imprisonment of up to 12 months. Under the Work Injury Compensation Insurance Regulations 2020 (the “WICIR”), every employer entering into a contract of insurance in accordance with the requirements of the WICA shall be issued, by the insurer with whom he contracts, with a certificate of insurance which shall contain certain prescribed particulars. The WICIR further provides that such employer shall display a copy of the certificate of insurance at each place of business at which he employs any employee whose claims may be the subject of indemnity under the policy of insurance to which that certificate relates.

Workplace Safety and Health Act

The Workplace Safety and Health Act 2006 of Singapore (the “WSHA”) is the principal legislation governing the safety, health and welfare of persons at work in workplaces. Among other things, the WSHA imposes a duty on every employer and every principal (which would include Helport Singapore) to take, so far as is reasonably practicable, such measures as are necessary to ensure the safety and health of its employees, and any contractor, any direct or indirect subcontractor, and any employee employed by such contractor or subcontractor, when at work.

The general penalties for non-compliance with the WSHA include the imposition of fines up to the amount of S$500,000 in the case of a body corporate. Further or other penalties may apply in the case of repeat offences or specific offences under the WSHA or its subsidiary legislation.

Central Provident Fund Act

The Central Provident Fund (“CPF”) system is a mandatory social security savings scheme funded by contributions from employers and employees. Pursuant to the Central Provident Fund Act 1953 of Singapore (“CPFA”), an employer is obliged to make CPF contributions for all employees who are Singapore citizens or permanent residents who are employed in Singapore by an employer (save for employees who are employed as a master, a seaman or an apprentice in any vessel, subject to an exception for non-exempted owners). CPF contributions are not applicable for foreigners who hold employment passes, S passes or work permits. CPF contributions are required for both ordinary wages and additional wages (subject to an ordinary wage ceiling and a yearly additional wage ceiling) of employees at the applicable prescribed rates which are dependent on, among other things, the amount of monthly wages and the age of the employee. An employer must pay both the employer’s and employee’s share of the monthly CPF contribution. However, an employer can recover the employee’s share of CPF contributions by deducting it from their wages when the contributions are paid for that month.

Where the amount of the contributions which an employer is liable to pay under the CPFA in respect of any month is not paid within such period as may be prescribed, the employer shall be liable for the payment of interest on the amount for every day the amount remains unpaid commencing from the first day of the month succeeding the month in respect of which the amount is payable and the interest shall be calculated at the rate of 1.5% per month or the sum of S$5, whichever is greater. Where any employer who has recovered any amount from the monthly wages of an employee in accordance with the CPFA fails to pay the contributions to the CPF within such time as may be prescribed, he will be guilty of an offense and will be liable on conviction for a fine not exceeding S$10,000 or imprisonment for a term not exceeding seven years or both. Where a person fails to pay the contributions to the CPF within such time as may be prescribed which the person is liable under the CPFA to pay in respect of or on behalf of any employee in any month, he will be guilty of an offense and will be liable to a fine of not less than S$1,000 and not more than S$5,000 or to imprisonment for a term not exceeding 6 months or to both and if that person is a repeat offender in relation to the same offence, to a fine of not less than S$2,000 and not more than S$10,000 or to imprisonment for a term not exceeding 12 months or to both. Where an offense has been committed under the CPFA but there are no penalties provided, the offender may be liable for a fine not exceeding S$5,000 or imprisonment for a term not exceeding six months or both, and where the offense is repeated by the same offender, the offender may be liable for a fine not exceeding S$10,000 or imprisonment for a term not exceeding 12 months or both.

Intellectual property rights

Inventions are protected in Singapore under the Patents Act 1994 of Singapore and may be registered either through a domestic application filed with the Registry of Patents within the Intellectual Property Office of Singapore (the “IPOS”) or an international application filed in accordance with the Patent Cooperation Treaty, with the Registry of Patents acting as the receiving office for the application. A patent may be granted for an invention which is a product or a process, and such invention must (a) be new; (b) involve an inventive step (being a step that is not obvious to a person who is skilled in the relevant art); (c) be capable of industrial application; and (d) not encourage offensive, immoral, or anti-social behavior through its publication or exploitation.

Trademarks may be protected both under the Trade Marks Act 1998 of Singapore (the “TMA”) and under common law. These two systems are independent of each other. Protection under the TMA is conditional upon registration of the trademark with the Registry of Trade Marks within the IPOS. There are three key criteria for registration: the subject matter must be (a) a “trademark”, which is any sign capable of being graphically represented that is used, or proposed to be used, by a trader to distinguish his goods or services from those of other traders; (b) “distinctive,” if it is not descriptive of those goods or services. It is a question of degree in every case whether the sign is so descriptive of the goods or services in question that it will be refused registration; and (c) does not conflict with an earlier trademark, that is an earlier registered trademark or a trademark (whether registered or not) which is well known in Singapore.

Personal Data Protection Act 2012

The Personal Data Protection Act 2012 of Singapore (the “PDPA”) establishes the baseline regime for the protection of personal data in Singapore. The PDPA applies to all organizations that collect, use, disclose, and/or process personal data. The PDPA is administered and enforced by the Personal Data Protection Commission (“PDPC”). In this regard, “personal data” as defined under the PDPA refers to data, whether true or not, about an individual who can be identified from that data or other information to which the organization has or is likely to have access to.

An organization is required to comply with, amongst other things, the data protection obligations prescribed by the PDPA, which may be summarized as follows:

•        Consent obligation — the consent of individuals must be obtained before collecting, using, disclosing and/or processing their personal data, unless an exception applies. Additionally, an organization must allow the withdrawal of consent by an individual which has been given or is deemed to have been given;

•        Purpose limitation obligation — personal data must be collected, used, disclosed, and/or processed only for purposes that a reasonable person would consider appropriate in the circumstances, and if applicable, have been notified to the individual concerned;

•        Notification obligation — individuals must be notified of the purposes for the collection, use, disclosure, and/or processing of their personal data, prior to such collection, use, disclosure, and/or processing;

•        Access and correction obligations — when requested by an individual and unless an exception applies, an organization must: (i) provide that individual with access to his personal data in the possession or under the control of the organization and information about the ways in which his personal data may have been used or disclosed during the past year, and/or (ii) correct an error or omission in his personal data that is in the possession or under the control of the organization;

•        Accuracy obligation — an organization must make reasonable efforts to ensure that personal data collected by or on its behalf is accurate and complete if such data is likely to be used by the organization to make a decision affecting the individual to whom the personal data relates or if such data is likely to be disclosed to another organization;

•        Protection obligation — an organization must implement reasonable security arrangements to protect personal data in its possession or under its control from (i) unauthorized access, collection, use, disclosure, copying, modification, disposal or similar risks, and (ii) the loss of any storage medium or device on which personal data is stored;

•        Retention limitation obligation — an organization must anonymize or must not keep personal data for longer than it is necessary to fulfill; (i) the purposes for which it was collected, or (ii) a legal or business purpose;

•        Transfer limitation obligation — personal data must not be transferred out of Singapore except in accordance with the requirements prescribed under the PDPA. In this regard, an organization must ensure that the recipient of the personal data in that country outside Singapore is bound by legally enforceable obligations to provide the transferred personal data a standard of protection that is at least comparable to the protection under the PDPA;

•        Accountability obligation — an organization must implement the necessary policies and procedures in order to meet its obligations under the PDPA, communicate and inform their staff about these policies and procedures, as well as make information of such policies and procedures available on request. In addition, an organization must develop a process to receive and respond to data-related complaints, and must designate at least one individual as the data protection officer to oversee the organization’s compliance with the PDPA;

•        Data breach notification obligation — an organization must notify the PDPC and/or the affected individuals if it has suffered a data breach that meets the notification thresholds prescribed under the PDPA (i.e. the data breach is or is likely to be of significant scale, or has caused or is likely to cause significant harm to the affected individuals). The organization is expected to expeditiously assess the severity of the breach, and the timeline to notify the PDPC is 3 calendar days of the organization assessing that a notification threshold has been met; and

•        Data portability obligation — the data portability obligation (which is not yet in force as at the date of this prospectus) grants individuals with an existing direct relationship with an organization the right to request for a copy of their personal data to be transmitted in a commonly used machine-readable format to another organization which has a business presence in Singapore. The exact scope and applicability of this right will be delineated by the relevant regulations and guidelines to be published by the PDPC.

The maximum financial penalty that can be imposed on organizations is S$1 million, or 10% of the organization’s annual turnover in Singapore, whichever is higher. The severity of the penalties will be assessed based on, amongst other things, the amount of personal data involved, and the degree of harm caused to individuals.

The Income Tax Act 1947 of Singapore

The Income Tax Act 1947 of Singapore (the “ITA”) is the main legislation that governs the taxation of income in Singapore. The ITA was first enacted in 1947 and has been amended several times since then to keep up with changes in the tax system and economic landscape. Under the ITA, individuals, companies, and other entities are subject to tax on their income earned in Singapore. The ITA sets out the rules for determining taxable income, allowable deductions, and tax rates for different types of income.

The ITA is administered by the Inland Revenue Authority of Singapore (the “IRAS”), which is responsible for assessing and collecting taxes in Singapore. The ITA is regularly updated to reflect changes in the tax system and ensure that it remains relevant to the needs of taxpayers and the economy.

Some key provisions of the ITA include (i) Tax residency: The ITA defines the criteria for determining an individual or company’s tax residency status in Singapore, which determines the amount of tax they are liable to pay; (ii) Taxable income: The ITA sets out the rules for determining what constitutes taxable income, including employment income, business profits, rental income, and capital gains; (iii) Deductions and allowances: The ITA allows for certain deductions and allowances to be claimed to reduce the amount of taxable income, such as expenses related to employment or business operations; (iv) Tax rates: The ITA sets out the tax rates for different types of income and tax residency statuses; and (v) Filing and payment: The ITA requires individuals and companies to file tax returns and make tax payments by specific deadlines.

Failure to paying income tax or failing to file tax returns can result in penalties and legal consequences. The penalties can vary depending on the severity of the offense and whether it was a first-time or repeat offense. Some of the penalties that can be imposed for not paying income tax include (i) late payment penalty, where if a tax payer does not pay its income tax by the due date, such taxpayer will be charged a late payment penalty of 5% of the outstanding tax amount. This penalty will continue to accrue until the tax is fully paid; (ii) late filing penalty, where if a taxpayer fails to file its tax return by the due date, such taxpayer will be charged a late filing penalty of up to S$1,000. The penalty amount may be higher if the tax return is filed later; (iii) prosecution, where if a taxpayer intentionally fails to pay income tax, such taxpayer may be prosecuted under the ITA. This can result in fines, imprisonment, or both; and (iv) additional tax and interest, where if the IRAS discovers that a taxpayer has underreported its income, such taxpayer may be required to pay additional tax and interest on the underreported amount. However, if any taxpayer is having difficulty paying its taxes, such taxpayer may be able to seek assistance and work out a payment plan with the IRAS to avoid penalties and legal consequences.

MANAGEMENT

Management and Board of Directors

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus. Our board comprised of five directors.

Directors and Executive Officers	Age	Position/Title
Guanghai Li	56	Chief Executive Officer and Chairman of the board of directors
Tao Ke	52	Chief Financial Officer
Amy Hsiao Ming Fong	54	President and Director
Xiaoma (Sherman) Lu	58	Independent Director
Jun Ge	52	Independent Director
Xinyue (Jasmine) Geffner	52	Independent Director

Executive Officers

Mr. Guanghai Li.    Mr. Li has served as the Chief Executive Officer and chairman of the board of Helport AI since August 2024. Mr. Li has served as the Chief Executive Officer of Helport since September 2023. Mr. Li has also served as the Chief Strategy Officer of ENN Natural Gas Ltd. from September 2021 to August 2023, where he was responsible for the developing and overseeing of the company’s strategic direction and ensuring its alignment with the company’s long-term goals. From September 2020 to August 2021, Mr. Li served as the Chief Strategy Officer of ENN Group, the principal business of which was the development of hardware, software and applications. From July 2012 to August 2020, Mr. Li served as the Managing Director of Accenture plc, where he was responsible for driving client engagements and building sustainable client relationships, as well as leading project teams to deliver high-quality consulting services. Mr. Li received his dual-major bachelor’s degree in Economics and Thermal Engineering in 1991 and his master’s degree in Thermal Engineering in 1994, both from Tsinghua University. In 2000, Mr. Li received his master’s degree in Technology and Policy from the Massachusetts Institute of Technology.

Mr. Tao Ke.    Mr. Ke has served as the Chief Financial Officer of Helport AI since August 2024. Mr. Ke has served as the Chief Financial Officer of Helport since January 2024. Mr. Ke has also served as the Managing Director of Strategy of Accenture plc from May 2017 to March 2023, where he architected business strategy for various technology, software and internet platforms, including designing and co-leading a $1 billion cross-selling program at a cloud platform and architecting a 10-year, multi-billion-dollar-per-year research and development strategy and technology roadmap for a high-tech company. From June 2013 to May 2016, Mr. Ke was the founder and Chief Executive Officer of iKidsTV.com, where he oversaw the launching of an educational application for children. From November 2012 to May 2013, Mr. Ke served as the Global Vice President and Head of Strategy of Greater China at the Walt Disney Company, where he led the company’s strategical development with regard to consumer licensing, TV, movie, and Disney English, and coordinated the opening of the Shanghai Disneyland Park. From June 2007 to October 2012, Mr. Ke served as Principal at Booz & Company, where he led the development of strategy for various businesses and financial institutes. From June 2002 to May 2007, Mr. Ke served in several roles at Bain & Company, including as Senior Manager, where he developed the China business strategy for global businesses. From January 1999 to December 2001, Mr. Ke served as Associate and Engagement Manager at McKinsey & Company, where he led strategy development for businesses in various sectors, including finance and energy. Mr. Ke received his bachelor’s degree in chemistry in 1993 from the University of Science and Technology and his Ph.D. degree in Computational and Biological Chemistry in 1998 from the Massachusetts Institute of Technology.

Ms. Amy Hsiao Ming Fong.    Ms. Fong has served as our president and director since January 2025. Ms. Fong has served as the Senior Advisor of FountainVest Partners (Asia), an investment firm based in Hong Kong that invests in the private markets, since August 2024. She served as Managing Director of the company’s Sustainability and Strategic Initiatives from July 2023 to July 2024, and as Chief Operating Officer of the company from October 2019 to July 2023. From 2015 to 2019, Ms. Fong served as the Chief Executive of Save the Children Hong Kong, the Hong Kong branch of Save the Children, a non-governmental organization (NGO) that focuses on improving the lives of children through education, healthcare, and protection from harm. Ms. Fong served as a Managing Director at JPMorgan Chase & Co in Hong Kong from 2012 to 2015 and, from 2014 to 2015, served at the company as the Chief of Staff for Hong Kong and Head of Asia Strategic Change Management. From 2010 to 2011, she served at

HSBC Holdings plc, as the Chief Operating Officer for Global Banking in Asia Pacific. Ms. Fong obtained a Bachelor of Science degree, cum laude, in Accounting and International Management from Georgetown University in 1992, and a Master of Business Administration degree in Finance and International Business from Columbia Business School in 1996.

Non-Executive Directors

Mr. Xiaoma (Sherman) Lu.    Mr. Lu has served as an independent director of Helport AI since August 2024. Mr. Lu is a founding partner and has been a managing director of East Stone Capital Limited, a private equity firm focusing on emerging industries, since October 2017. From September 2023 to August 2024 when the Business Combination was consummated, Mr. Xiaoma (Sherman) Lu served as the Chief Executive Officer of Tristar Acquisition I Corp. From January 2017 to November 2017, Mr. Lu served as the executive vice president of Kangde Investment Group, a Chinese company engaging in new energy and financial services and capital investment. From May 2015 to December 2016, Mr. Lu served as the chief executive officer of Wanda Investment Company and vice president of Wanda Financial Group, the investment and financial arms of Wanda Group, a Chinese multinational conglomerate in the real estate, hospitality, retailing, entertainment and heath care industries, responsible for business expansion, capital investment, and cross board merger and acquisition in commercial real estate and entertainment business. From November 2012 to May 2015, Mr. Lu served as the executive vice president of Shenzhen Stock Exchange, one of the two primary stock exchanges in China, overseeing public company governance, product development and international businesses. Mr. Lu was a full-time non-executive board director at China Construction Bank from August 2010 to November 2012. Mr. Lu has also served in various positions and in different functions at State Street Corporation (NYSE: STT) from May 2005 to August 2010, a financial services and bank holding company headquartered in Boston with operations worldwide. Currently, Mr. Lu serves as independent director on the boards of Forgame Holdings Limited (0484.HK), a China-based gaming, trading and development company, Sailing Henan Investment, a private investment company, and Bank of China International (China) Co, Limited (601696.SH), an affiliate of Bank of China, which offers investment banking and securities brokerage services in China. From June 2017 to August 2022, Mr. Lu served as an independent director on the board of Yango Group Co., Ltd. (000671.SZ), a China-based company principally engaged in real estate development. Mr. Lu received his bachelor’s and master’s degree in thermal engineering from Tsinghua University in Beijing, China and an MBA degree from Boston College.

Mr. Jun Ge.    Mr. Ge has served as an independent director of Helport AI since August 2024. Since December 2022, Mr. Ge has served as the Advisor to Chairman of Sun YeFang Economic Science Foundation and a director of Shanghai GUOYAN Wealth Management Research Institute. Since August 2022, he has served as a director of Business Operation Technologies PTE. LTD. From August 2018 to December 2022, he served as an executive director of China Institute for Innovation & Development Strategy. He acted as the President of Pudong Innovation Institute and joined Shanghai Advanced Institute of Finance, Shanghai Jiao Tong University as Associate Dean in 2017. Prior to that, Mr. Ge worked at China Europe International Business School as the Administrative Manager, Deputy Director of Corporate and Public Affairs Department, Director of the President Office, the Secretary General of Foundation, and the Assistant President. Mr. Ge has also been an independent non-executive director and member of the audit committee of China Mengniu Dairy Co. Ltd. (2319.HK) since December 2021, as an independent director of Shenzhen Aisidi Co., Ltd. (Shenzhen Stock Exchange:002416) since October 2022, and as an independent director and member of the audit committee of Huize Holding Limited since February 2020. Mr. Ge was an independent director of Focus Media Information Technology Co., Ltd. (Shenzhen Stock Exchange:002027) from February 2019 to November 2021. Mr. Ge was also an independent director of Meinian Onehealth Healthcare Holdings Co., Ltd. (Shenzhen Stock Exchange: 002044) from October 2018 to October 2021. Mr. Ge received his bachelor’s in science degree in physical chemistry from Xiamen University in July 1993.

Ms. Xinyue (Jasmine) Geffner.    Ms. Geffner has served as an independent director of Helport AI since August 2024. Ms. Geffner is Chief Financial Officer of Dorsett Hospitality International Services Limited (part of HKSE: 0035.HK) since February 2019. She has been a director and the audit committee chair of China Finance Online Co. Limited (Nasdaq: JRJC) since May 2021. Ms. Geffner has been an independent director and the audit committee chair of Tristar Acquisition I Corp (NYSE:TRIS) since August 2023 and an independent director of NWTN INC. and sits on the compensation committee as well as the strategy and environmental social and governance (ESG) committee since November 2022. She led the successful IPO of GreenTree Hospitality Group Limited (NYSE: GHG) in March 2018 and served as Chief Financial Officer from October 2017 to December 2018 at GreenTree. She served as a vice president in charge of corporate finance and development with Asia Pacific in LeEco from October 2016 to August 2017. She was an independent director of AG Semiconductor (Hong Kong) Ltd. from April 2013 to

April 2017. From August 2014 to March 2016, she served as Chief Financial Officer of Carnival Group International Holdings Limited (HKSE: 0996.HK). From November 2008 to January 2011, she served as a director of corporate and institutional banking in ANZ Hong Kong. From March 2005 to February 2008, she worked for HSBC as a head of China business development and as a vice president of the consumer and retail group in New York. Ms. Geffner received a bachelor’s degree in international marketing and finance from the City University of New York in February 1994 and an MBA degree from the Stern School of Business at New York University in September 1997. She is a Certified Public Accountant (CPA) in Washington State, USA and qualified as a CFA.

Board of Directors

Our board of directors consists of four directors as of the date of prospectus. A director is not required to hold any shares in us by way of qualification. A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with us is required to declare the nature of his interest at a meeting of our directors.

A general notice by any director to the effect that he is a member, shareholder, director, partner, officer or employee of or has a fiduciary relationship with any specified company or firm and is to be regarded as interested in any contract or transaction with that company or firm, shall be deemed a sufficient declaration of interest for the purposes of voting on a resolution in respect to a contract or transaction in which he has an interest.

After such general notice, special notice relating to any particular transaction shall not be required. A director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein. If he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement is considered.

The directors may exercise all the powers of the company to borrow money, mortgage its undertaking, property and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service.

Duties of Directors

Under British Virgin Islands law, our directors have a fiduciary duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise their skills and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our Amended and Restated Memorandum and Articles of Association as may be amended from time to time. We have the right to seek damages against any director who breaches a duty owed to us.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office and its responsibilities of the officers;

•        exercising the borrowing powers of our Company and mortgaging the property of our Company; and

•        approving the transfer of shares in our Company, including the registration of such shares in our Company’s share register.

Code of Business Conduct and Ethics and Corporate Governance

We have adopted a code of business conduct and ethics, which are applicable to all of our directors, executive officers and employees. We have made our code of business conduct and ethics publicly available on our website.

In addition, we have adopted a set of corporate governance guidelines covering a variety of matters, including approval of related party transactions.

Terms of Directors and Officers

Our directors holds office for a term, if any, fixed by the resolution of members or resolution of directors appointment him or her, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal. A director will cease to be a director if, among other things, the director is removed from office pursuant to any other provision of our Amended and Restated Memorandum and Articles of Association. Our officers are elected by and serve at the discretion of the board of directors.

Committees of the Board

We have established an audit committee, a compensation committee and a nominating committee under our board of directors, and adopted a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee

Our audit committee consists of Mr. Jun Ge, Ms. Xinyue (Jasmine) Geffner, and Mr. Xiaoma (Sherman) Lu. Mr. Jun Ge is the chairman of our audit committee. We have determined that each of Mr. Jun Ge, Ms. Xinyue (Jasmine) Geffner, and Mr. Xiaoma (Sherman) Lu satisfies the “independence” requirements of the Nasdaq Stock Market Rules and Rule 10A-3 under the Exchange Act, and that Mr. Jun Ge qualifies as an “audit committee financial expert” under Nasdaq Stock Market Rules.

The audit committee oversees our accounting and financial reporting processes and the audit of our financial statements. The audit committee is responsible for, among other things:

•        appointing our independent registered public accounting firm and pre-approving all auditing and non-auditing services performed by our independent registered public accounting firm;

•        reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

•        reviewing and approving all proposed related-party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

•        discussing the annual audited financial statements with management and our independent registered public accounting firm;

•        annually reviewing and reassessing the adequacy of our audit committee charter;

•        meeting separately and periodically with management and our independent registered public accounting firm;

•        reporting regularly to the full board of directors; and

•        performing such other matters that are specifically delegated to the audit committee by our board of directors from time to time.

Compensation Committee

Our compensation committee consists of Mr. Xiaoma (Sherman) Lu, Ms. Xinyue (Jasmine) Geffner, and Mr. Jun Ge. Mr. Jun Ge is the chairman of our compensation committee. We have determined that each of Mr. Xiaoma (Sherman) Lu, Ms. Xinyue (Jasmine) Geffner, and Mr. Jun Ge satisfies the “independence” requirements of the Nasdaq Stock Market Rules.

The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated.

The compensation committee is responsible for, among other things:

•        reviewing and recommending to the board the total compensation package for our four most senior executives;

•        approving and overseeing the total compensation package for our executives other than the four most senior executives;

•        reviewing and making recommendations to the board of directors with respect to the compensation of our directors; and

•        reviewing periodically and recommending any long-term incentive compensation or equity plans, programs or similar arrangements for consideration by the board of directors, annual bonuses, employee pension and welfare benefit plans.

Nominating Committee

Our nominating committee consists of Mr. Xiaoma (Sherman) Lu, Mr. Guanghai Li and Ms. Xinyue (Jasmine) Geffner. Mr. Guanghai Li is the chairperson of our nominating committee. We have determined that each of Mr. Xiaoma (Sherman) Lu and Ms. Xinyue (Jasmine) Geffner satisfies the “independence” requirements of the Nasdaq Stock Market Rules.

The nominating committee assists the board of directors in selecting directors and in determining the composition of our board and board committees. The nominating committee is responsible for, among other things:

•        identifying and recommending nominees for election or re-election to our board of directors, or for appointment to fill any vacancy;

•        reviewing annually with our board of directors its composition in light of the characteristics of independence, age, skills, experience and availability of service to us; and

•        identifying and recommending to our board the directors to serve as members of committees.

Executive Officers’ and Directors’ Compensation

For the year ended June 30, 2024, none of Helport AI’s directors or executive officers received any compensation for services rendered, and no cash compensation was accrued to Helport AI’s director and executive officers who were employed by Helport AI or its subsidiaries.

Employment Agreements

Helport AI has entered into written employment agreements with each of its executive officers. Pursuant to employment agreements, we have agreed to employ each of our executive officers for an initial term of one (1) year. Upon expiration of the one (1)-year term, the employment shall be automatically extended for successive 1-year terms unless either party gives the other party hereto a one (1)-month prior written notice to terminate the employment prior to the expiration of the then current term. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one month’s prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

2024 Equity Incentive Plan

Under Helport AI’s 2024 Equity Incentive Plan, which we refer to herein as the “Incentive Plan,” a number of Ordinary Shares equal to 15% of the aggregate number of the Ordinary Shares issued and outstanding immediately after the Closing, or 5,569,945 Ordinary Shares, have been authorized for issuance pursuant to awards under the Incentive Plan.

The Incentive Plan provides for an automatic evergreen increase feature, whereby the number of shares available for issuance under the Incentive Plan will be increased automatically on the first day of each fiscal year beginning with the fiscal year ended June 30, 2025 and continuing until (and including) the fiscal year ending June 30, 2034, in an amount equal to the lesser of (i) one point five percent (1.5%) of the aggregate number of Ordinary Shares issued and outstanding on the last day of the immediately preceding fiscal year and (ii) a number of Ordinary Shares determined by the administrator of the Incentive Plan.

The following paragraphs summarize the principal terms of the 2024 Equity Incentive Plan.

Types of awards.    The Incentive Plan permits the awards of share options, share appreciation rights, dividend equivalent rights, restricted shares, restricted share units, and other rights or benefits under the Incentive Plan.

Authorized Shares.    The Incentive Plan provides for the issuance of up to fifteen percent (15%) of the aggregate number of Ordinary Shares issued and outstanding immediately after the Closing, or 5,569,945 Ordinary Shares, subject to adjustment upon changes in capitalization of Helport AI and the automatic evergreen annual increase described above. Any Ordinary Shares covered by an award (or portion of an award) which are forfeited, canceled, or expire (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Ordinary Shares which may be issued under the Incentive Plan. Ordinary Shares that actually have been issued under the Incentive Plan pursuant to an award shall not be returned to the Incentive Plan and shall not become available for future issuance under the Incentive Plan, except that if unvested Ordinary Shares are forfeited or repurchased by Helport AI, such Ordinary Shares shall become available for future grant under the Incentive Plan. To the extent not prohibited by the applicable law and the listing requirements of the applicable stock exchange or national market system on which the Ordinary Shares are traded, any Ordinary Shares covered by an award which are surrendered (i) in payment of the award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an award shall be deemed not to have been issued for purposes of determining the maximum number of Ordinary Shares which may be issued pursuant to all awards under the Incentive Plan, unless otherwise determined by the administrator. During the term of the Incentive Plan, Helport AI will at all times reserve and keep available a sufficient number of Ordinary Shares available for issue to satisfy the requirements of the Incentive Plan.

Plan administration.    The Incentive Plan shall be administrated by the Helport AI Board or any committee authorized by the Helport AI Board and formed in accordance with applicable stock exchange rules, unless otherwise determined by the Helport AI Board.

Award agreement.    Awards granted under the 2022 Share Incentive Plan are evidenced by an award agreement that sets forth terms, conditions and limitations for each award, which may include the term of the award, the provisions applicable in the event of the grantee’s employment or service terminates, and our authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind the award.

Eligibility.    Helport AI may grant awards to its employees, directors, and consultants. An employee, director, or consultant who has been granted an award may, if he or she is otherwise eligible, be granted additional awards.

Designation of Award.    Each award under the Incentive Plan is designated in an award agreement, which is a written agreement evidencing the grant of an award executed by Helport AI and the grantee, including any amendments thereto.

Conditions of Award.    The administrator of the Incentive Plan shall determine the provisions, terms, and conditions of each award including, but not limited to, the award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, and form of payment upon settlement of the award.

Transferability of Award.    Subject to the applicable laws, awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the grantee, only to the extent and in the manner approved by the Administrator. Notwithstanding the foregoing, the grantee may designate one or more beneficiaries in the event of the grantee’s death.

Exercise of Award.    Any award granted under the Incentive Plan is exercisable at such times and under such conditions as determined by the administrator under the terms of the Incentive Plan and specified in the award agreement. An award is deemed to be exercised when exercise notice has been given to Helport AI in accordance with the terms of the award by the person entitled to exercise the award and full payment for the shares with respect to which the award is exercised.

Amendment, Suspension or Termination of the Incentive Plan.    The Helport AI Board may amend, suspend, or terminate the Incentive Plan; provided, however, that no such amendment, suspension, or termination shall be made without the approval of the Helport AI’s shareholders to the extent such approval is required by applicable laws or if such amendment would change any of the provisions of the section of the Incentive Plan on the amendment, suspension or termination of the Incentive Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Following the Business Combination, we conduct business through Helport and its subsidiaries. You should read the following discussion and analysis of the financial condition and results of operations of Helport in conjunction with its consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. The actual results of Helport and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors” and elsewhere in this prospectus. References to “Helport” in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are to Helport and its subsidiaries before the consummation of the Business Combination, and Helport AI and its subsidiaries after the consummation of the Business Combination.

Overview

We are a pioneering and leading AI technology company based in Singapore dedicated to serving enterprises’ customer contact centers with intelligent products, solutions, and a digital platform, aiming to enhance communication efficiency with customers, streamline processes, and ensure consistent operations and customer satisfaction. Our software, Helport AI Assist (“AI Assist”), provides tailored AI-powered guidance and oversight for contact center interactions and customer experience, with functions including Agent Assistant, Quality Assurance (“QA”) Assistant, Supervisor Assistant, and Knowledge Base Assistant. In addition to AI Assist, we also operate our AI+BPO Platform, which is an AI integrated contact center business process outsourcing (BPO) platform that serves both companies providing and seeking BPO services. We also provided medical consulting services since commencement in 2020, and we started to provide AI service when we launched our key SaaS product, AI Assist, in April 2022, which has become our business focus ever since. For the fiscal years ended June 30, 2024, 2023 and 2022, we had revenue of $29.58 million, $12.73 million, and $2.67 million, respectively, and net income of $7.37 million, $4.81 million, and $0.82 million, respectively. Among our revenue sources, the revenue generated from AI services provided under AI Assist contributed 100.00%, 99.70%, and 96.20% for the fiscal years ended June 30, 2024, 2023, and 2022, respectively; revenue generated from the medical consulting service contributed nil, 0.30%, and 3.80%, respectively.

We believe we have been able to distinguish ourselves in the AI integrated contact center business via our self-developed AI technologies, such as real-time communication assistance, real-time sales guidance, real-time quality assurance, knowledge base construction, knowledge base script generalization, real-time voice interaction, language simulation, and more. We utilize cloud computing infrastructure providers, AI technology service providers, and telecom operators to develop and operate our products. These infrastructure service providers offer Infrastructure as a Service (“IaaS”) and Platform as a Service (“PaaS”), upon which we build Software as a Service (“SaaS”) products such as AI Assist.

Quality is of utmost importance in the products and services we provided. We implement strict quality control in our R&D investment activities, and in our strategic collaboration with Tianjin Youfei Digital Technology Group Co., Ltd. (“Youfei Shuke”). Under the collaborative framework, Youfei Shuke provides operational support and maintenance in accordance with our business requirements to ensure the reliability and stability of software developed.

General Factors Affecting Our Results of Operations

The demand for our AI technology services serving enterprises’ customer contact centers is affected by various general factors, including (1) the macroeconomic conditions in China, our largest customer market, and the growth of the global AI technology markets; (2) customer acceptance and penetration rate of AI technologies application in various business scenarios; and (3) government policies and regulations on the development and application of AI technologies, as well as user data privacy and security. Changes in any of these general industry conditions could affect our business and results of operations.

Specific Factors Affecting Our Results of Operations

In addition to the general factors aforementioned, our business and results of operations are also affected by specific factors, including the following major factors:

Our ability to retain existing customers and consolidate our position in the AI contact center industry

The direct customers of Helport are BPO firms such as Shenyang Pengbosheng Network Technology Co., Ltd. (“Pengbosheng”), and Beijing Baojiang Science and Technology Co., Ltd. (“Baojiang”), rather than banks or insurance companies. Banking, insurance, and Internet are the main industries in which AI Assist operates. Presently, through our BPO customers, our products are deployed with enterprises across those diverse industries within banking and insurance. We plan to grow our business by initiating sales to existing end users directly when they increase the size of their existing contact centers or decide to establish new contact centers, making sales by way of word-of-mouth referrals from existing users, participating in bidding, industry forums and seminars, and developing strategic cooperation to leverage partner relationships and brand influence. This strategy will allow us to sustain our engagement with existing BPO customers and enterprise users, and at the same time will enable us to enter new markets and foster partnerships with enterprise from banking, insurance and Internet sectors.

Our ability to expand in the BPO market and grow our customer base

We intend to build strategic partnerships with leading BPO enterprises, which will help promote our crowdsourcing service platform, Helphub, and enhance our market position. When leading BPO enterprises start using Helphub, this could increase the awareness and reputation of our platform among their clients and influence smaller BPOs’ choices, which could increase our market share of the Chinese BPO market. Our overarching goal is to surpass 150,000 users on the Helphub platform within the next three years. To achieve these goals, we are negotiating partnership opportunities with BPO companies in China, and we intend to utilize the demonstrative effect of existing products and brand reputation among customers to expand our market share. We will also participate in industry conferences for marketing, including the BPO Summit in the U.S., the Cloud Expo in Singapore, and BPO industry conferences in China.

Our ability to differentiate products and services offerings with competitive technology

Competition in the AI technology service industry is intense and rapidly evolving. We believe technological advances are shaping higher customer expectations for intelligent integrated solutions and solution response speed. Our ability to continuously improve and optimize user experience will be an important contributor to our future revenue growth. We plan to continue focusing our research and development efforts on enhancing the product functions of our AI contact center solutions, including real-time communication assistance, real-time sales guidance, intelligent monitoring of agent conversations, and optimal agent behavior profiling. Meanwhile, we will also collect and leverage industry expertise and scenario-specific knowhow to constantly empower our professional knowledge base. We expect increasing R&D investment activities in the future with an aim to enhance our technological competitive strengths, so as to differentiate in products and services offerings.

Our ability to control costs and expenses and enhance operational efficiency

Our results of operations have been, and will continue to be, affected by our ability to control costs and expenses and enhance our operational efficiency. Cost-effectiveness is the key to our operational management and profitability. General and administrative expenses have historically represented a large portion of our total costs and expenses, consisting primarily of withholding tax incurred from our AI service provided to customers in the PRC, and non-recurring professional services fees paid to third parties for listing preparations. However, we expect costs related to Exchange Act compliance to increase since the listing of our securities on Nasdaq in August 2024. Research and development expenses, along with selling expenses, are becoming important components of our costs. As our business grows, we aim to further improve our operational efficiency by developing technologies and infrastructure across different business functions. We expect to achieve greater operating leverage and increase the productivity of our personnel, which would allow us to acquire customers and suppliers more cost-effectively and achieve higher operational efficiency.

Key Components of Results of Operations

Revenues

We generate revenues from (i) AI service and (ii) medical consulting service. For the years ended June 30, 2024, 2023, and 2022, our revenues were US$29,575,625, US$12,728,313, and US$2,667,914, respectively. Since the commencement of AI service in April, 2022, we are dedicated to offering enterprise customers services including system functional modules, efficiency management service, custom development service and operation outsourcing services in the form of our integrated AI service tools — AI Assist. We also provide medical consulting service to customers occasionally, which contributes a trivial percentage in our total revenue.

Cost of revenue

Our cost of revenues primarily consists of (i) amortization of software; (ii) outsourced operation costs; and (iii) server costs. For the years ended June 30, 2024, 2023, and 2022, our cost of revenues were US$10,998,011, US$4,882,792 and US$1,246,701, respectively.

Selling expenses

Our selling expenses mainly consist of payroll expense, marketing and promotion expense and etc. For the years ended June 30, 2024, 2023, and 2022, our selling expenses were US$97,984, US$50,830 and US$99,817, respectively. We expect our selling expenses will also continue to increase in absolute amount as we diversify, optimize and leverage our marketing channels to expand user community and explore more potential customers.

General and administrative expenses

Our general and administrative expenses mainly consist of withholding tax, professional service fees, payroll expense and other office miscellaneous fees. For the years ended June 30, 2024, 2023, and 2022, our general and administrative expenses were US$4,979,382, US$1,625,887 and US$340,625, respectively. We expect that our general and administrative expenses will continue to increase in absolute amount in the foreseeable future as we further grow our existing business lines, and we will incur increased costs related to complying with our reporting obligations after we become a public company under U.S. securities laws. We also seek to optimize the cost structure of our company to control the relative level of general and administrative expenses as percentage of our revenues.

Research and development expenses

Our research and development (“R&D”) expenses primarily consist of AI training service fee, product development fee, and technology service fees paid to external consultant. For the years ended June 30, 2024, 2023, and 2022, our research and development expenses were US$4,303,490, US$375,410 and nil, respectively. We believe that our continued investment in research and development is critical to our growth and expect that our research and development expenses will continue to increase in absolute amount as we seek to upgrade our technologies to support our business growth.

Financial expenses, net

Our financial expenses, net primarily consist of interest expenses, bank service charges and foreign exchange gain or loss.

Results of Operations

The following tables set forth a summary of our combined results of operations for the years ended June 30, 2024, 2023, and 2022, in absolute amount and as a percentage of our revenues. This information should be read together with our combined financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of the results that may be expected for any future period.

	For the years ended June 30,
	FY2024		FY2023		FY2022
	US$	%	US$	%	US$	%
Revenues	29,575,625	100.00	12,728,313	100.00	2,667,914	100.00
Cost of revenues	(10,998,011)	(37.19)	(4,882,792)	(38.36)	(1,246,701)	(46.73)
Gross profit	18,577,614	62.81	7,845,521	61.64	1,421,213	53.27

Operating expenses:
Selling expenses	(97,984)	(0.33)	(50,830)	(0.40)	(99,817)	(3.74)
General and administrative expenses	(4,979,382)	(16.84)	(1,625,887)	(12.77)	(340,625)	(12.77)
Research and development expenses	(4,303,490)	(14.55)	(375,410)	(2.95)	—	—
Total operating expenses	(9,380,856)	(31.72)	(2,052,127)	(16.12)	(440,442)	(16.51)
Operating income	9,196,758	31.09	5,793,394	45.52	980,771	36.76

Financial expenses, net	(226,713)	(0.77)	(7,936)	(0.06)	(5,894)	(0.22)
Other income, net	1,007	—	—	—	—	—
Income before income tax expense	8,971,052	30.32	5,785,458	45.46	974,877	36.54
Income tax expense	(1,601,933)	(5.42)	(970,755)	(7.63)	(152,917)	(5.73)
Net income	7,369,119	24.90	4,814,703	37.83	821,960	30.81

Comparison of Years Ended June 30, 2024 and 2023

Revenues

Our revenues increased by approximately US$16.85 million, or 132.36%, from US$12.73 million for the year ended June 30, 2023 to US$29.58 million for the year ended June 30, 2024. The following table sets forth a breakdown of our revenues, each expressed in the absolute amount and as a percentage of our total revenues, for the periods indicated.

	For the years ended June 30,				Variance
	FY2024		FY2023		Amount	Percentage
	US$	%	US$	%	US$	%
Revenues:
AI service	29,575,625	100.00	12,689,750	99.70	16,885,875	133.07
Medical consulting service	—	—	38,563	0.30	(38,563)	(100.00)
Total revenues	29,575,625	100.00	12,728,313	100.00	16,847,312	132.36

Revenues from AI service increased by approximately US$16.89 million, or 133.07%, from US$12.69 million for the year ended June 30, 2023 to US$29.58 million for the year ended June 30, 2024. The significant increase was primarily attributable to the average monthly subscribed seats increased from 2,192 for the year ended June 30, 2023 to 5,475 for the year ended June 30, 2024, which was driven by (i) our efforts in continuous optimization and development in our service offerings and platform, (ii) our capabilities to increase overall cost performance for customers in their business management process, and (iii) the growing demands in professional technology services market.

Cost of revenues

Our cost of revenues increased by approximately US$6.12 million, or 125.24%, from US$4.88 million for the year ended June 30, 2023 to US$11.00 million for the year ended June 30, 2024. The following table sets forth a breakdown of our cost of revenues by revenue streams, expressed as an absolute amount and as a percentage of the total cost of revenues, for the periods indicated.

	For the years ended June 30,				Variance
	FY2024		FY2023		Amount	Percentage
	US$	%	US$	%	US$	%
Cost of revenues:
AI service	10,998,011	100.00	4,881,250	99.97	6,116,761	125.31
Medical consulting service	—	—	1,542	0.03	(1,542)	(100.00)
Total cost of revenues	10,998,011	100.00	4,882,792	100.00	6,115,219	125.24

Cost of revenues related to AI service increased by approximately US$6.12 million, or 125.31%, from US$4.88 million for the year ended June 30, 2023 to US$11.00 million for the year ended June 30, 2024. The growth rate of cost of revenue is proportionally lower than that of revenue, primarily because we a had relatively high percentage of fixed costs in our cost structure for the year ended June 30, 2024, which would present increased marginal revenue as revenue growth is mainly driven by the number of subscription accounts.

Cost of revenues related to medical consulting service were nil and US$1,542 for the year ended June 30, 2024 and 2023.

Gross profit and margin

The following table sets forth a breakdown of our gross loss, margin by revenue streams, expressed as an absolute amount and as a percentage of the total gross loss for the periods indicated.

	For the years ended June 30,
	US$	2024 Margin	%	US$	2023 Margin	%
Gross profit and margin:
AI service	18,577,614	62.81	100.00	7,808,500	61.53	99.53
Medical consulting service	—	—	—	37,021	96.00	0.47
Total	18,577,614	62.81	100.00	7,845,521	61.64	100.00

As a result of the foregoing, we recorded a gross profit of US$18.58 million and US$7.85 million for the years ended June 30, 2024 and 2023, respectively, representing gross profit margin of 62.81% and 61.64% for each corresponding periods, which indicates that as our sales increased, we were also able to optimize cost structure and achieve economic scale effect in the improvement of our gross profit margin performance.

Operating expenses

Our operating expenses increased from US$2.05 million for the year ended June 30, 2023 to US$9.38 million for the year ended June 30, 2024, representing a period-on-period increase of 331.81%, primarily due to the following:

Selling expenses

The following table sets forth a breakdown of our selling expenses by categories, expressed as an absolute amount and as a percentage of the total selling expenses, for the periods indicated.

	For the years ended June 30,				Variance
	FY2024		FY2023		Amount	Percentage
	US$	%	US$	%	US$	%
Selling expenses:
Payroll expense	90,394	92.25	50,830	100.00	39,564	77.84
Marketing expense	7,590	7.75	—	—	7,590	N/A
Total selling expenses	97,984	100.00	50,830	100.00	47,154	92.77

____________

*        N/A represents non-applicable

Our selling expenses increased by 92.77% from US$50,830 for the year ended June 30, 2023 to US$97,984 for the year ended June 30, 2024, which was mainly due to the increase of payroll expenses since our marketing director for overseas business development was employed since January, 2023. Marketing expense incurred during the year ended June 30, 2024 was due to payment to third-party providers for public relation promotion on internet platforms for our brand and services.

General and administrative expenses

The following table sets forth a breakdown of our general and administrative expenses by categories, expressed as an absolute amount and as a percentage of the total general and administrative expenses, for the periods indicated.

	For the years ended June 30,				Variance
	FY2024		FY2023		Amount	Percentage
	US$	%	US$	%	US$	%
General and administrative expenses:
Withholding tax	2,957,562	59.40	1,268,975	78.05	1,688,587	133.07
Professional service fees	1,388,585	27.89	241,887	14.88	1,146,698	474.06
Payroll and other office fees	633,235	12.71	115,025	7.07	518,210	450.52
Total general and administrative expenses	4,979,382	100.00	1,625,887	100.00	3,353,495	206.26

Our general and administrative expenses increased by 206.26% from US$1.63 million for the year ended June 30, 2023 to US$4.98 million for the year ended June 30, 2024, which was primarily attributable to: (i) an increase of US$1.69 million in withholding tax incurred from our AI service provided to customers in the PRC subject to a 10% withholding tax rate, our overseas revenue from AI service provided in the PRC and elsewhere significantly increased from $12.69 million for the year ended June 30, 2023 to $29.58 million for the year ended June 30, 2024, primarily driven by the increase in average monthly subscribed seats per customer, and the average monthly revenue earned for each overseas customer increased from $0.23 million to $0.41 million; (ii) an increase of US$1.15 million in professional service fees such as advisory fees, audit fees and legal fees for overseas listing; (iii) an increase of US$0.52 million in payroll and other office fees.

Research and development expenses

The following table sets forth a breakdown of our research and development expenses by categories, expressed as an absolute amount and as a percentage of the total research and development expenses, for the periods indicated.

	For the years ended June 30,				Variance
	FY2024		FY2023		Amount	Percentage
	US$	%	US$	%	US$	%
Research and development expenses
AI training service fee	3,383,400	78.62	—	—	3,383,400	N/A
Product development fee	828,000	19.24	—	—	828,000	N/A
Technology service consulting fee	92,090	2.14	375,410	100.00	(283,320)	(75.47)
Total research and development expenses	4,303,490	100.00	375,410	100.00	3,928,080	1,046.34

____________

*        N/A represents non-applicable

Our research and development expenses increased by US$3.93 million from US$0.38 million for the year ended June 30, 2023 to US$4.30 million for the year ended June 30, 2024. The significant increase was attributable to the addition of US$3.38 million AI training service fee and US$0.83 million product development fee incurred during the year ended June 30, 2024 in order to enhance our core competence to differentiate and diversify in products and services offerings with competitive technology, especially related to the development of AI technology application scenarios.

Financial expenses, net

Our financial expenses, net increased from US$7,936 for the year ended June 30, 2023 and US$226,713 in financial expenses, net for the year ended June 30, 2024, which was primarily attributable to the increase in interest expenses accrued for convertible promissory notes and loan from a third party of US$0.16 million and the increase in foreign exchange loss of $0.05 million.

Income tax expense

As a result of our operating income position for the years ended June 30, 2024 and 2023, we incurred income tax expense of US$1.60 million and US$0.97 million for the years ended June 30, 2024 and 2023, respectively.

Net income

As a result of the foregoing, our net income increased by US$2.55 million, or 53.05%, from US$4.81 million for the year ended June 30, 2023 to US$7.37 million for the year ended June 30, 2024.

Comparison of Years Ended June 30, 2023 and 2022

Revenues

Our revenues increased by approximately US$10.06 million, or 377.09%, from US$2.67 million for the year ended June 30, 2022 to US$12.73 million for the year ended June 30, 2023. The following table sets forth a breakdown of our revenues, each expressed in the absolute amount and as a percentage of our total revenues, for the periods indicated.

	For the years ended June 30,				Variances
	2023		2022		Amount	Percentage
	US$	%	US$	%	US$	%
Revenues:
AI service	12,689,750	99.70	2,566,418	96.20	10,123,332	394.45
Medical consulting service	38,563	0.30	101,496	3.80	(62,933)	(62.01)
Total revenues	12,728,313	100.00	2,667,914	100.00	10,060,399	377.09

Revenues from AI service increased by approximately US$10.12 million, or 394.45%, from US$2.57 million for the year ended June 30, 2022 to US$12.69 million for the year ended June 30, 2023. The significant increase was primarily attributable to: (i) the commencement of AI service in April, 2022, which only has three-month revenue contribution for the year ended June 30, 2022; (ii) the average monthly subscribed seats increased from 1,773 for the year ended June 30, 2022 to 2,192 for the year ended June 2023, which was driven by (i) our efforts in continuous optimization and development in our service and platform, (ii) our capabilities to increase overall cost performance for customers in their business management process, and (iii) the growing demands in professional technology services market.

Cost of revenues

Our cost of revenues increased by approximately US$3.64 million, or 291.66%, from US$1.25 million for the year ended June 30, 2022 to US$4.88 million for the year ended June 30, 2023. The following table sets forth a breakdown of our cost of revenues by revenue streams, expressed as an absolute amount and as a percentage of the total cost of revenues, for the periods indicated.

	For the years ended June 30,				Variances
	2023		2022		Amount	Percentage
	US$	%	US$	%	US$	%
Cost of revenues:
AI service	4,881,250	99.97	1,194,146	95.78	3,687,104	308.76
Medical consulting service	1,542	0.03	52,555	4.22	(51,013)	(97.07)
Total cost of revenues	4,882,792	100.00	1,246,701	100.00	3,636,091	291.66

Cost of revenues related to AI service increased by approximately US$3.69 million, or 308.76%, from US$1.19 million for the year ended June 30, 2022 to US$4.88 million for the year ended June 30, 2023. The growth rate of cost of revenue is proportionally lower than that of revenue, primarily because we had relatively high percentage of fixed costs in our cost structure for the year ended June 30, 2022, which would present increased marginal revenue as revenue growth is mainly driven by the number of subscription accounts.

Cost of revenues related to medical consulting service decreased by US$51,013, or 97.07%, from US$52,555 for the year ended June 30, 2022 to US$1,542 for the year ended June 30, 2023. The decrease was generally in line with our revenue decrease in medical consulting service due to strategy focus.

Gross profit and margin

The following table sets forth a breakdown of our gross loss, margin by revenue streams, expressed as an absolute amount and as a percentage of the total gross loss for the periods indicated.

	For the years ended June 30,
	2023			2022
	US$	Margin	%	US$	Margin	%
Gross profit and margin:
AI service	7,808,500	61.53	99.53	1,372,272	53.47	96.56
Medical consulting service	37,021	96.00	0.47	48,941	48.22	3.44
Total	7,845,521	61.64	100.00	1,421,213	53.27	100.00

As a result of the foregoing, we recorded a gross profit of US$7.85 million and US$1.42 million for the year ended June 30, 2023 and 2022, respectively, representing gross profit margin of 61.64% and 53.27% for each corresponding periods, which indicates that as our sales increased, we were also able to optimize cost structure and achieve economic scale effect in the improvement of our gross profit margin performance.

Operating expenses

Our operating expenses increased from US$0.44 million for the year ended June 30, 2022 to US$2.05 million for the year ended June 30, 2023, representing a period-on-period increase of 365.65%, primarily due to the following:

Selling expenses

The following table sets forth a breakdown of our selling expenses by categories, expressed as an absolute amount and as a percentage of the total selling expenses, for the periods indicated.

	For the years ended June 30,				Variances
	2023		2022		Amount	Percentage
	US$	%	US$	%	US$	%
Selling expenses:
Payroll expense	50,830	100.00	—	—	50,830	N/A *
Marketing expense	—	—	99,817	100.00	(99,817)	(100.00)
Total selling expenses	50,830	100.00	99,817	100.00	(48,987)	(49.08)

____________

*        N/A represents non-applicable

Our selling expenses decreased by 49.08% from US$99,817 for the year ended June 30, 2022 to US$50,830 for the year ended June 30, 2023. Marketing expense incurred during the year ended June 30, 2022 was payment to third-party providers for promotion activities on internet platforms for medical consulting service. Since the commencement of AI service, we incurred US$50,830 payroll expenses in employing marketing personnel for maintaining customer relationship and expanding potential customer base, during the year ended June 30, 2023. The decrease in selling expense reflected the change in our marketing strategy responding to different business lines.

General and administrative expenses

The following table sets forth a breakdown of our general and administrative expenses by categories, expressed as an absolute amount and as a percentage of the total general and administrative expenses, for the periods indicated.

	For the years ended June 30,				Variances
	2023		2022		Amount	Percentage
	US$	%	US$	%	US$	%
General and administrative expenses:
Withholding tax	1,268,975	78.05	256,642	75.34	1,012,333	394.45
Professional service fees	241,887	14.88	51,841	15.22	190,046	366.59
Other office fees	115,025	7.07	32,142	9.44	82,883	257.87
Total general and administrative expenses	1,625,887	100.00	340,625	100.00	1,285,262	377.32

Our general and administrative expenses increased by 377.32% from US$0.34 million for the year ended June 30, 2022 to US$1.63 million for the year ended June 30, 2023, which was primarily attributable to: (i) an increase of US$1.01 million in withholding tax incurred from our AI service provided to customers in the PRC subject to a 10% withholding tax rate, our overseas revenue from AI service, which started in April, 2022, significantly increased from $2.57 million for the year ended June 30, 2022 to $12.69 million for the year ended June 30, 2023, primarily driven by the increase in average monthly subscribed seats per customer, and the average monthly revenue earned each overseas customer increased from $0.21 million to $0.23 million; and (ii) an increase of US$0.19 million in professional service fees such as advisory fees and legal fees for listing.

Research and development expenses

Our research and development expenses were US$0.38 million and nil for the years ended June 30, 2023 and 2022, respectively. Research and development expenses incurred during the year ended June 30, 2023 were all service fees paid to external experts for technology consulting in order to further improve our system development and platform optimization.

Financial expenses, net

We recorded US$7,936 and US$5,894 in financial expenses, net for the years ended June 30, 2023 and 2022, respectively.

Income tax expense

As a result of our operating income position for the years ended June 30, 2023 and 2022, we incurred income tax expense of US$0.97 million and US$0.15 million for the years ended June 30, 2023 and 2022, respectively.

Net income

As a result of the foregoing, our net income increased by US$3.99 million, or 485.76%, from US$0.82 million for the year ended June 30, 2022 to US$4.81 million for the year ended June 30, 2023.

Liquidity and Capital Resources

In assessing our liquidity, we monitor and analyze our cash on-hand and our operating and capital expenditure commitments. To date, we have financed our working capital requirements mainly from cash flow from operations and third-party borrowings.

We had a cash balance of US$2,581,086 and US$142,401 as of June 30, 2024 and June 30, 2023. Our positive working capital was approximately US$10.63 million and US$1.60 million as of June 30, 2024 and June 30, 2023, respectively. We usually grant our customers a credit term between 180 days and 365 days in payment arrangements. Our days sales outstanding (“DSO”) was 221 days, 244 days and 169 days, for the years ended June 30, 2024, 2023, and 2022, respectively. The increase in DSO during 2024 and 2023, compared to 2022, and was primarily due to the accumulation of aging due balance, because we choose to grant a relatively longer credit term in order to retain and attract a customer base in the start-up stage of our AI service.

On March 15, 2024, we entered into Line of Credit Agreements with two existing shareholders of Helport, Hades Capital Limited and Stony Holdings Limited (collectively, the “Helport Shareholders”), which provided us with unsecured lines of credit in the principal maximum amount of $4,000,000 and $2,000,000, respectively. The principal indebtedness under the Line of Credit Agreements will mature on the third anniversary of the date the Line of Credit Agreements were entered into, at an interest rate of 0% per annum. To date, an aggregate of $84,991 was drawn from such lines of credit. On April 26, 2024, Helport AI, Tristar and Helport also entered into amended Lock-up Agreements with Helport Shareholders, which stipulated that if each of the Helport Shareholder provided a credit facility pursuant to each respective Line of Credit Agreement, any Lock-up Securities held by the applicable Helport Shareholder shall be subject to early release thereunder on the date that would be 12 months following the closing date of the Business Combination.

Our future capital requirements depend on many factors, including our growth rate, the continuing market acceptance of our offerings, the timing and extent of spending in research and development, our efforts to strengthen our services abilities, the expansion of our sales and marketing activities, and the expansion and penetration of our business into different geographies and markets. We may, however, need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investment, acquisition, capital expenditure, or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. Our obligation to bear credit risk for certain financing transactions we facilitate may also strain our operating cash flow.

Cash Flows

The following table sets forth a summary of our cash flows for the periods presented:

	For the years ended June 30,
	2024	2023	2022
	US$	US$	US$
Net cash provided by/(used in) operating activities	5,033,630	(454,121)	(83,780)
Net cash used in investing activity	(7,410,933)	—	—
Net cash provided by financing activities	4,770,128	590,502	81,923
Effects of exchange rate changes on cash	45,860	(2,380)	—
Net change in cash	2,438,685	134,001	(1,857)
Cash at the beginning of the year	142,401	8,400	10,257
Cash at the end of the year	2,581,086	142,401	8,400

Operating activities

For the year ended June 30, 2024, our net cash provided by operating activities was US$5.03 million, which was primarily attributable to net income of US$7.37 million, as adjusted for (1) non-cash item including amortization of intangible assets of US$2.35 million; (2) changes in working capital that positively affected the cash flow from operating activities, primarily including an increase of US$3.70 million in accrued expenses and other liabilities mainly due to the increased loan from a third party, an increase of US$1.60 million in income tax payable; partially offset by (3) changes in working capital that negatively affected the cash flow from operating activities, primarily including an increase of US$6.81 million in accounts receivable in line with the revenue growth, due to the increased monthly subscribed seats, a decrease of US$3.16 million in accounts payable, due to timely payment to our supplier.

For the year ended June 30, 2023, our net cash used in operating activities was US$0.45 million, which was primarily attributable to net income of US$4.82 million, as adjusted for (1) non-cash items including amortization of intangible assets of US$2.33 million, (2) changes in working capital that negatively affected the cash flow from operating activities, primarily including an increase of US$12.08 million in accounts receivable mainly due to the increased aging balance which was later collected in September, 2023; partially offset by (3) changes in working capital that positively affected the cash flow from operating activities, primarily including an increase of US$2.55 million in accounts payable for software development and outsourced operation service fees due to the fast revenue growth in AI service; an increase of US$0.95 million in accrued expenses and other payables mainly due to the increase of other tax payable and professional service fees as a result of business development; an increase of US$0.97 million in income tax payable; and US$0.01 million in amounts due to related parties.

For the year ended June 30, 2022, our net cash used in operating activities was US$0.08 million, which was primarily attributable to net income of US$0.82 million, as adjusted for (1) non-cash item including amortization of intangible assets of US$0.58 million, (2) changes in working capital that negatively affected the cash flow from operating activities, primarily including an increase of US$2.46 million in accounts receivable due to the collaboration with a few major customers since the commencement of AI service; partially offset by (3) changes in working capital that positively affected the cash flow from operating activities, primarily including an increase of US$0.61 million in accounts payable for software development and outsourced operation service fees; an increase of US$0.19 million in accrued expenses and other payables mainly due to the increase of other tax payable and professional service fees as a result of business development; an increase of US$0.15 million in income tax payable; and US$0.02 million in amounts due to related parties.

Investing activities

For the year ended June 30, 2024, our net cash provided by investing activities was US$7.41 million, which was attributable to the settlement of purchase of intangible assets.

For the years ended June 30, 2023 and 2022, we did not have cash flow in investing activities.

Financing activities

For the year ended June 30, 2024, our net cash provided by financing activities was US$4.77 million, which was primarily attributable to proceeds from convertible promissory notes of US$4.89 million and a loan from a third party of US$0.98 million; offset by payment for listing costs of US$0.82 million and repayment of a loan from a third party of US$0.63 million.

For the year ended June 30, 2023, our net cash provided by activities was US$0.59 million, which was primarily attributable to loans from related parties of US$0.57 million and a loan from a third party of US$0.07 million; offset by repayment of loans from related parties of US$0.05 million.

For the year ended June 30, 2022, our net cash provided by activities was US$0.08 million, which was primarily attributable to loans from related parties of US$0.20 million; offset by repayment of loans from related parties of US$0.11 million.

Contingencies

From time to time, we may become involved in litigation relating to claims arising in the ordinary course of the business. There are no claims or actions pending or threatened against us that, if adversely determined, would in our judgment have a material adverse effect on us.

Capital Expenditures

Our capital expenditures are incurred primarily in connection with the purchase or external development costs of intangible assets. We settled the payment of US$7.00 million to Youfei Shuke in September, 2023 for the acquisition of intangible assets which were incurred in April, 2022. Our capital expenditures were US$0.41 million for the addition of intangible assets during the year ended June 30, 2024.

We did not incur any capital expenditures for the years ended June 30, 2023 and 2022, since we have been given a credit period for the purchase of intangible assets.

We expect our capital expenditures will increase in the foreseeable future as we expand our business, and that our level of capital expenditures will be significantly affected by user demand for our products and services. The fact that we have a limited operating history means we have limited historical data on the demand for our products and services. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from those we currently anticipate. To the extent the proceeds of securities we have issued and cash flows from our business activities are insufficient to fund future capital requirements, we may need to seek equity or debt financing. We will continue to make capital expenditures to support the expected growth of our business.

Contractual Obligations

The following table sets forth our contractual obligations as of June 30, 2024:

	Payment due to schedule
	Less than one year	Total
	US$	US$
Short-term office rental fees	169,902	169,902

Other than those shown above, we did not have any significant capital and other commitments, long-term obligations or guarantees as of June 30, 2024.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet financial guarantees or other off-balance sheet commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our combined financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us, or engages in leasing, hedging or product development services with us.

Holding Company Structure

Helport AI is the holding company of Helport and its subsidiaries. Helport AI has no material operations of its own and conducts a substantial majority of its operations through its indirect operating subsidiary in Singapore. As a result, Helport AI’s ability to pay dividends depends largely upon dividends paid by its Singapore subsidiary. If our existing Singapore subsidiary or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Emerging Growth Company Status

As defined in Section 102(b)(1) of the JOBS Act, Helport AI is as an emerging growth company (“EGC”). As such, Helport AI is eligible for and intends to rely on certain exemptions and reduced reporting requirements provided by the JOBS Act, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements.

Helport AI will remain an EGC until the earliest of (1) the last day of its fiscal year during which it has total annual gross revenues of at least US$1.235 billion; (2) the last day of its fiscal year following the fifth anniversary of the closing of the Business Combination; (3) the date on which Helport AI has, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt; or (4) the date on which Helport AI is deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if Helport AI has been a public company for at least 12 months and the market value of its ordinary shares that are held by non-affiliates exceeds US$700 million as of the last business day of its most recently completed second fiscal quarter.

Foreign Private Issuer Status

Helport AI qualifies as a “foreign private issuer” as defined under SEC rules. Even after Helport AI no longer qualifies as an emerging growth company, as long as Helport AI continues to qualify as a foreign private issuer under SEC rules, Helport AI is exempt from certain SEC rules that are applicable to U.S. domestic public companies, including:

•        the rules requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•        the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events; and

•        the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

Notwithstanding these exemptions, Helport AI will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

Helport AI may take advantage of these exemptions until such time as Helport AI is no longer a foreign private issuer. Helport AI would cease to be a foreign private issuer at such time as more than 50% of its outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of its executive officers or directors are U.S. citizens or residents, (2) more than 50% of its assets are located in the United States or (3) its business is administered principally in the United States.

Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if Helport AI no longer qualifies as an emerging growth company, but remains a foreign private issuer, Helport AI will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

In addition, because Helport AI qualifies as a foreign private issuer under SEC rules, Helport AI is permitted to follow the corporate governance practices of BVI (the jurisdiction in which Helport AI is organized) in lieu of certain Nasdaq corporate governance requirements that would otherwise be applicable to Helport AI. For example, under BVI securities laws, Helport AI is not required to have a board of directors comprised of a majority of directors meeting the independence standards described in Nasdaq listing standards. In addition, under BVI securities laws, Helport AI is not required to have a compensation committee or a nominations committee that is comprised solely of independent directors.

If at any time Helport AI ceases to be a foreign private issuer, Helport AI will take all action necessary to comply with the SEC and Nasdaq listing rules.

Internal Control over Financial Reporting

Prior to the consummation of the Business Combination, we were not required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and we were, therefore, not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. In preparing our combined financial statements as of and for the year ended June 30, 2024, we have not identified any material weaknesses in our internal control over financial reporting, as defined in the standards established by the PCAOB, and other control deficiencies. In reaching this conclusion, our management has taken into account various factors, including that we have recruited financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting and compliance requirements, that we have hired independent directors with financial expertise, and that we have established a competent audit committee.

However, we can provide no assurance that we will be able to maintain an effective system of internal controls. See “Risk Factors — If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations, or prevent fraud, and investor confidence and the market price of the Ordinary Shares may be materially and adversely affected.”

As a company with less than US$1.235 billion in revenue for its last fiscal year, Helport AI qualifies as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.

Critical Accounting Policies, Judgments and Estimates

We prepare our combined financial statements in accordance with U.S. GAAP, which requires us to make judgments, estimates and assumptions. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates and assumptions on our own historical data and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates and assumptions on an ongoing basis.

Our expectations regarding the future are based on available information and assumptions that we believe to be reasonable and accurate, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. Some of our accounting policies require a higher degree of judgment than others in their application.

The critical accounting policies, judgments and estimates that we believe to have the most significant impacts on our combined financial statements are described below, which should be read in conjunction with our combined financial statements and accompanying notes and other disclosures included in this prospectus. When reviewing our financial statements, you should consider:

•        our selection of critical accounting policies;

•        the judgments and other uncertainties affecting the application of such policies;

•        the sensitivity of reported results to changes in conditions and assumptions.

When reading our combined financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. Our critical accounting policies and practices include (1) revenue recognition, (2) credit losses and (3) income taxes. See Note 2 — Summary of Significant Accounting Policies to our combined financial statements for the disclosure of these accounting policies.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. We consider our critical accounting estimates mainly include (1) credit losses and (2) estimated useful lives of intangible assets and impairment of long-lived assets.

Credit losses

Our accounts receivable and other receivables in prepaid expenses and other receivables are within the scope of ASC Topic 326. We use an aging schedule method in combination with current situation adjustment, to determine the loss rate of receivable balances and evaluate the expected credit losses on an individual basis. When establishing the loss rate, we make the assessment based on various factors, including aging of receivable balances, historical experience, credit-worthiness of debtor, current economic conditions, reasonable and supportable forecasts of future economic, and other factors that may affect our ability to collect form the debtors. We also apply current situation adjustment to provide specific provisions for allowance when facts and circumstances indicate that the receivable is unlikely to be collected. Expected credit losses are indicated in general and administrative expenses in the combined statements of operations and comprehensive loss. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Estimated useful lives of intangible assets and impairment of long-lived assets

Intangible assets with finite useful lives are carried at cost less accumulated amortization and any recorded impairment. Estimated useful lives by intangible asset classes are as follows:

Category	Estimated useful lives
Software	3 years

We estimated the useful lives of software to be 3 years in consideration of comparative industry data and technology iteration factor.

The estimated useful lives of intangible assets with finite lives are reassessed if circumstances occur that indicate the original estimated useful lives may have changed.

We review for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We measure the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized for the amount by which the carrying value of the asset exceeds its fair value. The evaluation of asset impairment requires us to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts.

Taxation

British Virgin Islands (“BVI”)

The Company and its subsidiary, Helport BVI, are incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, Helport Limited is not subject to tax on income or capital gains. Additionally, upon payments of dividends by the Company to its shareholders, no BVI withholding tax will be imposed.

Singapore

Helport Singapore is incorporated in Singapore and is subject to Singapore Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first $7,379 (SGD 10,000) taxable income and 50% of the next $140,201 (SGD 190,000) taxable income exempted from income tax.

United States

Helport U.S. is incorporated in the United States is subject to state income tax and federal income tax depending upon taxable income levels. It did not have taxable income and no income tax expense was provided for the years ended June 30, 2024, 2023 and 2022.

Quantitative and Qualitative Disclosure about Market Risks

Interest rate risk

We are exposed to interest rate risk on our interest-bearing assets and liabilities. As part of our asset and liability risk management, we review and take appropriate steps to manage our interest rate exposures on our interest-bearing assets and liabilities. We have not been exposed to material risks due to changes in market interest rates, and not used any derivative financial instruments to manage the interest risk exposure during the years ended June 30, 2024, 2023, and 2022.

Inflation risk

Inflationary factors, such as increases in personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Credit risk

Credit risk is controlled by the application of credit approvals, limits, and monitoring procedures. We manage credit risk through in-house research and analysis of the Singapore economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography, and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity risk

We are also exposed to liquidity risk, which is risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Foreign exchange risk

Our functional currency and reporting currency is USD. We are exposed to foreign exchange risk in respect of our operating activities when purchase of services in Singapore or other areas is using transaction currency other than USD.

Recent Accounting Pronouncements

For a discussion of new accounting standards relevant to our business, refer to Note 2 to the consolidated financial statements of Helport AI Limited included in this prospectus.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Agreements related to the Business Combination

PIPE Subscription Agreements

In connection with the Business Combination, Helport AI and Tristar obtained commitments from interested accredited investors to purchase Ordinary Shares issued in connection with the Closing, for an aggregate cash amount of $15,000,000 at a purchase price of the lower of (i) $10.80 per share or (ii) the redemption price of Tristar’s public shareholders in connection with the Business Combination, in a private placement (the “PIPE”). Such commitments are being made by way of the PIPE Subscription Agreements, by and among each PIPE Investor, Helport AI and Tristar. The PIPE Shares are identical to Ordinary Shares issued to existing public stockholders of Tristar at the time of the Closing, except that the PIPE Shares were not entitled to any redemption rights and were not registered under the Securities Act at the time of issuance. On August 2, 2024, in connection with the Closing, closing of the transactions contemplated by the PIPE Subscription Agreements took place, we received aggregate gross proceeds of $5.5 million from the PIPE Investors and issued an aggregate of 509,259 Ordinary Shares to such PIPE Investors.

Pursuant to the PIPE Subscription Agreements, we agreed to file (at our sole cost and expense) a registration statement registering the resale of the shares to be purchased in the private placement (the “PIPE Resale Registration Statement”) with the SEC no later than ninety (90) calendar days following the Closing. The filing of the registration statement of which this prospectus forms a part satisfies our obligations under the PIPE Subscription Agreements with respect to the PIPE Registration Statement. We will use our commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practical but no later than the earlier of (i) the 90th calendar day following the filing date thereof (in the event the SEC notifies us that it will “review” the PIPE Resale Registration Statement) and (ii) the 10th business day after the date we are notified by the SEC that the PIPE Resale Registration Statement will not be “reviewed” or will not be subject to further review. For details of the PIPE Subscription Agreement, see Exhibit 10.4 hereto.

Helport Convertible Promissory Notes

From March 2024 through June 2024, Helport issued to each of the certain Convertible Noteholders, in private placements, a convertible promissory note, pursuant to which Helport agreed to issue and sell to the Convertible Noteholders, $4,889,074 in aggregate principal amount of the Helport Convertible Promissory Notes for an aggregate purchase price of $4,889,074. The Helport Convertible Promissory Notes bore an interest at a rate of 8.00% per annum. On August 2, 2024, in connection with the Closing, all the received funds of $4,889,074 from the issuance of Helport Convertible Promissory Notes plus all accrued interest thereon from issuance date to the Closing was automatically converted into 464,838 Ordinary Shares to the respective Convertible Noteholders.

Such Ordinary Shares are subject to applicable lock-up period commencing from the Closing. Helport has agreed to use commercially reasonable efforts to cause the automatically converted shares to be included in an effective registration statement with a current prospectus or a qualified offering statement.

Amended Registration Rights Agreement

At the Closing, we entered into the first amendment to the registration rights agreement, which amended that certain registration rights agreement, dated as of October 13, 2021 (as amended, the “Amended Registration Rights Agreement”) with each of Helport, the Sponsor, and Tristar. Pursuant to the Amended Registration Rights Agreement, we agreed to undertake certain resale shelf registration obligations in accordance with the Securities Act and the other parties thereto were be granted customary demand and piggyback registration rights. We further agreed to pay certain fees and expenses relating to registrations under the Amended Registration Rights Agreement. For details of the Amended and Restated Registration Rights Agreement, see Exhibits 10.10 and 10.11 hereto.

Lock-Up Agreements

At the Closing, Helport AI, Helport, Tristar, the Sponsor, as the Purchaser Representative, and certain key shareholders of Helport, entered into certain lock-up agreements (each, an “Original Key Seller Lock-Up Agreement”).

Pursuant to each Original Key Seller Lock-Up Agreement, each signatory thereto agrees not to, during the period commencing from the date of Closing and ending on the 24-month anniversary of the date of Closing (subject to early release if (A) the closing price of the Ordinary Shares equals or exceeds $12.00 per share for any 20 out of 30 trading days commencing 270 days after the Closing or (B) Helport AI consummates a sale of all or substantially all of the consolidated assets to a third party; sale resulting in a change in holding of the majority of the voting power; or a merger, consolidation, recapitalization or reorganization that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company) (the “Original Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, offer to sell, contract or agree to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, or otherwise transfer or dispose of, directly or indirectly, any securities subject to the Original Key Seller Lock-Up Agreements (the “Lock-up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Securities, whether any such transaction is to be settled by delivery of such Lock-up Securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Lock-up Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”) (in each case, subject to certain limited permitted transfers where the recipient takes the shares subject to the restrictions in the Original Key Seller Lock-Up Agreement).

On April 26, 2024, Helport AI, Helport, Tristar, the Sponsor and Stony Holdings Limited, a shareholder of Helport at the time of the agreement, entered into an amended lock-up agreement (“Stony Holdings April Lock-Up Agreement”), which provides that, notwithstanding the above lock-up provisions, if Stony Holdings Limited has made a credit facility of at least $2,000,000 available to Helport from the date of the agreement through the date of Closing, pursuant to a credit agreement in a form to be mutually agreed upon between Heliport and Stony Holdings Limited, any Lock-up Securities held by Stony Holdings Limited shall be subject to early release from the restrictions hereunder on the date that is twelve (12) months following the date of the Closing and the lock-up period shall be deemed to have expired upon such early release. Since Helport and Stony Holdings Limited has entered into a line of credit agreement on March 15, 2024, pursuant to which Stony Holdings Limited has made a credit facility of $2,000,000 available to Helport, as described below, Stony Holdings Limited is subject to such early release.

On April 26, 2024, Helport AI, Helport, Tristar, the Sponsor and Hades Capital Limited, a current shareholder of Helport, entered into an amended lock-up agreement (“Hades Capital April Lock-Up Agreement”), which provides that, notwithstanding the above lock-up provisions, if Hades Capital Limited has made a credit facility of at least $4,000,000 available to Helport from the date of the agreement through the date of Closing, pursuant to a credit agreement in a form to be mutually agreed upon between Helport and Hades Capital Limited, any Lock-up Securities held by Hades Capital Limited shall be subject to early release from the restrictions hereunder on the date that is twelve (12) months following the date of the Closing and the lock-up period shall be deemed to have expired upon such early release. Since Helport and Hades Capital Limited has entered into a line of credit agreement on March 15, 2024, pursuant to which Stony has made a credit facility of $4,000,000 available to Helport, as described below, Hades Capital Limited is subject to such early release.

On May 23, 2024, Tristar, Helport, Helport AI and the Sponsor entered into amended lock-up agreements (the “May Amended Lock-Up Agreements”) with five Convertible Noteholders and one minority shareholder of Helport at the time of the agreement, who was not a Convertible Noteholder (collectively, the “Helport Investors”), pursuant to which, in consideration for the respective investments in the Helport Convertible Promissory Notes by each such Convertible Noteholders and for the investment in Helport’s ordinary shares by such minority shareholder of Helport, the Ordinary Shares to be issued to such Helport Investors would be restricted from a Prohibited Transfer for a period commencing from the date of Closing and ending on the 12-month anniversary of the date of Closing (subject to early release upon a change of control of Helport AI or if the closing price of the Ordinary Shares equals or exceeds $12.00 per share for any 20 out of 30 trading days commencing 270 days after the date of Closing), instead of the Original Lock-up Period.

On June 12, 2024, Tristar, Helport, Helport AI and the Sponsor entered into amended lock-up agreements (the “June Amended Lock-Up Agreements”) with each of the two additional Convertible Noteholders on substantially the same terms as the May Amended Lock-Up Agreements.

For details of the Lock-Up Agreement and related agreements, see Exhibits 10.5 through 10.9 hereto.

Helport Line of Credit Agreements

On March 15, 2024, Helport entered into a line of credit agreement with Hades Capital Limited, which provides Helport with an unsecured line of credit in the principal maximum amount of $4,000,000, and a line of credit agreement with Stony Holdings Limited, which provides Helport with an unsecured line of credit in the principal maximum amount of $2,000,000 (collectively, the “Line of Credit Agreements”). The principal indebtedness under the Line of Credit Agreements will mature on the third anniversary of the date the Line of Credit Agreements were entered into, at an interest rate of 0% per annum. Helport has drawn and repaid the aggregate amount of $84,650 from the principal amounts available under the Line of Credit Agreements and, as of the date of this prospectus, there is no amount outstanding.

Assignment, Assumption and Amendment to Warrant Agreement

On August 2, 2024, Tristar, Helport AI and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), entered into the Assignment, Assumption and Amendment to Warrant Agreement (the “Warrant Amendment”) which amended that certain Warrant Agreement, dated as of October 13, 2021, relating to the Tristar warrants (the “Warrant Agreement”), filed with the SEC on October 13, 2021. Pursuant to the Warrant Amendment, (i) Helport AI has assumed the obligations of Tristar under the Warrant Agreement, such that, among other things, Helport has been added as a party thereto and (ii) references to Tristar Class A ordinary shares in the Warrant Agreement means the Ordinary Shares.

Certain Relationships and Related Party Transactions

Transactions with related parties of Helport

The table below sets forth the major related parties and their relationships with Helport as of June 30, 2024, 2023 and 2022:

No.	Related Parties	Relationship
1	Ufintek Group Pte. Ltd.	Wang Yizhou, Financial Director of Helport Singapore, serves as the Executive Director of Ufintek Group Pte. Ltd.
2	Stony Holdings Limited	Shareholder of the Company
3	Ms. Fan Yu	Chairman of the Board of Directors of the Company
4	Ms. Yizhou Wang	Financial Director of Helport Singapore

(a)     Helport entered into the following transactions with related parties:

	For the years ended June 30,
	2024	2023	2022
Nature
Loan from related parties
Stony Holdings Limited	$84,991	$—	$—
Ufintek Group Pte. Ltd.	$—	$561,703	$18,229
Yu Fan	$269,986	$7,356	$178,159

Advance payment from a related party
Wang Yizhou	$—	$1,524	$—

Reimbursement for advance payment from a related party
Wang Yizhou	$1,524	$—	$—

Service fees paid to a related party
Wang Yizhou	$—	$751	$—

Loans repayment to related parties
Ufintek Group Pte. Ltd.	$3,638	$—	$—
Yu Fan	$—	$45,102	$114,465

(b)    Helport had the following balances with related parties:

	As of June 30,
	2024	2023
Amount due to related parties:
Ufintek Group Pte. Ltd.(1)	$604,084	$584,558
Yu Fan(1)	276,701	6,715
Stony Holdings Limited(2)	84,991	—
Wang Yizhou(1)	—	1,524
Total	$965,776	$592,797

____________

(1)      The balance represents the advance funds received from related parties for daily operational purposes.

(2)      On March 15, 2024, Helport entered into Line of Credit Agreements with two existing shareholders, Hades Capital Limited and Stony Holdings Limited, which provides Helport with unsecured lines of credit in the principal maximum amount of $4,000,000 and $2,000,000, respectively. The principal indebtedness under the Line of Credit Agreements will mature on the third anniversary of the date the Line of Credit Agreements were entered into, at an interest rate of 0% per annum. As of June 30, 2024, an aggregate of $84,991 was drawn from such lines of credit.

Employment Agreements

See section headed “Management — Executive Officers’ and Directors’ Compensation — Employment Agreements.”

Share Incentive Plans

See section headed “Management — Executive Officers’ and Directors’ Compensation — 2024 Equity Incentive Plan.”

Non-Competition and Non-Solicitation Agreements

Simultaneously with the execution of the Business Combination Agreement, certain executive officers (each, a “Subject Party”) of Helport each entered into a non-competition and non-solicitation agreement (collectively, the “Non-Competition and Non-Solicitation Agreements”) with Tristar, Helport AI, Helport and the Sponsor. Under the Non-Competition and Non-Solicitation Agreements, each Subject Party agrees not to compete with Helport AI, the Sponsor, Tristar, the Sponsor, Helport and their respective affiliates during the three-year period following the Closing and, during such three-year restricted period, not to solicit employees or customers of such entities. The Non-Competition and Non-Solicitation Agreements also contain customary confidentiality and non-disparagement provisions.

DESCRIPTION OF SECURITIES

General

A summary of the material provisions governing the Company’s shares is described below. This summary is not complete and should be read together with the Company’s Amended and Restated Memorandum and Articles of Association, a copy of which is appended to this prospectus as Exhibit 3.1.

We are a British Virgin Islands business company and our affairs is governed by the Company’s Amended and Restated Memorandum and Articles of Association, the BVI Companies Act, and the common law of the British Virgin Islands.

The Company is authorized to issue a maximum of 500,000,000 shares of a single class each with a par value of US$0.0001. All Ordinary Shares issued and outstanding were fully paid and non-assessable.

The following are summaries of the material provisions of the Company’s Amended and Restated Memorandum and Articles of Association and the BVI Companies Act insofar as they relate to the material terms of the Ordinary Shares.

Ordinary Shares.

Holders of the Ordinary Shares are entitled to one vote for each share held on all matters to be voted on by shareholders. We maintain a register of shareholders and a shareholder will only be entitled to a share certificate if our board of directors resolves that share certificates be issued.

Structure of the Board of Directors.    The minimum number of directors shall be one and there shall be no maximum number of directors, subject to applicable law, rules or regulations of the Nasdaq. Each director holds office for the term fixed by the resolution of shareholders or resolution of directors appointing them, or until their earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until their earlier death, resignation or removal.

Removal of Directors.    A director may be removed with or without cause by resolution of the directors, by resolution of the shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director, or by a written resolution passed by a least seventy-five per cent of the shareholders.

Vacancies on the Board of Directors.    The directors may at any time appoint any person to be a director to fill a vacancy, and the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

Action by written consent.    Resolutions may be passed by unanimous written consent of the directors, or by written consent of a majority of shareholders.

Nominations of person for election of directors.    The directors shall be elected by resolution of the shareholders or by resolution of the directors for such term as the shareholders or directors determine.

Amendments to the organizational documents.    Our memorandum and articles of association may be amended by resolution of shareholders or by resolution of directors, except that no amendment may be made by a resolution of directors: (i) to restrict the rights or powers of the shareholders to amend the memorandum or articles of association; (ii) to change the percentage of shareholders required to pass a resolution of shareholders to amend the memorandum or articles of association; (iii) in circumstances where the memorandum or articles of association cannot be amended by the shareholders; or (iv) to change the clauses in our memorandum of association on variation of shareholder rights.

Amendment to organization documents relating to appointment and removal of directors.    A director may be removed by a written resolution passed by at least seventy-five per cent of the shareholders entitled to vote.

Dividends.    The holders of Ordinary Shares are entitled to such dividends as may be declared by the board of directors of our Company. Our Amended and Restated Memorandum and Articles of Association and the BVI Companies Act provide that our directors may, by resolution of directors, authorize a dividend payment at a time and of an amount they think fit provided that they are satisfied, on a reasonable ground, that immediately after the dividend payment, (i) the value of our Company’s assets will exceed its liabilities and (ii) the Company will be able to pay its debts as they fall due.

Voting rights.    Any action required or permitted to be taken by the shareholders must be effected at a duly called meeting of the shareholders entitled to vote on such action or may be effected by a resolution of members in writing, each in accordance with our Amended and Restated Memorandum and Articles of Association. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share that such shareholder holds.

General meetings of shareholders.    As a British Virgin Islands business company, our Company is not obliged by the BVI Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles of Association provide that any director of our Company may convene meetings of the shareholders at such times and in such manner and places as our directors considers necessary or desirable.

Advance notice of at least fifteen (15) clear calendar days is required for the convening of any general meeting of our Company’s shareholders. A quorum required for any general meeting of shareholders consists of one or more shareholder present in person or by proxy, representing not less than fifty (50) per cent of all votes attaching to our Company’s issued and outstanding shares entitled to attend and vote at the general meeting.

The BVI Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of shareholders who together hold shares which carry in aggregate not less than thirty (30) per cent of all votes attaching to the issued and outstanding shares of our Company entitled to attend and vote at general meetings, the board of directors of our Company will convene a general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Amended and Restated Memorandum and Articles of Association do not provide our Company’s shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares.    Subject to the restrictions set out in our Amended and Restated Memorandum and Articles of Association, certificates shares of the Company may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to us for registration.

For so long as our shares are listed on the Nasdaq Stock Market, our shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other applicable to shares registered on the Nasdaq Stock Market.

Any transfer of a share is effective when the name of the transferee is entered on the Company’s register of members.

Liquidation.    As permitted by the BVI Companies Act and our Amended and Restated Memorandum and Articles, we may be voluntarily liquidated under Part XII of the BVI Companies Act by resolution of directors and resolution of shareholders if our assets exceed our liabilities and we are able to pay our debts as they fall due. We may also be wound up in circumstances where we are insolvent in accordance with the terms of the BVI Insolvency Act, 2003 (as amended). If we are wound up, the liquidator appointed by us may, in accordance with the BVI Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

Calls on shares and forfeiture of shares.    Our Company’s board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of shares.    Our Company may issue shares on terms that such shares are subject to redemption, at the Company’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors. Our Company may also repurchase any of its shares provided that the Company may not purchase, redeem or otherwise acquire its own shares without the consent of the shareholder whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted or required by the BVI Companies Act or any other provision in our Amended and Restated Memorandum and Articles of Association to purchase, redeem or otherwise acquire the Shares without such consent.

Variations of rights of shares.    If at any time, our Company’s shares are divided into different classes of shares, the rights attached to any class may be varied by a resolution of shareholders, which is a resolution approved at a duly convened and constituted meeting of the shareholders by the affirmative vote of a majority of the votes of our shares entitled to vote thereon which were present at the meeting and were voted or a resolution consented to in writing by a majority of the votes of shares entitled to vote thereon. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of additional shares.    Our Amended and Restates Memorandum and Articles of Association authorize its board of directors to issue additional Ordinary Shares from time to time as the board of directors shall determine, to the extent out of available authorized but unissued Ordinary Shares.

Our Amended and Restates Memorandum and Articles of Association also authorize its board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

•        the designation of the series;

•        the number of shares of the series;

•        the dividend rights, dividend rates, conversion rights, voting rights; and

•        the rights and terms of redemption and liquidation preferences.

Our Company’s board of directors may issue preferred shares without action by its shareholders to the extent out of authorized but unissued preferred shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of books and records.    Under the BVI Companies Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the Registrar of Corporate Affairs which will include the Company’s certificate of incorporation, its Amended and Restated Memorandum and Articles of Association (with any amendments) and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the Company has elected to file such a register.

A member of the Company is also entitled, upon giving written notice to us, to inspect (i) our Amended and Restated Memorandum and Articles of Association, (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members and of those classes of members of which that member is a member, and to make copies and take extracts from the documents and records referred to in (i) to (iv) above. However, our directors may, if they are satisfied that it would be contrary to the Company’s interests to allow a member to inspect any document, or part of a document specified in (ii) to (iv) above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts or records. See “Where You Can Find Additional Information.” Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to the BVI court for an order that he should be permitted to inspect the document or to inspect the document without limitation.

Anti-takeover provisions.    Some provisions of our articles of association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. Under the BVI Companies Act there are no provisions, which specifically prevent the issuance of preferred shares or any such other ‘poison pill’ measures. Therefore, the directors without the approval of the holders of Ordinary Shares may issue preferred shares that have characteristics that may be deemed to be anti-takeover. Additionally, such a designation of shares may be used in connection with plans that are poison pill plans. However, under British Virgin Islands law, our directors in the exercise of their powers granted to them under our Amended and Restated Memorandum and Articles of Association and performance of their duties, are required to act honestly and in good faith in what the director believes to be in the best interests of our Company.

Differences in Corporate Law

The BVI Companies Act and the laws of the British Virgin Islands affecting British Virgin Islands companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the British Virgin Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

Under the laws of the British Virgin Islands, two or more companies may merge or consolidate in accordance with Section 170 of the BVI Companies Act. A merger means the merging of two or more constituent companies into one of the constituent companies (the “surviving company”) and a consolidation means the uniting of two or more constituent companies into a new company (the “consolidated company”). The procedure for a merger or consolidation between the Company and another company (which need not be a BVI company, and which may be the Company’s parent or subsidiary, but need not be) is set out in the BVI Companies Act. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which with the exception of a merger between a parent company and its subsidiary, must also be approved by a resolution of a majority of the shareholders voting at a quorate meeting of shareholders or by written resolution of the shareholders of the BVI company or BVI companies which are to merge. While a director may vote on the plan of merger or consolidation, or any other matter, even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the Company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company. A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the Company and (ii) the transaction is in the ordinary course of the Company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the Company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the Company received fair value for the transaction. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. A foreign company which is able under the laws of its foreign jurisdiction to participate in the merger or consolidation is required by the BVI Companies Act to comply with the laws of that foreign jurisdiction in relation to the merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized, if required, by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the British Virgin Islands. The merger is effective on the date that the articles of merger are registered with the Registrar or on such subsequent date, not exceeding thirty days, as is stated in the articles of merger or consolidation.

As soon as a merger becomes effective: (a) the surviving company or consolidated company (so far as is consistent with its memorandum and articles of association, as amended or established by the articles of merger or consolidation) has all rights, privileges, immunities, powers, objects and purposes of each of the constituent companies; (b) in the case of a merger, the memorandum and articles of association of any surviving company are automatically amended to the extent, if any, that changes to its memorandum and articles of association are contained in the articles of merger or, in the case of a consolidation, the memorandum and articles of association filed with the articles of consolidation are the memorandum and articles of the consolidated company; (c) assets of every description, including choses-in-action and the business of each of the constituent companies, immediately vest in the surviving company or consolidated company; (d) the surviving company or consolidated company is liable for all claims, debts, liabilities and obligations of each of the constituent companies; (e) no conviction, judgment, ruling, order, claim, debt, liability or obligation due or to become due, and no cause existing, against a constituent company or against any member, director, officer or agent thereof, is released or impaired by the merger or consolidation; and (f) no proceedings, whether civil or criminal, pending at the time of a merger by or against a constituent company, or against any member, director, officer or agent thereof, are abated or discontinued by the merger or consolidation; but: (i) the proceedings may be enforced, prosecuted, settled or compromised by or against the surviving company or consolidated company or against the member, director, officer or agent thereof; as the case may be; or (ii) the surviving company or consolidated company may be substituted in the proceedings for a constituent company. The Registrar of Corporate Affairs shall strike off and dissolve each constituent company that is not the surviving company in the case of a merger and all constituent companies in the case of a consolidation. If the directors determine it to be in the best interests of the Company, it is also possible for a merger to be approved as a Court approved plan of arrangement or scheme of arrangement in accordance with the BVI Companies Act.

A shareholder may dissent from (a) a merger if the Company is a constituent company, unless the Company is the surviving company and the member continues to hold the same or similar shares; (b) a consolidation if the Company is a constituent company; (c) any sale, transfer, lease, exchange or other disposition of more than 50 per cent in value of the assets or business of the Company if not made in the usual or regular course of the business carried on by the Company but not including: (i) a disposition pursuant to an order of the court having jurisdiction in the matter, (ii) a disposition for money on terms requiring all or substantially all net proceeds to be distributed to the members in accordance with their respective interest within one year after the date of disposition, or (iii) a transfer pursuant to the power of the directors to transfer assets for the protection thereof; (d) a compulsory redemption of 10 per cent, or fewer of the issued shares of the Company required by the holders of 90%, or more of the shares of the Company pursuant to the terms of the BVI Companies Act; and (e) a plan of arrangement, if permitted by the British Virgin Islands Court (each, an Action). A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from an Action must object in writing to the Action before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the Company must give notice of this fact to each shareholder within 20 days who gave written objection. Such objection shall include a statement that the members proposes to demand payment for his or her shares if the Action is taken. These shareholders then have 20 days to give to the Company their written election in the form specified by the BVI Companies Act to dissent from the Action, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the Company shall make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the Company determines to be the fair value of the shares. The Company and the shareholder then have 30 days to agree upon the price. If the Company and a shareholder fail to agree on the price within the 30 days, then the Company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the Company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the Company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Companies Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the British Virgin Islands Court regulate the future conduct of the Company, or that any decision of the Company which contravenes the BVI Companies Act or our Amended and Restated Memorandum and Articles of Association be set aside.

Derivative actions

Section 184C of the BVI Companies Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the Company in certain circumstances to redress any wrong done to it. Such actions are known as derivative actions. The BVI Court may only grant permission to bring a derivative action where the following circumstances apply:

•        the Company does not intend to bring, diligently continue or defend or discontinue proceedings, as the case may be; and

•        it is in the interests of the Company that the conduct of the proceedings not be left to the directors or to the determination of the shareholders as a whole.

When considering whether to grant leave, the British Virgin Islands Court is also required to have regard to the following matters:

•        whether the shareholder is acting in good faith;

•        whether a derivative action is in the Company’s best interests, taking into account the directors’ views on commercial matters;

•        whether the action is likely to succeed;

•        the costs of the proceedings in relation to the relief likely to be obtained; and

•        whether an alternative remedy is available.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition the BVI Court for the winding up of a company under the BVI Insolvency Act (as amended) for the appointment of a liquidator to liquidate the Company and the court may appoint a liquidator for the Company if it is of the opinion that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is generally only available where the Company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

Indemnification of directors and executive officers and limitation of liability

Our Amended and Restated Memorandum and Articles provide that, subject to certain limitations, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

•        is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

•        is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the Amended and Restated Memorandum and Articles, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ fiduciary duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, our directors owe fiduciary duties both at common law and under statute including, among other things, a statutory duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the Company. Our directors are also required, when exercising powers or performing duties as a director, to exercise the care, diligence and skill that a reasonable director would exercise in comparable circumstances, taking into account without limitation, the nature of the Company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In the exercise of their powers, our directors must ensure neither they nor the Company acts in a manner which contravenes the BVI Companies Act or our Amended and Restated Memorandum and Articles of Association.

Pursuant to the BVI Companies Act and our Amended and Restated Memorandum and Articles of Association, a director of a company who has an interest in a transaction and who has declared such interest to the other directors, may:

(a)     vote on a matter relating to the transaction;

(b)    attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)     sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction.

In certain limited circumstances, a shareholder has the right to seek various remedies against the Company in the event the directors are in breach of their duties under the BVI Companies Act. Pursuant to Section 184B of the BVI Companies Act, if a company or director of a company engages in, or proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Companies Act or the memorandum or articles of association of the Company, the British Virgin Islands Court may, on application of a shareholder or director of the Company, make an order directing the Company or director to comply with, or restraining the Company or director from engaging in conduct that contravenes the BVI Companies Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Companies Act a shareholder of a company who considers that the affairs of the Company have been, are being or likely to be, conducted in a manner that is, or any acts of the Company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the British Virgin Islands Court for an order which, inter alia, can require the Company or any other person to pay compensation to the shareholders.

Shareholder action by written consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that, subject to the memorandum and articles of association of a company, an action that may be taken by members of the Company at a meeting may also be taken by a resolution of members consented to in writing.

Shareholder proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. British Virgin Islands law and our Amended and Restated Memorandum and Articles of Association allow our shareholders holding 30% or more of the votes of the outstanding voting shares to requisition a shareholders’ meeting. There is no requirement under BVI law to hold shareholders’ annual general meetings, but our Amended and Restated Memorandum and Articles of Association do permit the directors to call meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. The BVI Companies Act and our Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting.

Removal of directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of the shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75 percent of the votes of the shareholders entitled to vote. Directors can also be removed by a resolution of directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with interested shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. British Virgin Islands law has no comparable statute and our Amended and Restated Memorandum and Articles do not provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Companies Act and our Amended and Restated Memorandum and Articles, we may appoint a voluntary liquidator by a resolution of the shareholders, provided that the directors have made a declaration of solvency that the Company is able to discharge its debts as they fall due and that the value of the Company’s assets exceed its liabilities.

Variation of rights of shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of governing documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Amended and Restated Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the British Virgin Islands.

Anti-Money Laundering Laws

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we also may delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the British Virgin Islands knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the British Virgin Islands, pursuant to the Proceeds of Criminal Conduct Act (as amended). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Warrants

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Warrant Agreement, dated as of October 13, 2021, by and between Tristar and Continental Stock Transfer & Trust Company, which was filed as Exhibit 4.3 hereto.

On August 2, 2024, Tristar, Helport AI and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), entered into the Assignment, Assumption and Amendment to Warrant Agreement (the “Warrant Amendment”) which amended that certain Warrant Agreement, dated as of October 13, 2021, relating to the Tristar warrants (the “Warrant Agreement”), filed with the SEC on October 13, 2021. Pursuant to the Warrant Amendment,

(i) Helport AI has assumed the obligations of Tristar under the Warrant Agreement, such that, among other things, Helport has been added as a party thereto and (ii) references to Tristar Class A ordinary shares in the Warrant Agreement means the Ordinary Shares.

The Warrants have the same terms as the Tristar Warrants. Each Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share. We also permit Warrant holders to exercise their Warrants on a cashless basis under the circumstances specified in the Warrant Agreement. If the Ordinary Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but it will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. The Warrants became exercisable on the completion of the Business Combination, and will expire five years after the consummation of the Business Combination or earlier upon redemption.

Our Company may redeem the outstanding Warrants (excluding the private warrants that are part of the Private Units), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•        if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $18.00 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders, and

•        if, and only if, there is a current registration statement in effect with respect to the Ordinary Shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and our Company issues a notice of redemption, each warrant holder can exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $18.00 trigger price as well as the $11.50 warrant exercise price per full share after the redemption notice is issued and not limit our Company’s ability to complete the redemption.

The redemption criteria for our Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price, so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants; however, such redemption may occur at a time when the redeemable warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of the Ordinary Shares had your warrants remained outstanding. Historical trading prices for the Ordinary Shares have not exceeded the $18.00 per share threshold at which the public warrants would become redeemable.

In the event we determined to redeem the public warrants, holders of redeemable warrants will be notified of such redemption as described in our warrant agreement. Specifically, in the event that we elect to redeem all of the redeemable warrants as described above, we will fix a date for the redemption (the “Redemption Date”). Notice of redemption will be mailed by first class mail, postage prepaid, by us not less than 30 days prior to the Redemption Date to the registered holders of the warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the warrant agreement will be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption via posting of the redemption notice to DTC.

SHARES ELIGIBLE FOR FUTURE SALES

As of the date of this prospectus, we have 37,132,968 Ordinary Shares issued and outstanding. All of the Ordinary Shares issued in connection with the Business Combination are freely transferable by persons other than the Company’s affiliates without restriction or further registration under the Securities Act, except the Lock-Up Securities.

Sales of substantial amounts of Ordinary Shares in the public market could adversely affect prevailing market prices of Ordinary Shares.

Lock-up Agreements

See “Certain Relationships and Related Person Transactions — Lock-Up Agreements.”

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. Generally, subject to certain limitations, holders of our restricted shares who are not affiliates of the Company or who are affiliates of the Company by virtue of their status as an officer or director of the Company may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of the Company restricted shares by an officer or director who is an affiliate of the Company solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of our restricted shares who will be an affiliate of the Company other than by virtue of his or her status as an officer or director of the Company.

We are not claiming the potential exemption offered by Regulation S in connection with the issuance of shares issuable upon the exercise of the Warrants, all of which are being registered pursuant to the registration statement, of which this prospectus is a part.

Rule 144

Other than the Ordinary Shares issued and registered in connection with the Business Combination and registered hereby, the other Ordinary Shares currently issued and outstanding are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

Pursuant to Rule 144, a person who has beneficially owned restricted Ordinary Shares or Warrants of our Company for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) our company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who are our affiliates and have beneficially owned restricted securities or warrants of our company for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•        1% of the then issued and outstanding ordinary shares of the same class; or

•        the average weekly trading volume of the Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

•        at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC, which is expected to be filed promptly after consummation of the Business Combination, reflecting its status as an entity that is not a shell company.

Rule 701

In general, under Rule 701 of the Securities Act, any of our employees, directors, officers, consultants or advisors, other than our affiliates, who purchased shares from us in connection with a qualified compensatory stock plan or other written agreement in compliance with Rule 701 before the effective date of a registration statement under the Securities Act is entitled to rely on Rule 701 to resell such shares in reliance on Rule 144. An affiliate of ours can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144, and a non-affiliate of the Company can resell shares in reliance on Rule 144 without having to comply with the holding period requirements of Rule 144 and without regard to the volume of such sales or the availability of public information about us.

The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after an issuer becomes subject to the reporting requirements of the Exchange Act.

Registration Rights

In connection with the Business Combination, on August 2, 2024, Tristar, the Company, and Helport. See “Certain Relationships and Related Person Transactions — Agreements Related to the Business Combination — Amended Registration Rights Agreements.”

In connection with the Business Combination, Helport AI and Tristar entered into PIPE Subscription Agreements with each PIPE Investor. Pursuant to the PIPE Subscription Agreements, we agreed to file (at our sole cost and expense) a registration statement registering the resale of the shares to be purchased in the private placement (the “PIPE Resale Registration Statement”) with the SEC (i) no later than ninety (90) calendar days following the Closing. We will use our commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practical but no later than the earlier of (i) the 90th calendar day following the filing date thereof (in the event the SEC notifies us that it will “review” the PIPE Resale Registration Statement) and (ii) the 10th business day after the date we are notified by the SEC that the PIPE Resale Registration Statement will not be “reviewed” or will not be subject to further review. See “Certain Relationships and Related Person Transactions — Agreements Related to the Business Combination — PIPE Subscription Agreements.”

EQUITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Ordinary Shares to the extent known to us as of the date of this prospectus by:

•        each person who beneficially owns 5.0% or more of the outstanding Ordinary Shares;

•        each person who is an executive officer or director of the Company; and

•        all of those executive officers and directors of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to, or the power to receive the economic benefit of ownership of, the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares that the person has the right to acquire within 60 days are included, including through the exercise of any option or other right or the conversion of any other security. However, these shares are not included in the computation of the percentage ownership of any other person. Each holder of Ordinary Shares is entitled to one vote per share.

The total number of Ordinary Shares outstanding as of the date of this prospectus is 37,132,968 Ordinary Shares.

Name and Address of Beneficial Owner*	Number of Ordinary Shares	% of Ordinary Shares
Directors and Executive Officers:
Guanghai Li	—	—
Tao Ke	—	—
Xiaoma (Sherman) Lu	—	—
Jun Ge	—	—
Xinyue (Jasmine) Geffner	—	—
All directors and executive officers as a group	—	—

Five Percent Holders:
Helport Holdings Limited(1)	19,410,760	52.27%
Hades Capital Limited(2)	2,974,389	8.01%
Asymptotica Limited(3)	2,523,387	6.80%
Extra Technology Limited(4)	2,135,188	5.75%
Chunyi (Charlie) Hao(5)	2,907,500	7.83%

____________

Notes:

*        Unless otherwise noted, the business address of each of the following entities or individuals is 9 Temasek Boulevard #07-00, Suntec Tower Two, Singapore 038989.

(1)      Represents 19,410,760 Ordinary Shares, including 1,941,074 Ordinary Shares held in escrow by Continental pursuant to the Escrow Agreement, held by Helport Holdings Limited, a British Virgin Islands company wholly owned by Helport Z Limited, a British Virgin Islands company and controlled by the Silver Ocean Trust, of which Fan Yu is the settlor with the power to direct the trustee with respect to the exercise of any voting and other rights attached to the shares held by Helport Holdings Limited in Helport AI. The business address of Helport Holdings Limited is 105 Hillview Rise, Singapore, 667968.

(2)      Represents 2,974,389 Ordinary Shares, including 297,439 Ordinary Shares held in escrow by Continental pursuant to the Escrow Agreement, held by Hades Capital Limited, a British Virgin Islands company wholly owned by Ying Chen, who has voting and dispositive control over the securities owned by Hades Capital Limited. The business address of Hades Capital Limited is 609 Parkside Road, Norman OK, 73072.

(3)      Represents 2,523,387 Ordinary Shares, including 252,339 Ordinary Shares held in escrow by Continental pursuant to the Escrow Agreement, held by Asymptotica Limited, a British Virgin Islands company wholly owned by Shuangchi He, who has voting and dispositive control over the securities owned by Asymptotica Limited. The business address of Asymptotica Limited is 6 Woodgrove Drive, Singapore, 738209.

(4)      Represents 2,135,188 Ordinary Shares, including 213,519 Ordinary Shares held in escrow by Continental pursuant to the Escrow Agreement, held by Extra Technology Limited, a British Virgin Islands company wholly owned by Cong Shi, who has voting and dispositive control over the securities owned by Extra Technology Limited. The business address of Extra Technology Limited is 105 Hillview Rise, Singapore, 667968.

(5)      Represents 2,907,500 Ordinary Shares beneficially owned by Chunyi (Charlie) Hao. The shares beneficially owned include: (i) 715,125 Ordinary Shares held by Navy Sail International Limited, a British Virgin Islands company wholly owned by Mr. Hao, who has voting and dispositive control over the securities owned by Navy Sail International Limited; and (ii) 2,192,375 Ordinary Shares held directly by Mr. Hao. The business addresses of Navy Sail International Limited and Chunyi (Charlie) Hao is 2 Burlington Woods Drive, Suite 100, Burlington, MA 01803.

SELLING SHAREHOLDERS

This prospectus relates to, among other things, the issuance from time to time by us of up to 18,845,000 Ordinary Shares, upon the exercise of 18,845,000 Warrants.

This prospectus also relates to the resale from time to time by the Selling Shareholders of up to 974,097 Ordinary Shares, which consist of (i) 509,259 Ordinary Shares purchased by certain PIPE Investors concurrently with the closing of the Business Combination pursuant to the PIPE Subscription Agreements at a price of $10.80 per share; and (ii) 464,838 Ordinary Shares issued to certain Convertible Noteholders, upon the conversion of the Convertible Notes into Ordinary Shares concurrently with the closing of the Business Combination. The Selling Shareholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus.

The Selling Shareholders can sell, under this prospectus, up to 974,097 Ordinary Shares, constituting approximately 2.62% of the issued and outstanding Ordinary Shares as of the date of this prospectus and approximately 1.74% of the issued and outstanding Ordinary Shares, assuming all Warrants are exercised in full. The sale of shares by the Selling Shareholders, or the perception in the market that the holders of a large number of Ordinary Shares intend to sell their shares, could increase the volatility of, or result in a significant decline in, the public trading price of the Ordinary Shares. See “Shares Eligible for Future Sales” for more details.

Because the prices at which certain Selling Shareholders acquired the securities that they may sell pursuant to this prospectus may be lower than that of our public shareholders, certain Selling Shareholders may experience a positive rate of return on the securities that they sell pursuant to this prospectus and be incentivized to sell such shares, when our public shareholders may not experience a similar rate of return. In such event, such Selling Shareholders may have an incentive to sell their securities even if the trading price is lower than the price at which our public shareholders purchased their securities. The trading price of the Ordinary Shares have fluctuated, and may continue to fluctuate, following the closing of the Business Combination. As a result, our public shareholders may not be able to achieve any positive return at all on the Ordinary Shares if they sell the Ordinary Shares in the market at the then-prevailing market prices. See “Risk Factors — Risks Related to Our Securities — Sales of a substantial number of our securities in the public market by our existing shareholders could cause the price of the Ordinary Shares and Warrants to fall, and certain Selling Shareholders may earn a positive rate of return on their investment, even if certain other shareholders experience a negative rate of return.”

When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and their donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer).

The following table sets forth, as of the date of this prospectus, the names of the Selling Shareholders, the aggregate number of the securities beneficially owned by such Selling Shareholder immediately prior to the offering, the number of the securities that may be sold by the Selling Shareholder under this prospectus and the number of Ordinary Shares that the Selling Shareholders will beneficially own after the securities are sold. The persons listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement, or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

We cannot advise you as to whether the Selling Shareholders will in fact sell any or all of such securities. In addition, the Selling Shareholders may sell, transfer or otherwise dispose of, at any time and from time to time, Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Shareholder information for each additional Selling Shareholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Shareholder and the number of Ordinary Shares registered on its behalf. A Selling Shareholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

	Securities Beneficially Owned Prior to this Offering				Securities Registered for Sale in this Offering		Securities beneficially owned after this Offering
Name of Selling Shareholder	Ordinary Shares	%	Warrants	%	Ordinary Shares	Warrants	Ordinary Shares	%	Warrants	%
PIPE Investors
Ocean Holdings Management Pte. Ltd.(1)	462,963	1.25%	—	—	462,963	—	—	—	—	—
Xu Family’s Investment LLC(2)	37,037	*	—	—	37,037	—	—	—	—	—
Zhaowen Lin(3)	9,259	*	—	—	9,259	—	—	—	—	—
Convertible Noteholders
Hwee Hai Lim(4)	17,715	*	—	—	9,566	—	8,149	*	—	—
Ling Fei Yen(5)	105,258	*	—	—	23,909	—	81,349	*	—	—
Song Diego Corporation(6)	176,884	*	—	—	95,535	—	81,349	*	—	—
Shanling Ge(7)	80,085	*	—	—	80,085	—	—	—	—	—
Lik Qi Lim(8)	18,835	*	—	—	18,835	—	—	—	—	—
Simon Meng(9)	58,740	*	—	—	31,487	—	27,253	*	—	—
Ah Lian Ng(10)	18,257	*	—	—	9,782	—	8,475	*	—	—

____________

Notes:

*        Represents beneficial ownership of less than 1%.

(1)      Comprised of 4,462,963 Ordinary Shares held by Ocean Holdings Management Pte. Ltd. pursuant to the relevant PIPE Subscription Agreement. The address of Ocean Holdings Management Pte. Ltd. is 22nd Floor, Liangchuang 1, Cangyu Road, Yuhua District, Shijiazhuang, the PRC.

(2)      Comprised of 37,037 Ordinary Shares held by Xu Family’s Investment LLC pursuant to the relevant PIPE Subscription Agreement. The address of Xu Family’s Investment LLC is 816 Utica Dr, 609 Tower E, Ocean Express Apartment, McKinney TX 75069.

(3)      Comprised of 9,259 Ordinary Shares held by Zhaowen Lin pursuant to the relevant PIPE Subscription Agreement. The address of Zhaowen Lin is No. 5 Shuguangxili Jia, Chaoyang District, Beijing, the PRC 100028.

(4)      Comprised of (i) 9,556 Ordinary Shares issued to Hwee Hai Lim upon the conversion of relevant Helport Convertible Promissory Note, and (ii) 8,149 Ordinary Shares received by Hwee Hai Lim as merger consideration upon Closing. The address of Hwee Hai Lim is 1-D Mugliston Road, Singapore 437718.

(5)      Comprised of (i) 23,909 Ordinary Shares issued to Ling Fei Yen upon the conversion of relevant Helport Convertible Promissory Note, and (ii) 81,349 Ordinary Shares received by Ling Fei Yen as merger consideration upon Closing. The address of Ling Fei Yen is 550 Changi Road, Singapore 419932.

(6)      Comprised of (i) 95,535 Ordinary Shares issued to Song Diego Corporation upon the conversion of relevant Helport Convertible Promissory Note, and (ii) 81,349 Ordinary Shares received by Song Diego Corporation as merger consideration upon Closing. The address of Song Diego Corporation is PO Box 675394, Rancho, Santa Fe, CA 92067.

(7)      Comprised of 80,085 Ordinary Shares issued to Shanling Ge upon the conversion of relevant Helport Convertible Promissory Note. The address of Shanling Ge is 3-3-1202, 8 Huahugou, Chaoyang District, Beijing, the PRC 100192.

(8)      Comprised of 18,835 Ordinary Shares issued to Lik Qi Lim upon the conversion of relevant Helport Convertible Promissory Note. The address of Lik Qi Lim is 30-F Meyer Road, Singapore 437867.

(9)      Comprised of (i) 31,487 Ordinary Shares issued to Simon Meng upon the conversion of relevant Helport Convertible Promissory Note, and (ii) 27,253 Ordinary Shares received by Simon Meng as merger consideration upon Closing. The address of Simon Meng is Apartment 1B, Tower II Tregunter, 14 Tredgunter Path, Central, Hong Kong 999077.

(10)    Comprised of (i) 9,782 Ordinary Shares issued to Ah Lian Ng upon the conversion of relevant Helport Convertible Promissory Note, and (ii) 8,475 Ordinary Shares received by Ah Lian Ng as merger consideration upon Closing. The address of Ah Lian Ng is 679 CCK Crescent, Singapore 680679.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 18,845,000 Ordinary Shares, upon the exercise of 18,845,000 Warrants.

We are also registering the offer and resale, from time to time, by the Selling Shareholders named in this prospectus, including their donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer), of up to 974,097 Ordinary Shares, which consist of (i) 509,259 Ordinary Shares purchased by certain PIPE Investors concurrently with the closing of the Business Combination pursuant to the PIPE Subscription Agreements at a price of $10.80 per share; and (ii) 464,838 Ordinary Shares issued to certain Convertible Noteholders, upon conversion of the Convertible Notes into Ordinary Shares concurrently with the closing of the Business Combination.

We will not receive any proceeds from any sale by the Selling Shareholders of Ordinary Shares being registered hereunder, except that we will receive up to an aggregate of $216,717,500 from the exercise of Warrants, assuming the exercise in full of all of Warrants for cash. The amount of cash we may receive from the exercise of the Warrants will decrease to the extent that Warrants are exercised on a cashless basis. See “Use of Proceeds” for details. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Shareholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses. The Selling Shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of registered Ordinary Shares to be made directly or through agents.

The Selling Shareholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Shareholders” includes donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this prospectus from the Selling Shareholders (as a gift, pledge, partnership distribution or other non-sale related transfer). We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Shareholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Shareholders.

The securities may be sold in one or more transactions at:

•        fixed prices;

•        prevailing market prices at the time of sale;

•        prices related to such prevailing market prices;

•        varying prices determined at the time of sale; or

•        negotiated prices.

The Selling Shareholders may use any one or more of the following methods when disposing of the securities:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        transactions to or through broker-dealer or agents, including purchases by a broker-dealer as principal and resale by the broker-dealer for their account or transactions in which broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        through trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•        through one or more underwritten offerings on a firm commitment or best efforts basis;

•        directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•        short sales and/or settlement thereof effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        a combination of any such methods of sale; and

•        any other method permitted by applicable law.

Selling Shareholders may offer the securities directly or utilize broker-dealers or other agents. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Selling Shareholders and any underwriters, broker-dealers or agents that participate in the sale of the securities covered by this prospectus may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of the securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Shareholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Shareholders may also sell the securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus.

The Selling Shareholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Shareholder that a donee, pledgee, transferee, assignee, distributee, successor or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Shareholder.

Upon our being notified by any Selling Shareholders that any material arrangement has been entered into with a broker-dealer for the sale of the securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•        the name of the participating broker-dealer(s);

•        the specific securities involved;

•        the initial price at which such securities are to be sold;

•        the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•        other facts material to the transaction.

The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Shareholders. The Selling Shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

We have agreed to indemnify the Selling Shareholders who is a party to the Amended Registration Rights Agreement (including their respective permitted transferee) and their respective officers, employees, affiliates, directors, partners, members, attorneys and agents and each person who controls such Selling Shareholders against certain liabilities. Such Selling Shareholders have agreed, severally and not jointly, to indemnify us and our directors and officers in certain circumstances against certain liabilities.

We have agreed with the Selling Shareholders to keep the registration statement of which this prospectus constitutes a part effective until all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

LEGAL MATTERS

Certain legal matters relating to U.S. law will be passed upon for Helport AI Limited by Hunter Taubman Fischer & Li LLC. Certain British Virgin Islands legal matters and the legality of the Ordinary Shares offered hereby will be passed upon for Helport AI Limited by Ogier.

EXPERTS

The consolidated financial statements of Helport AI Limited as of June 30, 2023 and 2024 and for each of the three years in the period ended June 30, 2024 included in this registration statement have been so included in reliance on the report of Enrome LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The address of Enrome LLP is 143 Cecil Street #19-03/04, GB Building, Singapore 069542.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://www.helport.ai. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our annual reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

British Virgin Islands

The Company was incorporated in the British Virgin Islands in order to enjoy the following benefits:

•        political and economic stability;

•        an effective judicial system;

•        a favorable tax system;

•        the absence of exchange control or currency restrictions; and

•        the availability of professional and support services.

However, certain disadvantages accompany incorporation in the British Virgin Islands. These disadvantages include, but are not limited to, the following:

•        the British Virgin Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•        British Virgin Islands companies may not have standing to sue before the federal courts of the United States.

Our Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

A majority of our Company’s operations are conducted outside the United States, and a majority of our Company’s assets are located outside the United States. A majority of our Company’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against our Company or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Ogier, our Company’s counsel as to British Virgin Islands law, has advised us that there is uncertainty as to whether the courts of the BVI would (i) recognize or enforce judgments of United States courts obtained against us, judgements of courts of the U.S. based on certain civil liability provisions of U.S. securities laws where that liability in in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company or (ii) impose liabilities against the Company, in original actions brought in the British Virgin Islands, based on certain civil liability provisions of U.S. securities laws that are penal in nature.

Ogier, our Company’s counsel as to British Virgin Islands law, has further advised our Company that there is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S., however, the courts of the British Virgin Islands will in certain circumstances recognize such a foreign judgment and treat it as a cause of action in itself which may be sued upon as a debt at common law so that no retrial of the issues would be necessary, provided that:

•        the U.S. court issuing the judgment had jurisdiction in the matter and the company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

•        the judgment is final and for a liquidated sum;

•        the judgment given by the U.S. court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the company;

•        in obtaining judgment there was no fraud on the part of the person in whose favor judgment was given or on the part of the court;

•        recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

•        the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

Singapore

In general, the judgment creditor is responsible for enforcing the order or judgment in all civil claims under Singapore law, and the Singapore Courts will not be responsible for the commencement of enforcement proceedings. A judgment creditor may enforce an order or judgment through writ of possession, writ of seizure and sale, writ of delivery and garnishee proceedings. If a party subject to a judgment does not comply with a court order, the Singapore court may commence committal proceedings, through which the court can determine penalties against such party. Where a foreign judgment is obtained in a court of law outside of Singapore, the party seeking enforcement may have to register the foreign judgment with the High Court of Singapore before it can be enforced in Singapore.

With respect to the registration of a foreign judgment, it is noted that Singapore does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with United States. Further, it is unclear if extradition treaties currently in effect between the United States and Singapore would permit enforcement of criminal penalties of U.S. federal securities laws. In this case, the judgment creditor may be required to commence an action for the recovery of judgment debt in the Singapore courts under common laws to recognize and enforce the judgment.

As a general matter, the interpretation and enforcement of laws and regulations in Singapore involve a certain degree of uncertainty. As local administrative and court authorities and in certain cases, independent organizations, have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection that our Company and its subsidiaries may enjoy in the locations that they operate in. Moreover, the local courts may have broad discretion to reject enforcement of foreign awards. These uncertainties may affect our Company and its subsidiaries’ judgment on the relevance of legal requirements and their ability to enforce contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to exact payments or benefits from our Company and its subsidiaries.

INDEX TO FINANCIAL STATEMENTS

HELPORT AI LIMITED
INDEX TO COMBINED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Helport AI Limited

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of Helport AI Limited and its subsidiaries (the “Company”) as of June 30, 2024 and 2023, the related combined statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years ended June 30, 2024, 2023 and 2022 and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2024 and 2023, and the results of its operations and its cash flows for each of the years ended June 30, 2024, 2023 and 2022, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Enrome LLP

We have served as the Company’s auditor since 2023.

Singapore

October 31, 2024

HELPORT AI LIMITED
COMBINED BALANCE SHEETS
(Amounts in and U.S. dollars (“US$”), except share data)

	As of June 30,
	2024	2023
Cash	$2,581,086	$142,401
Accounts receivable	21,313,735	14,545,921
Deferred offering costs	817,871	—
Prepaid expenses and other receivables	41,966	—
Total current assets	24,754,658	14,688,322

Intangible assets, net	2,425,694	4,083,333
Total non-current asset	2,425,694	4,083,333
Total assets	$27,180,352	$18,771,655

Accounts payable	$284,067	$10,158,729
Income tax payable	2,724,998	1,123,065
Amount due to related parties	965,776	592,797
Convertible promissory notes	4,889,074	—
Accrued expenses and other liabilities	5,263,239	1,212,985
Total current liabilities	14,127,154	13,087,576
Total liabilities	14,127,154	13,087,576

Commitments and contingencies

Ordinary shares (US$1 par value per share; 50,000 authorized as of June 30, 2024, and 2023; 156 issued and outstanding as of June 30, 2024 and 2023, respectively)*	156	156
Additional paid-in capital	7,556	7,556
Subscription receivables	(156)	(156)
Retained earnings	13,045,642	5,676,523
Shareholders’ equity	13,053,198	5,684,079
Total liabilities and shareholders’ equity	$27,180,352	$18,771,655

____________

*        The shares and per share information are presented on a retroactive basis to reflect the shares reorganization (Note 10).

The accompanying notes are an integral part of these combined financial statements.

HELPORT AI LIMITED
COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Amounts in and U.S. dollars (“US$”), except share data)

	For the years ended June 30,
	2024	2023	2022
Revenues	$29,575,625	$12,728,313	$2,667,914
Cost of revenues	(10,998,011)	(4,882,792)	(1,246,701)
Gross profit	18,577,614	7,845,521	1,421,213

Selling expenses	(97,984)	(50,830)	(99,817)
General and administrative expenses	(4,979,382)	(1,625,887)	(340,625)
Research and development expenses	(4,303,490)	(375,410)	—
Total operating expenses	(9,380,856)	(2,052,127)	(440,442)

Income from operation	9,196,758	5,793,394	980,771

Financial expenses, net	(226,713)	(7,936)	(5,894)
Other income, net	1,007	—	—
Income before income tax expense	8,971,052	5,785,458	974,877
Income tax expense	(1,601,933)	(970,755)	(152,917)
Net income	$7,369,119	$4,814,703	$821,960

Total comprehensive income	$7,369,119	$4,814,703	$821,960

Earnings per ordinary share
Basic	47,238	30,863	5,269
Diluted	47,238	30,863	5,269
Weighted average number of ordinary shares outstanding*
Basic	156	156	156
Diluted	156	156	156

____________

*        The shares and per share information are presented on a retroactive basis to reflect the shares reorganization (Note 10).

The accompanying notes are an integral part of these combined financial statements.

HELPORT AI LIMITED
COMBINED STATEMENTS OF CHANGES IN EQUITY
(Amounts in and U.S. dollars (“US$”), except share data)

	Ordinary Shares		Additional paid-in capital	Subscription receivables	Retained earnings	Total shareholders’ equity
	Shares*	Amount
		US$	US$	US$	US$	US$
Balance as of June 30, 2021	156	156	7,556	(156)	39,860	47,416
Net income	—	—	—	—	821,960	821,960
Balance as of June 30, 2022	156	156	7,556	(156)	861,820	869,376
Net income	—	—	—	—	4,814,703	4,814,703
Balance as of June 30, 2023	156	156	7,556	(156)	5,676,523	5,684,079
Net income	—	—	—	—	7,369,119	7,369,119
Balance as of June 30, 2024	156	156	7,556	(156)	13,045,642	13,053,198

____________

*        The shares and per share information are presented on a retroactive basis to reflect the shares reorganization (Note 10).

The accompanying notes are an integral part of these combined financial statements.

HELPORT AI LIMITED
COMBINED STATEMENTS OF CASH FLOWS
(Amounts in and U.S. dollars (“US$”), except share data)

	For the years ended June 30,
	2024	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,369,119	$4,814,703	$821,960
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	2,352,639	2,333,334	583,333
Changes in operating assets and liabilities:
Accounts receivable	(6,813,674)	(12,079,780)	(2,463,761)
Prepaid expenses and other receivables	(41,966)	—	—
Accounts payable	(3,158,729)	2,547,916	610,813
Amount due to related parties	21,640	7,626	16,450
Accrued expenses and other liabilities	3,702,668	951,932	194,508
Income tax payable	1,601,933	970,148	152,917
Net cash provided by/(used in) operating activities	5,033,630	(454,121)	(83,780)

CASH FLOWS FORM INVESTING ACTIVITY
Purchase of intangible assets	(7,410,933)	—	—
Net cash used in investing activity	(7,410,933)	—	—

CASH FLOWS FORM FINANCING ACTIVITIES
Payment for listing costs	(817,871)	—	—
Proceeds from convertible promissory notes	4,889,074	—	—
Loan from a third party	977,156	66,545	—
Repayment of loan from a third party	(629,570)	—	—
Loan from related parties	354,977	569,059	196,388
Repayment of loan from related parties	(3,638)	(45,102)	(114,465)
Net cash provided by financing activities	4,770,128	590,502	81,923

Effect of exchange rate changes	45,860	(2,380)	—

Net change in cash	2,438,685	134,001	(1,857)
Cash at the beginning of the year	142,401	8,400	10,257
Cash at the end of the year	$2,581,086	$142,401	$8,400

The accompanying notes are an integral part of these combined financial statements.

HELPORT AI LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in and U.S. dollars (“US$”), except share data)

1.      Organization and Principal Activities

Description of Business and Corporate History

Helport Limited (“Helport”) was incorporated under the law of the British Virgin Island (“BVI”) as an exempted company with limited liability on June 5, 2023. Helport Limited, through its Singapore-based wholly-owned subsidiary, Helport Pte. Ltd. (collectively, the “Group”), is principally engaged in the development of software and applications and mainly providing software-as-a-service (“SaaS”) platform and artificial intelligent (“AI”) tools to customers in the contact center industry currently.

History of the Group

The Group’s history began in September 2020 with the establishment of Helport Pte. Ltd. (“Helport Singapore”), a limited liability company established in the Singapore by Ms. Fan Yu (known as the “Founding Shareholder”).

2023 Reorganization

In 2023, the Founding Shareholder undertook an equity restructuring in order to re-domicile its business from Singapore to the British Virgin Islands (the “2023 Reorganization”), which was executed in the following steps:

1)      In June 2023, Helport Limited was incorporated in the British Virgin Islands to be the holding company of the Group. On November 14, 2023, Helport established Helport Group Limited (“Helport BVI”) also in the British Virgin Islands, a wholly owned subsidiary to be the intermediate holding company.

2)      Effective on December 22, 2023, Helport Limited through Helport BVI acquired 100% of the equity interest of Helport Singapore from the Founding Shareholder, thus Helport Singapore became a wholly owned subsidiary of Helport Limited.

The main purpose of the 2023 Reorganization was to establish a BVI holding company for the existing business in preparation for an overseas business combination. Immediately before and after the 2023 Reorganization as described above, Helport together with its subsidiaries were effectively under common control; therefore, the 2023 Reorganization was accounted for as a recapitalization, and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time, the entities under common control are presented on a combined and consolidated basis for all periods to which such entities were under common control. The consolidation of Helport Limited and its subsidiaries, has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying combined financial statements.

Reversal Merger

On August 2, 2024 (the “Closing Date”), Helport Limited consummated the transaction pursuant to the First Amendment to the Business Combination Agreement, dated December 18, 2023, (and as may be further amended, collectively “Business Combination Agreement”) with Tristar Acquisition I Corp. (“Tristar”), Merger I Limited, a British Virgin Islands business company and a wholly-owned subsidiary of Helport AI Limited (“the Company” or “PubCo”) (the “First Merger Sub”), Merger II Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of PubCo (the “Second Merger Sub”).

The merger was carried out in two steps:

(1)    First Merger: The First Merger Sub will merge with and into Helport Limited (the “First Merger”), with Helport Limited surviving the First Merger as a wholly-owned subsidiary of PubCo and the outstanding securities of Helport Limited being converted into the right to receive securities of PubCo.

HELPORT AI LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in and U.S. dollars (“US$”), except share data)

1.      Organization and Principal Activities (cont.)

(2)    Second Merger: Following the First Merger, the Second Merger Sub will merge with and into Tristar (the “Second Merger”, and together with the First Merger, the “Mergers”), with Tristar surviving the Second Merger as a wholly-owned subsidiary of PubCo and the outstanding securities of Tristar being converted into the right to receive securities of PubCo

Consideration of $355 million was paid to Helport Limited’s shareholders, subject to net debt and working capital adjustments, and will be paid entirely in newly issued ordinary shares of PubCo, with each share valued at the Per Share Price.

Details of the Group’s subsidiaries are as follows:

Name:	Date of incorporation	Place of incorporation	Percentage of direct or indirect ownership	Principal activities
Helport Limited (“Helport”)	June 5, 2023	British Virgin Islands	100%	Holding company
Helport Group Limited (“Helport BVI”)	November 14, 2023	British Virgin Islands	100%	Holding company
Helport Pte. Ltd. (“Helport Singapore”)	September 27, 2020	Singapore	100%	Development of software and applications
Helport AI Inc. (“Helport AI”)	September 15, 2023	United States	100%	Development of software and applications

2.      Summary of Significant Accounting Policies

(a)    Basis of presentation

The combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Significant accounting policies followed by the Group in the preparation of the accompanying combined financial statements are summarized below.

(b)    Principle of combination

The combined financial statements presented herein represent prior to the Business Combination which was consummated on August 2, 2024, the financial statements of Helport AI Limited and its subsidiaries. All intercompany transactions and balances among the Company and its subsidiary have been eliminated upon combination.

(c)     Use of estimates

The preparation of the combined financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenues and expenses during the reported periods in the combined financial statements and accompanying notes. Significant accounting estimates include, but not limited to allowance for doubtful accounts and useful lives and impairment of long-lived assets. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the combined financial statements.

(d)    Foreign currency translation

The reporting currency of the Group is the U.S. dollar (“USD” or “$”). The functional currency of the Company and its subsidiary located in Singapore is the U.S. dollar.

HELPORT AI LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in and U.S. dollars (“US$”), except share data)

2.      Summary of Significant Accounting Policies (cont.)

Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

(e)     Deferred offering costs

The Group complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist of legal, advisory, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Business Combination transaction with Tristar for overseas listing. Deferred offering costs would be charged to shareholders’ equity upon the completion of the Business Combination. Should the Business Combination prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations. As of June 30, 2024, and 2023, the Group capitalized $817,871 and nil of deferred offering costs, respectively.

(f)     Cash

Cash consists of cash in bank only. As of June 30, 2024 and 2023, cash balances were $2,581,086 and $142,401, respectively.

(g)    Credit losses

On July 1, 2023, the Group adopted Accounting Standards Update (“ASU”) 2016-13 “Financial Instruments — Credit Losses” (Topic 326). Measurement of Credit Losses on Financial Instruments,” by using an aging schedule method in combination with current situation adjustment, which replaces the previous incurred loss impairment model. The expected credit loss impairment model requires the entity to recognize its estimate of expected credit losses for affected financial assets using an allowance for credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The adoption of ASU 2016-13 did not have a material impact on the Group’s financial statements.

The Group’s accounts receivable and other receivables included prepaid expenses and other current assets line item in the balance sheet are within the scope of ASC Topic 326. The Group uses an aging schedule method in combination with current situation adjustment, to determine the loss rate of receivable balances and evaluate the expected credit losses on an individual basis. When establishing the loss rate, the Group makes the assessment based on various factors, including aging of receivable balances, historical experience, credit-worthiness of debtor, current economic conditions, reasonable and supportable forecasts of future economic, and other factors that may affect the Group’s ability to collect form the debtors. The Group also applies current situation adjustment to provide specific provisions for allowance when facts and circumstances indicate that the receivable is unlikely to be collected.

Expected credit losses are indicated in general and administrative expenses in the combined statements of operations and comprehensive loss. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

(h)    Accounts receivable, net

Accounts receivable, net are stated at the original amount less an allowance for doubtful receivable. The Group reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. The Group considers factors in assessing the collectability of its receivables, such as historical bad debts, changes in customers’ payment patterns, credit-worthiness and financial conditions of the customers, current economic trends and other specific circumstances related to the accounts. An allowance for

HELPORT AI LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in and U.S. dollars (“US$”), except share data)

2.      Summary of Significant Accounting Policies (cont.)

doubtful accounts is recorded in the period in which a loss is determined to be probable. Accounts receivable balances are written off after all collection efforts have been exhausted. No allowance for credit losses were recorded for the years ended June 30, 2024, 2023 and 2022.

(i)     Intangible assets, net

Intangible assets with finite useful lives are carried at cost less accumulated amortization and any recorded impairment. Estimated useful lives by intangible asset classes are as follows:

Category	Estimated useful lives
Software	3 years

The estimated useful lives of intangible assets with finite lives are reassessed if circumstances occur that indicate the original estimated useful lives may have changed.

(j)     Impairment of long-lived assets

The Group reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Group measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized for the amount by which the carrying value of the asset exceeds its fair value. The evaluation of asset impairment requires the Group to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. The Group did not record any impairment charge for the years ended June 30, 2024, 2023 and 2022.

(k)     Fair value measurement

The Group applies a three-level valuation hierarchy for fair value measurements. This hierarchy prioritizes the inputs into three broad levels. Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the asset or liability. Level 3 inputs are unobservable inputs based on management’s assumptions used to measure assets and liabilities at fair value. Financial assets and liabilities of the Group primarily consist of cash, accounts receivable, accounts payable, amounts due to related parties, and accrued expenses and other current liabilities. For the aforementioned financial instruments included in current assets and liabilities, their carrying amount approximate to their respective fair values because of the general short maturities.

(l)     Accounts and other payables

Accounts and other payables represent liabilities for goods and services provided to the Group prior to the end of the financial year which are unpaid. They are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business if longer). Otherwise, they are presented as non-current liabilities. Accounts and other payables are initially recognized as fair value, and subsequently carried at amortized cost using the effective interest method.

(m)    Related party

A related party may be any of the following: a) an affiliate, which is a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) a principle owner, owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, which are persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of

HELPORT AI LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in and U.S. dollars (“US$”), except share data)

2.      Summary of Significant Accounting Policies (cont.)

management or principal owners; e) a parent company and its subsidiaries; and f) other parties that have ability to significant influence the management or operating policies of the entity. The Group discloses all related party balance and transactions.

(n)    Revenue recognition

On July 1, 2020, the Group adopted Accounting Standards Codification (“ASC”) 606 using the modified retrospective approach.

The Group recognizes revenue under Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers. The core principle of the new revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1:    Identify the contract with the customer

Step 2:    Identify the performance obligations in the contract

Step 3:    Determine the transaction price

Step 4:    Allocate the transaction price to the performance obligations in the contract

Step 5:    Recognize revenue when the company satisfies a performance obligation

These criteria as they relate to each of the following major revenue generating activities are described below.

Revenues are presented net of value added taxes (“VAT”).

	For the years ended June 30,
	2024	2023	2022
AI services	$29,575,625	$12,689,750	$2,566,418
Others	—	38,563	101,496
Total revenues	$29,575,625	$12,728,313	$2,667,914

AI services

The Group signs System Information Technology Service Agreement with the customers, to provide a series of services including system functional modules, efficiency management services, custom development services and operation outsourcing services in the form of integrated AI service tools — AI Assist. The Group identifies one performance obligation in the licensed usage of AI Assist because a series of services are delivered through the ultimate integrated functions within AI Assist, and cannot be distinct from each other. The service consideration is reconciled on a monthly basis, which is calculated based on the monthly average subscribed seats. The Group usually grant the customers a credit term between 180 days and 365 days in the payment arrangement. Since the customers simultaneously receive and consume the benefits through the usage of AI Assist as the Group maintains technical support and ensure the normal function of AI Assist, revenues are recognized ratably over the contract term.

Certain contracts with promises of additional customization or request may include multiple performance obligations when the promises are separately identifiable with one another and are indicated with standalone selling price. For such arrangements, the Group allocates transaction price to each performance obligation based on its relative standalone selling price. The Group generally determines the standalone selling prices based on the prices charged to customers. Revenues from such additional customization or request are recognized at a point in time when the service deliverables are completed and achieve the requirements of the customers.

HELPORT AI LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in and U.S. dollars (“US$”), except share data)

2.      Summary of Significant Accounting Policies (cont.)

Others

The Group also provide medical consulting services to customers. The Group identifies one performance obligation in each request order and recognizes revenues as the service fee stated in the revenue statement over the service period.

(n)    Revenue recognition (continued)

Principal versus agent considerations

The Group signs contract with a third-party service provider for outsourced operation, in which the third-party service provider is obliged to conduct certain technical supporting activities including IT environment maintenance, software module optimization, industrial database update, servers setting and etc. The Group has evaluated the terms with the third-party service provider and considers itself a principal and recognizes revenue on a gross basis in AI services as it controls the services through the following key considerations:

•        The Group owns its brand and intellectual property, directs the third-party service provider to conduct a series of outsourced operation activities on its behalf, and reserves the right to accept or reject any customer contracts without involvement of the third-party service provider. The Group assumes primary responsibility for controlling the quality of AI service deliverables.

•        The Group has discretion in setting up the price. The third-party service provider is only entitled to the fixed outsourced operation fees settled monthly for their performance obligation and do not participate in profit share for the revenues from AI services.

Contract balance

When the obligation in service contract has been performed, the Group presents the contract in the combined balance sheet as a contract asset or a contract liability, depending on the relationship between the Group’s performance and the customer’s payment. A contract asset is the Group’s right to consideration in exchange for goods and services that the Group has transferred to a customer. The Group did not have any contract assets as of June 30, 2024 and 2023.

The contract liability represents the billings or cash received for services in advance of revenue recognition and is recognized as revenue when all of the Group’s revenue recognition criteria are met. The Group did not have any contract liabilities as of June 30, 2024 and 2023.

(o)    Cost of revenues

Cost of revenues primarily consists of amortization of software, payment to a third-party service provider for outsourced operation and server costs.

(p)    Selling expenses

Selling expenses mainly consist of payroll expense, marketing and promotion expense and etc.

(q)    General and administrative expenses

General and administrative expenses mainly consist of withholding tax, professional service fees, payroll expense, and other office miscellaneous fees.

(r)     Research and development expenses

Research and development expenses consist primarily consist of AI training service fee, product development fee, and technology service fees paid to external consultant.

HELPORT AI LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in and U.S. dollars (“US$”), except share data)

2.      Summary of Significant Accounting Policies (cont.)

(s)     Income taxes

The Group accounts for income taxes under ASC 740. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for financial statements recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures.

Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Group did not accrue any liability, interest or penalties related to uncertain tax positions in its provision for income taxes line of its statements of income for the years ended June 30, 2024, 2023 and 2022.

The Group does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

(t)     Commitments and contingencies

In the normal course of business, the Group is subject to commitments and contingencies, including operating lease commitments, legal proceedings and claims arising out of its business that relate to a wide range of matters, such as government investigations and tax matters. The Group recognizes a liability for such contingency if it determines it is probable that a loss has occurred and a reasonable estimate of the loss can be made. The Group may consider many factors in making these assessments on liability for contingencies, including historical and the specific facts and circumstances of each matter.

(u)    Earnings per share

The Group computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income available to ordinary shareholders of the Group by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. For the years ended June 30, 2024, 2023 and 2022, there were no dilution impact.

(v)     Segment reporting

ASC 280, Segment Reporting, establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers. Based on the criteria established by ASC 280, the Group’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Group. As a whole and hence, the Group has only one reportable segment. The Group does not distinguish between markets or segments for internal reporting. As the Group’s long-lived assets are substantially located in Singapore, no segment geographical information is presented.

HELPORT AI LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in and U.S. dollars (“US$”), except share data)

2.      Summary of Significant Accounting Policies (cont.)

(w)    Recent accounting pronouncements

The Group is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In March 2023, the FASB issued new accounting guidance, ASU 2023-01, for leasehold improvements associated with common control leases, which is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. The new guidance introduced two issues: terms and conditions to be considered with leases between related parties under common control and accounting for leasehold improvements. The goals for the new issues are to reduce the cost associated with implementing and applying Topic 842 and to promote diversity in practice by entities within the scope when applying lease accounting requirements. ASU 2023-01 is effective for the Group for annual and interim reporting periods beginning January 1, 2024. The Group expects that no material effect of the adoption of this ASU.

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements — codification amendments in response to SEC’s disclosure Update and Simplification initiative which amend the disclosure or presentation requirements of codification subtopic 230-10 Statement of Cash Flows — Overall, 250-10 Accounting Changes and Error Corrections — Overall, 260-10 Earnings Per Share — Overall, 270-10 Interim Reporting — Overall, 440-10 Commitments — Overall, 470-10 Debt — Overall, 505-10 Equity — Overall, 815-10 Derivatives and Hedging — Overall, 860-30 Transfers and Servicing — Secured Borrowing and Collateral, 932-235 Extractive Activities — Oil and Gas — Notes to Financial Statements, 946-20 Financial Services — Investment Companies — Investment Company Activities, and 974-10 Real Estate — Real Estate Investment Trusts — Overall. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the Codification with the SEC’s regulations. For entities subject to existing SEC disclosure requirements or those that must provide financial statements to the SEC for securities purposes without contractual transfer restrictions, the effective date aligns with the date when the SEC removes the related disclosure from Regulation S-X or Regulation S-K. Early adoption is not allowed. For all other entities, the amendments will be effective two years later from the date of the SEC’s removal. The Group is in the process of evaluating the effect of the adoption of this ASU.

In November 2023, the FASB issued ASU 2023-07, which is an update to Topic 280, Segment Reporting. The amendments in this Update improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments in this update: (1) require that a public entity disclose, on an annual and interim basis, significant segment expenses that are regularly provided to the chief operating decision maker (CODM) and included within each reported measure of segment profit or loss (collectively referred to as the “significant expense principle”), (2) Require that a public entity disclose, on an annual and interim basis, an amount for other segment items by reportable segment and a description of its composition. The other segment items category is the difference between segment revenue less the segment expenses disclosed under the significant expense principle and each reported measure of segment profit or loss, (3) Require that a public entity provide all annual disclosures about a reportable segment’s profit or loss and assets currently required by Topic 280 in interim periods, and (4) Clarify that if the CODM uses more than one measure of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources, a public entity may report one or more of those additional measures of segment profit. However, at least one of the reported segment profit or loss measures (or the single reported measure, if only one is disclosed) should be the measure that is most consistent with the measurement principles used in measuring the corresponding amounts in the public entity’s combined financial statements. In other words, in addition to the measure that is most consistent with the measurement principles under generally accepted accounting principles

HELPORT AI LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in and U.S. dollars (“US$”), except share data)

2.      Summary of Significant Accounting Policies (cont.)

(GAAP), a public entity is not precluded from reporting additional measures of a segment’s profit or loss that are used by the CODM in assessing segment performance and deciding how to allocate resources, (5) Require that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources, and (6) Require that a public entity that has a single reportable segment provide all the disclosures required by the amendments in this Update and all existing segment disclosures in Topic 280. The amendments in this Update also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. A public entity should apply the amendments in this Update retrospectively to all prior periods presented in the financial statements. Upon transition, the segment expense categories and amounts disclosed in the prior periods should be based on the significant segment expense categories identified and disclosed in the period of adoption. The Group expects the adoption of this ASU will not have a material effect on the combined financial statements.

In December 2023, the FASB issued ASU 2023-09, Improvement to Income Tax Disclosure. This standard requires more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. This standard also includes certain other amendments to improve the effectiveness of income tax disclosures. ASU 2023-09 is effective for public business entities, for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. The Group expects the adoption of this ASU will not have a material effect on the combined financial statements.

The Group did not identify other recent accounting pronouncements that could potentially have a material impact to the Group’s combined results of operations or financial position.

3.      Accounts Receivable

Accounts receivable consists of the following:

	As of June 30,
	2024	2023
Accounts receivable	$21,313,735	$14,545,921
Accounts receivable	$21,313,735	$14,545,921

As of the date of issuance of the combined financial statements, the Group has collected $10,057,693 in the balance of accounts receivable from customers. The uncollected balance of accounts receivable accounts for 52.81% of the total balance of accounts receivable as of June 30, 2024, which are all aged within six months and the credit term granted to the customers.

4.      Prepaid Expenses and Other Receivables

Prepaid expenses and other receivables consists of the following:

	As of June 30,
	2024	2023
Prepaid operation expenses	$27,396	$—
Deposits	13,198	—
Others	1,372	—
Prepaid expenses and other receivables	$41,966	$—

HELPORT AI LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in and U.S. dollars (“US$”), except share data)

5.      Intangible Assets, Net

Intangible assets, net, consists of the following:

	As of June 30,
	2024	2023
Software	$7,695,000	$7,000,000
Accumulated amortization	(5,269,306)	(2,916,667)
Intangible assets, net	$2,425,694	$4,083,333

Amortization expense was $2,352,639, $2,333,334 and $583,333 for the years ended June 30, 2024, 2023 and 2022.

6.      Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consist of the following:

	As of June 30,
	2024	2023
Payables to third parties	$3,793,161	$297,700
VAT payable(1)	1,333,470	909,710
Interest payable	95,326	—
Payroll payable	41,282	5,575
Accrued expenses and other liabilities	$5,263,239	$1,212,985

____________

(1)      The balance of VAT payable is due to the service revenues generated in the PRC, which is subject to 6% of VAT rate.

7.      Convertible Promissory Notes

The balance of convertible promissory notes as of June 30, 2024 and 2023 consisted of the following:

	As of June 30,
	2024	2023
Debt from SIS SPAC INVESTMENT FUND PTE. LTD.	$1,000,000	$—
Debt from Song Diego Corporation	1,000,000	—
Debt from Shan Ling Ge	850,000	—
Debt from Kia Hong Lim	550,000	—
Debt from SIS GLOBAL FUND VCC	500,000	—
Debt from Simon Meng	335,000	—
Debt from Ling Fei Yen	250,000	—
Debt from Lik Qi Lim	200,000	—
Debt from Ah Lian Ng	104,074	—
Debt from Hwee Hai Lim	100,000	—
Total Convertible Promissory Notes	$4,889,074	$—

On March 6, 2024, March 8, 2024, March 12, 2024, May 15, 2024, May 17, 2024 and May 26, 2024, the Group successively issued $1,550,000, $550,000, $1,000,000, $2,000,000, $500,000 and $439,074 (a total of $6,039,074) convertible promissory notes, respectively, to total ten lenders. The principal plus interest accrued (“Outstanding Balance”) of such convertible promissory notes is automatically converted into the Ordinary Shares of the Company at a price of $10.80 per share upon consummation of the Business Combination with Tristar. The convertible promissory notes are all subject to an interest rate of 8% per annum, with a maturity date on December 31, 2024.

HELPORT AI LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in and U.S. dollars (“US$”), except share data)

7.      Convertible Promissory Notes (cont.)

On June 20, 2024, the Group (“Borrower”) amended one Form of Convertible Promissory Note (“the Note” and collectively, “the Notes”) of $2,000,000 issued on May 15, 2024, to one lender named Shanling Ge (“Lender”), pursuant to which, by mutual consent, the Borrower and the Lender agree that the issuance amount of the Note shall change to $850,000 from $2,000,000, with all the other terms previously stipulated in the Note remaining the same (“Amendment to the Note”). As of June 20, 2024, the Group has received all the funds of $4,889,074 from the issuance of convertible promissory notes subject to the Notes as well as the Amendment to the Note. The Group accounted for these convertible debt as a liability, which is stated at amortized cost with any difference between the initial carrying value and the debt issuance costs using the effective interest method over the period from the issuance date to the maturity date.

Interest expense accrued for convertible promissory notes was $95,326, nil and nil for the years ended June 30, 2024, 2023 and 2022.

On August 2, upon consummation of the Business Combination with Tristar, the outstanding balance of the total convertible promissory notes is automatically converted into the 464,838 Ordinary Shares of the Company at a price of $10.80 per share.

8.      Related Parties Transactions

The table below sets forth the major related parties and their relationships with the Group as of June 30, 2024 and 2023:

No.	Related Parties	Relationship
1	Ufintek Group Pte. Ltd.	Wang Yizhou, Financial Director of Helport Singapore, serves as the Executive Director of Ufintek Group Pte. Ltd.
2	Stony Holdings Limited	Shareholder of Helport Limited
3	Ms. Fan Yu	Chairman of the Board of Directors of Helport Limited
4	Ms. Yizhou Wang	Financial Director of Helport Singapore

(a) The Group entered into the following transactions with related parties:

	For the years ended June 30,
	2024	2023	2022
Nature
Loan from related parties
Stony Holdings Limited	$84,991	$—	$—
Ufintek Group Pte. Ltd.	$—	$561,703	$18,229
Yu Fan	$269,986	$7,356	$178,159

Advance payment from a related party
Wang Yizhou	$—	$1,524	$—

Reimbursement for advance payment from a related party
Wang Yizhou	$1,524	$—	$—

Service fees paid to a related party
Wang Yizhou	$—	$751	$—

Loan repayment to related parties
Ufintek Group Pte. Ltd.	$3,638	$—	$—
Yu Fan	$—	$45,102	$114,465

HELPORT AI LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in and U.S. dollars (“US$”), except share data)

8.      Related Parties Transactions (cont.)

(b) The Group had the following balances with related parties:

	As of June 30,
	2024	2023
Amount due to related parties:
Ufintek Group Pte. Ltd.(1)	$604,084	$584,558
Yu Fan(1)	276,701	6,715
Stony Holdings Limited(2)	84,991	—
Wang Yizhou(1)	—	1,524
Total	$965,776	$592,797

____________

(1)      The balance represents the advance funds received from related parties for daily operational purposes.

(2)      On March 15, 2024, the Group entered into Line of Credit Agreements with two existing shareholders, Hades Capital Limited and Stony Holdings Limited (collectively “Helport Shareholders”), which provides us with unsecured lines of credit in the principal maximum amount of $4,000,000 and $2,000,000, respectively. The principal indebtedness under the Line of Credit Agreements will mature on the third anniversary of the date the Line of Credit Agreements were entered into, at an interest rate of 0% per annum. As of June 30, 2024, an aggregate of $84,991 were drawn from such lines of credit.

9.      Taxation

British Virgin Islands (“BVI”)

Helport AI Limited and its subsidiaries, Helport Limited and Helport BVI, are incorporated in the British Virgin Islands. Under the current laws of the British Virgin Islands, Helport Limited is not subject to tax on income or capital gains. Additionally, upon payments of dividends by Helport AI Limited to its shareholders, no BVI withholding tax will be imposed.

Singapore

Helport Singapore is incorporated in Singapore and is subject to Singapore Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Singapore tax laws. The applicable tax rate is 17% in Singapore, with 75% of the first $7,379 (SGD10,000) taxable income and 50% of the next $140,201 (SGD190,000) taxable income are exempted from income tax.

United States

Helport AI is incorporated in the United States is subject to state income tax and federal income tax depending upon taxable income levels. It did not have taxable income and no income tax expense was provided for the years ended June 30, 2024, 2023 and 2022.

The following table sets forth current and deferred portion of income tax expense of the Company’s subsidiaries:

	2024	2023	2022
Current income tax expense	$1,601,933	$970,755	$152,917
Deferred income tax	—	—	—
Total income tax expense	$1,601,933	$970,755	$152,917

HELPORT AI LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in and U.S. dollars (“US$”), except share data)

9.      Taxation (cont.)

A reconciliation between the Group’s actual provision for income taxes and the provision at the Singapore statutory rate is as follows:

	For the years ended June 30,
	2024	2023	2022
Income before income tax expenses	$8,971,052	$5,785,458	$974,877
Income tax expenses at the Singapore statutory rate	1,525,079	983,528	165,729
Impact of different tax rates in other jurisdictions	95,670	—	—
Effect of preferential tax rate	(18,816)	(12,773)	(12,812)
Total income tax expenses	$1,601,933	$970,755	$152,917

The Group did not recognize any deferred tax assets as of June 30, 2024 and 2023.

Uncertain tax positions

The Group evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of June 30, 2024, the Group did not have any significant unrecognized uncertain tax positions. The Group does not believe that its uncertain tax benefits position will materially change over the next twelve months. As of June 30, 2024, income for tax returns for the tax years from 2020 to 2023 remain open for statutory examination.

10.    Ordinary Shares

Upon the establishment of Helport Limited on December 22, 2023, Helport Limited issued 156 ordinary shares, par value $1 per share to seven BVI companies, which were wholly-owned by a group of individual shareholders, who were the proportionate former individual shareholders of Helport Singapore before the Reorganization.

As a result of the recapitalization, all share and per share data in the combined financial statements have been retrospectively adjusted to all periods presented.

The subscription receivables present the receivable for the issuance of ordinary shares of Helport Limited and is reported as a deduction of equity and presented on a retroactive basis before the incorporation of Helport Limited. Subscription receivables have no payment terms nor any interest receivables accrual.

11.    Earnings Per Share

Basic and diluted earnings per share is calculated as follows:

	For the years ended June 30,
	2024	2023	2022
Numerator:
Net income	$7,369,119	$4,814,703	$821,960
Denominator:
Weighted average number of ordinary shares outstanding
Basic	156	156	156
Diluted	156	156	156

Earnings per ordinary share
Basic	$47,238	$30,863	$5,269
Diluted	$47,238	$30,863	$5,269

HELPORT AI LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in and U.S. dollars (“US$”), except share data)

12.    Concentration

Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of accounts receivable. The Group conducts credit evaluations of its customers, and generally does not require collateral or other security from them. The Group evaluates its collection experience and long outstanding balances to determine the need for an allowance for doubtful accounts. The Group conducts periodic reviews of the financial condition and payment practices of its customers to minimize collection risk on accounts receivable.

The following table sets forth a summary of single customer who represent 10% or more of the Group’s total accounts receivable:

	As of June 30,
	2024	2023
Customer A	35.3%	47.1%
Customer B	27.5%	29.2%
Total	62.8%	76.3%

The following table sets forth a summary of single customer who represent 10% or more of the Group’s total revenue:

	For the years ended June 30,
	2024	2023	2022
Customer A	37.5%	46.3%	51.4%
Customer B	26.9%	28.4%	34.0%
Total	64.4%	74.7%	85.4%

The following table sets forth a summary of single supplier who represent 10% or more of the Group’s total accounts payable:

	As of June 30,
	2024	2023
Supplier A	100.0%	100.0%
Total	100.0%	100.0%

13.    Commitments and contingencies

Lease Commitments

The total future minimum lease payments under the short-term lease with respect to the office as of June 30, 2024 are payable as follows:

	Payment due to schedule
	Less than one year	Total
	US$	US$
Short-term office rental fees	169,902	169,902

Contingencies

In the ordinary course of business, the Group may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Group records contingent liabilities resulting from such claims, when a loss is assessed to be probable and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of June 30, 2024 and through the issuance date of these combined financial statements.

HELPORT AI LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
(Amounts in and U.S. dollars (“US$”), except share data)

14.    Subsequent Event

Reversal Merger

On August 2, 2024 (the “Closing Date”), Helport Limited consummated the transaction pursuant to the First Amendment to the Business Combination Agreement, dated December 18, 2023, (and as may be further amended, collectively “Business Combination Agreement”) with Tristar Acquisition I Corp. (“Tristar”), Merger I Limited, a British Virgin Islands business company and a wholly-owned subsidiary of PubCo (the “First Merger Sub”), Merger II Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of PubCo (the “Second Merger Sub”).

The merger was carried out in two steps:

(3)    First Merger:    The First Merger Sub will merge with and into Helport Limited (the “First Merger”), with Helport Limited surviving the First Merger as a wholly-owned subsidiary of PubCo and the outstanding securities of Helport Limited being converted into the right to receive securities of PubCo.

(4)    Second Merger:    Following the First Merger, the Second Merger Sub will merge with and into Tristar (the “Second Merger”, and together with the First Merger, the “Mergers”), with Tristar surviving the Second Merger as a wholly-owned subsidiary of PubCo and the outstanding securities of Tristar being converted into the right to receive securities of PubCo

Consideration of $355 million was paid to Helport Limited’s shareholders, subject to net debt and working capital adjustments, and will be paid entirely in newly issued ordinary shares of PubCo, with each share valued at the Per Share Price. After the closing of the Business Combination on August 2, 2024, PubCo has 37,132,968 ordinary shares and 18,844,987 warrants issued and outstanding.

Lease Commitments

As of the date of issuance of the combined financial statements, the Group entered into two long-term operating leases for office spaces subsequently. One is located in the Philippines, with a lease term from October 16, 2024 to October 31, 2030, and an annual rental payment of PHP3,454,080 ($59,064). The other lease is located in the United States, with a lease term from October 1, 2024 to September 30, 2029, and the calculation of rental payments, as stipulated in the lease agreement, will totally amount to $710,034 during the entire lease term.

Subsequent Collection of Accounts Receivable

As of the date of issuance of the combined financial statements, the Group has collected $10,057,693 in the balance of accounts receivable from customers. The uncollected balance of accounts receivable accounts for 52.81% of the total balance of accounts receivable as of June 30, 2024, which are all aged within six months and the credit term granted to the customers. The collection of accounts receivable has immediately used to settle the accounts payable, mainly include the contract fee payable for the development of intangible assets.

The Group has evaluated subsequent events through June 30, 2024, the date of issuance of the combined financial statements, other than the events as disclosed above, and did not identify any other subsequent events with material financial impact on the Group’s combined financial statements.